  As filed with the Securities and Exchange Commission on August 12, 1999
                                                      Registration No. 333-80639
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              Amendment No. 7
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------
                                bamboo.com, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      7379                   52-2129710
    (State or other            (Primary Standard          (I.R.S. Employer
    jurisdiction of                Industrial          Identification Number)
    incorporation or          Classification Code
     organization)                  Number)

                                ----------------
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------
                               LEONARD B. McCURDY
                      Chairman and Chief Executive Officer
                                bamboo.com, Inc.
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                  Please send copies of all communications to:
         Mario M. Rosati, Esq.                    Kenton J. King, Esq.
         Issac J. Vaughn, Esq.                   Gregory C. Smith, Esq.
 Wilson Sonsini Goodrich & Rosati, P.C.   Skadden, Arps, Slate, Meagher & Flom
           650 Page Mill Road                             LLP
          Palo Alto, CA 94304               525 University Avenue, Suite 220
             (650) 493-9300                       Palo Alto, CA 94301
                                                     (650) 470-4500

                                ----------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed.        +
+Bamboo.com may not sell these securities until the registration statement     +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION--AUGUST 12, 1999

PROSPECTUS
--------------------------------------------------------------------------------

                                5,000,000 Shares

                                bamboo.com, Inc.

                                  Common Stock
[LOGO OF BAMBOO.COM]

--------------------------------------------------------------------------------

bamboo.com is offering 5,000,000 shares of its common stock in an initial public offering.

bamboo.com provides 360-degree virtual tours of real estate properties on the Internet.

It is anticipated that the public offering price will be between $10.00 and $12.00 per share. Application has been made to include the shares for quotation in the Nasdaq National Market under the symbol "BAMB".

$10 million of the net proceeds from the offering will be used to redeem shares of Series C redeemable preferred stock owned by VantagePoint Venture Partners III, LP and VantagePoint Communication Partners, LP, which are affiliated with James D. Marver, a director of bamboo.com.

                                                               Per Share Total
   Initial public offering price..............................  $        $
   Underwriting discounts and commissions.....................  $        $
   Proceeds, before expenses, to bamboo.com...................  $        $

See "Risk Factors" on pages 8 to 16 for factors that should be considered beforeinvesting in the shares of bamboo.com.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

The underwriters may purchase up to 470,000 additional shares from us and up to 280,000 additional shares from the selling stockholders at the public offering price less the underwriting discounts and commissions, solely to cover over-
allotments. Delivery and payment for the shares will be on    , 1999.

Prudential Securities
              Dain Rauscher Wessels
                a division of Dain Rauscher Incorporated
                                                    Volpe Brown Whelan & Company
                                                                     E*OFFERING
                            PrudentialSecurities.com

       , 1999

                        There is the old way to search
                       for a home. And then there's the
                      bamboo.com 360 degree Virtual Tour.



                       [LOGO OF BAMBOO.COM APPEARS HERE]

BAMBOO.COM 360 VIRTUAL TOURS ENABLE HOME SELLERS, HOME BUYERS, AND REAL ESTATE AGENTS TO HARNESS THE POWER OF THE INTERNET.

NOW, AFTER YOU SEARCH FOR A HOME ONLINE, A VIRTUAL TOUR IS ONLY A CLICK AWAY!

 OUR BAMBOO.COM SERVICE PROVIDERS CAN SHOOT VIDEO IN OVER 100 METROPOLITAN
                         AREAS ACROSS NORTH AMERICA

         [PICTURES OF WEB PAGES FEATURING BAMBOO.COM VIRTUAL TOURS]

                          [PICTURE OF VIDEOGRAPHER]

HOME BUYER LOOK INSIDE HOMES FOR SALE ON THE INTERNET FROM THE COMFORT OF YOUR HOME OR OFFICE, 24 HOURS PER DAY, 7 DAYS A WEEK.

HOME SELLER SHOW YOUR HOME TO POTENTIAL BUYERS ON THE INTERNET WITH AN ONLINE OPEN HOUSE.

REAL ESTATE AGENTS A NEW INTERNET MARKETING TOOL THAT HELPS YOU PROVIDE VALUE TO BOTH BUYERS AND SELLERS.

EACH OF OUR VIRTUAL TOURS CAN BE VIEWED AS A CONVENIENT STAND-ALONE APPLICATION AND INSTANTLY DISTRIBUTED ANYWHERE IN THE WORLD BY EMAIL.

                        [PICTURE OF EMAIL VIRTUAL TOUR]

"WE ACTIVELY ENCOURAGE RE/MAX ASSOCIATES TO STAY ON THE CUTTING EDGE OF TECHNOLOGY, AND CERTAINLY OFFERING A VIRTUAL TOUR OF REAL ESTATE IS ONE OF THE MOST EXCITING CONSUMER SERVICES AVAILABLE TODAY. BAMBOO.COM HAS CREATED A WIN-WIN FOR EVERYONE WITH ITS AFFORDABLE AND TURNKEY VIRTUAL HOME TOURS FOR REAL ESTATE AGENTS, AND EASY ACCESS FOR THE CONSUMER, WITH NO INTERNET PLUG-INS OR DOWNLOADS REQUIRED. BY FAR, IT'S THE BEST VIRTUAL TOUR PRODUCT ON THE MARKET TODAY." DAVE LINIGER, CO-FOUNDER AND CHAIRMAN, RE/MAX INTERNATIONAL, INC.

                               TABLE OF CONTENTS

                                      Page
                                      ----
Prospectus Summary..................    4
Risk Factors........................    8
Forward Looking Statements..........   17
Use of Proceeds.....................   18
Dividend Policy.....................   18
Capitalization......................   19
Dilution............................   20
Selected Consolidated Financial
 Data...............................   21
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   22
Business............................   28

                                      Page
                                      ----
Management..........................   39
Interests of Management and Others
 in Transactions....................   48
Principal Stockholders..............   51
Description of Capital Stock........   53
Shares Eligible for Future Sale.....   57
Underwriting........................   58
Legal Matters.......................   60
Experts.............................   60
Available Information...............   60
Index to Consolidated Financial
 Statements.........................  F-1

-------------------------------------------------------------------------------
  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                               PROSPECTUS SUMMARY

  This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that investors should consider before investing in the common stock of bamboo.com. Investors should read the entire prospectus carefully.

                                   bamboo.com

  We are a provider of 360-degree virtual tours of real estate properties on the Internet. Bamboo.com virtual tours provide a more complete visual representation of a property than traditional still photographs, allowing viewers to easily pan left or right or zoom in for a closer view. We provide a comprehensive virtual tour service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour and distributing the virtual tour. We distribute our virtual tours to a variety of Web sites, including real estate destination sites and Internet portals. We also distribute our virtual tours by email to real estate agents for easy redistribution to their clients and prospective home buyers. Utilizing our extensive service provider network, we offer our virtual tour service in over 200 cities, towns, boroughs and counties across the United States and Canada. Although we have recently experienced growth in our sales, we have a history of significant losses, and as of June 30, 1999, we had an accumulated deficit of $19.0 million.

  According to the United States Department of Commerce, the market for all housing and related products and services was in the aggregate over $900 billion in 1997, representing 11.5% of the United States gross domestic product and is one of the largest sectors of the economy. The largest segment of the U.S. real estate industry is the market for existing home sales. According to the National Association of Realtors, which is comprised of approximately 720,000 residential and commercial real estate agents, there were approximately 5 million existing home sales in the United States in 1998, representing $625 billion in transaction value. As the real estate industry increasingly leverages the geographic reach and rich media potential of the Internet, we believe virtual tours will become a standard method to market real estate, the way still photographs are a standard method today.

  In order to accelerate the adoption and enhance the benefits of our bamboo.com virtual tours, we have established key relationships to provide our virtual tours to the following leading real estate destination Web sites:

  . REALTOR.com, the official Web site of the National Association of Realtors;

  . HomeSeekers.com;

  . Microsoft HomeAdvisor;

  . Homes.com;

  . HomeBuilder.com; and

  . LoopNet.

  Our virtual tours are exclusively promoted, marketed and endorsed by the HomeStore.com, REALTOR.com and HomeBuilder.com Web sites. Our virtual tours are also promoted, marketed and endorsed exclusively by HomeSeekers.com, Inc. on the HomeSeekers.com site. Under these exclusive arrangements these real estate destination Web sites will not promote or market on their Web sites or through their direct sales forces any virtual tours other than bamboo.com virtual tours. Our agreements with the other real estate destination sites enable our virtual tours to be posted on these sites but do not include exclusive promotional or marketing arrangements. These real estate destination Web sites provide a broad distribution network for our virtual tours but we do not currently receive any significant revenue from these Web sites.

  These Web sites also provide real estate content to Internet portals. As a result, our virtual tours can currently be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, Netscape Netcenter and Yahoo!

  We have also established relationships with real estate brokerage firms, multiple listing services and companies that provide technology to the real estate industry.

  Our objective is to be the leading global provider of online virtual tours to the real estate industry. We plan to achieve this goal by pursuing the following key strategies:

  . Aggressively grow our virtual tour business;

  . Establish bamboo.com as the dominant brand for online virtual tours;

  . Develop new key relationships;

  . Continue to enhance our virtual tour experience;

  . Expand our virtual tour business to other real estate segments;

  . Pursue e-commerce opportunities; and

  . Pursue international expansion opportunities.

  We originally incorporated in Ontario, Canada in 1995. On January 1, 1999 we reorganized our business as a Delaware corporation. We changed our name from Jutvision Corporation to bamboo.com, Inc. in April 1999. Our principal executive offices are located at 124 University Avenue, Palo Alto, California 94301. Our telephone number at this location is 650-325-6787. Our Web site address is www.bamboo.com. Information contained on our website does not constitute part of this prospectus. bamboo.com and the bamboo.com logo are trademarks of bamboo.com, Inc. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder.

                                  The Offering

Shares offered by bamboo.com........  5,000,000 shares

Total shares outstanding after this
 offering........................... 21,383,650 shares

Use of proceeds .................... For working capital and general corporate purposes and to redeem the Series C
                                     redeemable preferred stock.

Proposed Nasdaq National Market
 symbol............................. BAMB

  The common stock to be outstanding after the offering is based on the shares outstanding as of June 30, 1999. The shares outstanding include all outstanding shares of Class B common stock.

  The common stock to be outstanding excludes:
  . 6,027,386 shares of common stock issuable as of June 30, 1999 upon the exercise of outstanding stock options issued at a weighted average exercise price of $0.28 per share under our stock option plan;

  . 280,000 shares of common stock issuable upon the exercise of an outstanding warrant;

  . 197,608 shares of common stock reserved for issuance under our stock option plan; and

  . 700,000 shares of common stock reserved for issuance under our employee stock purchase plan.

  Except as otherwise indicated, information in this prospectus assumes the following:

  . The conversion of all outstanding shares of Series A and Series B preferred stock into shares of common stock upon the consummation of this offering;

  . A 2.8-for-one split of our outstanding common stock to be effected prior to the consummation of this offering;

  . The redemption of all outstanding shares of Series C redeemable preferred stock upon the consummation of this offering;

  . The filing of our amended and restated certificate of incorporation, the provisions of which are summarized in "Description of Capital Stock;" and

  .  No exercise of the underwriters' over-allotment options.

                                  Risk Factors

  You should consider the risk factors before investing in bamboo.com's common stock and the impact from various events which could harm our business.

                      Summary Consolidated Financial Data

  The following table summarizes our consolidated statements of operations for the years ended December 31, 1997 and 1998 and our unaudited consolidated statements of operations for the six month periods ended June 30, 1998 and 1999 and our unaudited consolidated balance sheet as of June 30, 1999 on an actual and pro forma as adjusted basis. See our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                           Six Months Ended
Consolidated Statement of  Years ended December 31,            June 30,
Operations Data:           --------------------------  -------------------------
                              1997          1998          1998          1999
                           ------------ -------------  -----------  ------------
                                                             (unaudited)
Revenues................   $    45,553  $      77,410  $    39,391  $    536,074
Cost of revenues........        15,204         67,710       34,155       449,035
                           -----------  -------------  -----------  ------------
Gross profit............        30,349          9,700        5,236        87,039
Operating expenses:
 Sales and marketing....         9,672        883,469      417,485     5,768,969
 General and
  administrative........       122,034        723,607      406,208     3,002,080
 Research and
  development...........        41,567        242,917      252,954       296,480
 Stock-based
  compensation..........           --             --           --      6,955,478
                           -----------  -------------  -----------  ------------
                               173,273      1,849,993    1,076,647    16,023,007
                           -----------  -------------  -----------  ------------
Loss from operations....      (142,924)    (1,840,293)  (1,071,411)  (15,935,968)
Interest income.........           --             --           --        123,534
Interest expense........           --             --           --        (81,298)
                           -----------  -------------  -----------  ------------
Net loss................      (142,924)    (1,840,293)  (1,071,411)  (15,893,732)
Beneficial conversion
 feature of Series B
 convertible preferred
 stock..................           --             --           --     (1,000,000)
                           -----------  -------------  -----------  ------------
Net loss attributable to
 common stockholders....   $  (142,924) $  (1,840,293) $(1,071,411) $(16,893,732)
                           ===========  =============  ===========  ============
Net loss per common
 share--basic and
 diluted................   $     (0.05) $       (0.31) $     (0.22) $      (2.14)
                           ===========  =============  ===========  ============
Weighted average common
 shares--basic and
 diluted................     2,818,873      5,953,169    4,855,128     7,894,274
                           ===========  =============  ===========  ============

                                                          As of June 30, 1999
                                                        -----------------------
                                                              (unaudited)
                                                                     Pro Forma
                                                          Actual    As Adjusted
Consolidated Balance Sheet Data:                        ----------- -----------
Cash and cash equivalents.............................. $18,157,878 $57,107,878
Working capital .......................................  16,064,367  55,014,367
Total assets ..........................................  20,627,506  59,577,506
Debt: Series C redeemable preferred stock .............   4,452,398         --
Total stockholders' equity ............................  13,026,626  56,429,024

  The preceding consolidated balance sheet data is shown on a pro forma as adjusted basis to give effect to:

  . Conversion of all outstanding shares of Series A and Series B preferred stock into shares of common stock upon the consummation of this offering;

  . Redemption of all outstanding shares of Series C redeemable preferred stock upon the consummation of this offering; and

  . The sale of shares of common stock by bamboo.com in this offering at an assumed initial public offering price of $11.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses and application of the net proceeds.

                                  RISK FACTORS

  You should carefully consider the following risk factors, in addition to the other information in this prospectus, before purchasing shares of bamboo.com common stock. Each of these risk factors could adversely affect our business, operating results and financial condition as well as adversely affect the value of an investment in our common stock and could cause you to lose some or all of your investment. This offering involves a high degree of risk.

  Risks Related To Our Business

  Our business and prospects are difficult to evaluate because we have a limited operating history.

  Because we were incorporated in 1995 and did not focus our virtual tour business on the real estate industry until January 1998, we have only a limited operating history upon which you can evaluate us and our potential. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, including:

  . the uncertainty of market acceptance of our virtual tour service and brand;

  . our need to expand our sales, marketing and customer service operations;

  . our ability to successfully market and support our virtual tour service;
    and

  . our dependence on products and services with only limited market acceptance to date.

  As of June 30, 1999, we had an accumulated deficit of $19.0 million. We expect to continue to incur substantial losses for the foreseeable future and we cannot assure you that we will achieve significant revenues or profitability or, if we do, that they can be sustained or increased on a quarterly or annual basis.

  We expect to continue to incur net losses.

  We expect to have increasing net losses and negative cash flows for the foreseeable future. The size of these losses will depend in part on the rate of growth of our revenues from the sale of our virtual tour service. We intend to continue to expend financial resources to promote the bamboo.com brand through marketing and promotion and enhancement of our virtual tours. As a result, we expect that our operating expenses will increase significantly for the foreseeable future. Consequently, we may never achieve profitability, and if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future.

  Fluctuations in our quarterly revenues and operating results may lead to reduced prices for our stock.

  We believe that period-to-period comparisons of our operating results should not be relied upon as indications of future performance. In future periods our operating results may fall below the expectations of investors, which could significantly harm or depress the trading price of our common stock. Among the factors that may influence our operating results are:

  . the number of virtual tours we sell, process and deliver;

  . the termination of any significant distribution relationship or loss of a service provider;

  . the introduction of new or enhanced imaging products and services by us or our competitors;

  . the rate at which we can recruit, train and integrate employees into our processing center, call center and field operations;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our processing center, call center and field operations;

  . changes in our pricing policy relating to virtual tour service or those of our competitors;

  . economic or other conditions that affect the real estate industry; and

  . economic conditions specific to the Internet.

  We plan to increase our operating expenses to expand our sales and marketing programs and to hire more employees in the areas of administration and research and development. We determine our operating expenses partly based on anticipated revenue trends. In future periods, we may generate lower than anticipated revenue due to the termination of a significant distribution relationship or an adverse change in our pricing policy caused by competition. The generation of lower than anticipated revenue could result in substantial operating losses.

  The loss of one or more distributors of our virtual tours or the termination of their relationship with an Internet portal could seriously harm our business.

  The ability to distribute our virtual tours widely over the Internet is vital to our business. Our virtual tours can currently be viewed through real estate destination Web sites such as REALTOR.com, HomeSeekers.com, Homes.com and LoopNet. These Web sites provide real estate content to Internet portals. As a result, our virtual tours may also be currently viewed on America Online, @Home Network, Excite, GO Network/Infoseek, Netscape Netcenter and Yahoo! We do not have agreements with any Internet portal providing for the distribution of our virtual tours. If our relationship with a real estate destination site is terminated, or their relationship with any major Internet portal is terminated, we would lose access to significant distribution channels and our revenues could decline.

  If online real estate listings or our virtual tours do not achieve widespread market acceptance, our business will not grow.

  Our success will depend in large part on widespread market acceptance of virtual tours to display properties online. If the online market for virtual tours develops more slowly than expected, or if our services do not achieve widespread market acceptance, our business will grow more slowly than expected. Our future growth, if any, will depend on the following critical factors:

  . the growth of the Internet as a tool used in the process of buying and selling residential real estate;

  . our ability to successfully and cost-effectively market our virtual tours to a sufficiently large number of real estate agents or other real estate professionals; and

  . our ability to consistently deliver high quality virtual tours and fast and convenient service at competitive prices.

  Our revenues will not grow as much as we anticipate if the market for our services does not continue to develop, our services do not continue to be adopted or consumers fail to significantly increase their use of the Internet as a tool in the process of buying and selling homes.

  If we cannot successfully grow our operations our business could suffer.

  Because each virtual tour requires several steps to create, a sharp rise in demand for our products and services could exceed our capacity to carry out the functions necessary to create virtual tours. In particular, we will need to rapidly expand the capacity of our processing center and our customer service center to meet significant increases in demand. In addition, we would need to rapidly engage many new videographers in one or more regions in order for us to continue to offer our turnkey virtual tour service in a timely manner. As the volume of orders for our virtual tours increases, we may not be able to hire and train qualified personnel in a timely manner, and the shortage of such personnel could cause a backlog in the processing of orders, which could lead to dilution of our brand and long term harm to our reputation.

  We operate in a highly competitive market with low barriers to entry which could limit our market share and harm our financial performance.

  While the market for online virtual tours is relatively new and rapidly evolving, it is already competitive and characterized by entrants that may develop online virtual tour services similar to ours. In addition, there are relatively low barriers to entry to our business. We do not have patents or other intellectual property that would preclude or inhibit competitors from entering the online virtual tours market. Moreover, due to the low cost of entering the online virtual tours market, competition may intensify and increase in the future. We compete with traditional methods used by real estate agents to market properties for sale, including classified ads, brochures and still photos. We may also compete against companies that have developed virtual tour technology but are not currently focused on the real estate industry. This competition may limit our ability to become profitable or result in the loss of market share.

  Most of our employees are not subject to noncompetition agreements. In addition, our business model does not involve the use of a large amount of proprietary information. As a result, we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises will further increase the level of competition in our market and could harm our growth and financial performance.

  Our business will suffer if we are unable to establish and maintain brand recognition for bamboo.com virtual tours.

  Establishing and maintaining our brand is critical to attracting and expanding our customer base of real estate agents, solidifying our business relationships with traditional real estate companies and strategic partners and successfully implementing our business strategy. We may be unable to establish or maintain a brand that will be positively accepted by the market.

  Promotion and enhancement of our brand will also depend, in part, on our success in providing a high-quality customer experience to real estate agents, home sellers and home buyers. We may not be successful in achieving this goal. Low or inconsistent quality of products or services may significantly damage our reputation and offset the efforts we make in promoting and enhancing our brand and may harm our business. If home buyers, home sellers or real estate agents do not perceive our existing services to be of high quality or if we alter or modify our brand image, introduce new services or enter into new business ventures that are not favorably received, the value of our brand could be damaged, thereby decreasing the attractiveness of our service to potential customers.

  System failures on Web sites not controlled by us could harm our business.

  In some cases, our virtual tours are hosted and maintained on Web servers controlled by a real estate destination site or a third party on behalf of a real estate destination site. We have no control over these servers and our agreements with these destination sites do not provide that Internet access will be uninterrupted, error free or secure. Any system failure that causes an interruption in the delivery of our virtual tours on these sites or a decrease in the responsiveness of service could result in reduced revenues, and could be harmful to our reputation and brand.

  The performance of our bamboo.com service provider network is critical to our business and reputation.

  We depend on a network of independent contractors, the bamboo.com service providers, to provide the video content for our virtual tours. This network consists almost entirely of the companies that provide still photos for the multiple listing services. If our relationship with one or more of these companies is terminated, we could experience a delay in servicing our virtual tour customers in the affected regions and our operating results could be harmed. In addition, if our service providers do not consistently provide high quality service for the real estate agents or homeowners, our brand will be diluted and our reputation will suffer, which would result in reduced revenue.

  We may not be able to recruit and retain the personnel we need to succeed.

  We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. Our future success depends on our ability to attract, retain and motivate highly skilled employees, particularly with respect to our direct sales function, our call center and processing center operations. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, it may be difficult for us to manage our business and meet our objectives.

  We may not be able to successfully manage the expansion in our employee base.

  Over the last twelve months our employee base has grown significantly and we expect that the number of our employees will continue to increase in the future. This growth has placed, and our anticipated future growth combined with the requirements we will face as a public company will continue to place, a significant strain on our management systems and resources. To manage the expected growth of our operations and personnel, we must continue improving or replacing existing operational, accounting and information systems, procedures and controls. We also need to rapidly expand, train, integrate and manage our growing employee base, particularly our technical, accounting, financial and sales and marketing organizations. If we are unable to manage growth effectively, our business will suffer.

  We are dependent on our key management personnel for our future success.

  Our future success depends to a significant extent on the continued service and coordination of our management team, particularly Leonard McCurdy, our Chief Executive Officer and Kevin McCurdy, our founder and Executive Vice President. The departure of any of our officers or key employees could harm our ability to implement our business plan. In addition, key members of our management team, including our Chief Financial Officer, Chief Operating Officer, Senior Vice President, Business Development and Senior Vice President, Sales, have joined us within the last six months. These individuals have not previously worked together and may not be able to work together effectively or successfully manage our growth.

  We may not develop new commercial relationships and our existing relationships may not result in increased sales of our virtual tours.

  In addition to our relationships with real estate destination sites, we depend on establishing and maintaining commercial relationships with traditional real estate brokerage companies, multiple listing services and multiple listing services technology providers. We expect to continue to encounter competition for these relationships and for other marketing and endorsement relationships with real estate brokerage companies. We cannot assure you that we will be able to establish new relationships or maintain existing relationships. In addition, we cannot assure you that our existing relationships with real estate companies and multiple listing services organizations will result in orders of virtual tours. These relationships could be terminated or fail to generate as many real estate agent customers as we anticipate, which could cause our revenues to decline.

  A failure in the performance of our Web hosting facility systems could harm our business and reputation.

  We depend upon a third party Internet service provider to host and maintain all of our production servers. As part of our service offering, our Web servers host our virtual tours for some of the sites where our tours can be viewed. Any system failure, including network, software or hardware failure, that causes an interruption in the delivery of our virtual tours or a decrease in responsiveness of our Web site service could result in reduced revenue, and could be harmful to our reputation and brand. Our Internet service provider does not guarantee that our Internet access will be uninterrupted, error free or secure. Any disruption in the Internet access provided by such provider could significantly harm our business. In the future, we may experience interruptions from time to time. Our insurance may not adequately compensate us for any losses that may occur due to any failures in our system or interruptions in our service. Our Web servers must be able to accommodate a high volume of traffic and we may in the future experience slower response times for a variety of reasons. If we were unable to add additional software and hardware to accommodate increased demand, this could cause unanticipated system disruptions and result in slower response times. Real estate agents, home sellers and home buyers may become dissatisfied by any system failure that interrupts our ability to provide our virtual tours to them or results in slower response time.

  We are dependent on the widespread use of Java-enabled Web browsers.

  Our Web-based virtual tour product requires a Java-enabled Web browser. If a user's Web browser is not Java-enabled, still images will be displayed instead of a virtual tour. We depend on the widespread use of Java-enabled Web browsers to market our virtual tours to real estate agents. If real estate agents believe that the percentage of online viewers unable to view our tours is significant, they may decide not to purchase our tours, which may cause a decline in the sales of our virtual tours and harm our business.

  If we are not successful in enhancing our virtual tours, our results may suffer.

  A component of our strategy is to develop, acquire and utilize new technology that will continually enhance our virtual tours by providing features such as high-resolution zooming functionality, larger image sizes, audio and additional compression techniques. We may not be successful in our efforts to enhance our virtual tours or develop new products and services which may harm our operating results.

  We may develop and implement strategies enabling us to participate in e-commerce opportunities by making value-added products and services available online. We may decide not to engage or we may not be successful in these e-commerce opportunities. Any new product or service we introduce that is not favorably received could damage our reputation and the perception of our brand name.

  The location of our call center and processing center outside the United
   States could result in delays and increased operating expenses and taxes.

  Our call center and processing center are currently located in Toronto, Canada. There are risks associated with our operations in Canada, including the following:

  . videotapes could be delayed in customs and cause a backlog of processing;

  . our overnight courier service could have problems delivering our videotapes from the United States to Canada in a consistently timely fashion;

  . future government regulations in the United States or Canada could limit or increase expenses related to cross-border transactions; and

  . tarrifs, or currency exchange rates may increase our operating costs.

  We are currently studying the extent to which our income may be subject to Canadian income taxes. Because Canadian income tax rates are generally higher than U.S. tax rates on corporate income, to the extent our future income is subject to such Canadian taxes, we may incur higher tax costs than a comparable company subject only to U.S. taxes.

  Key personnel may not remain with bamboo.com in the future.

  Our success will depend in part on the continued service of key employees, including John Assaraf, our Senior Vice President of Sales and Mark Searle, our Chief Operating Officer. If we lost the services of one or more of our key employees who decided to join a competitor or start a company to compete directly with bamboo.com, this could result in decreased sales and a lower level of customer satisfaction. The employment of all of our key employees is at will.

  We may be liable for infringing the intellectual property rights of others.

  We have received and may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time consuming, resulting in costly litigation and diversion of technical and management personnel, cause delays in the development and release of new products or services, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could harm our business.

  We rely heavily on our intellectual property rights which offer only limited protection against potential infringers.

  Our success will be dependent in part upon our proprietary technology. We cannot be sure that the measures that we undertake will be adequate to protect our proprietary technology, or that they would preclude competitors from independently developing products with functionality or features similar to our virtual tours. We cannot be sure that the precautions we take will prevent misappropriation or infringement of our technology. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of our resources.

  Cyclical economic swings in the real estate market could decrease demand for our services and products.

  Changes in the real estate market may affect demand for our services and products. The real estate industry traditionally has been subject to cyclical economic swings which could harm our business. These cyclical economic swings may be caused by various factors, such as changes in interest rates, changes in economic conditions and seasonal changes in various geographic regions. These cyclical economic swings could hurt our business.

  We may not be successful in establishing additional international operations.

  A part of our long-term strategy is to establish bamboo.com in international markets. However, the Internet, or our virtual tour services model, may not become widely accepted in international markets. In addition, we expect that the success of any additional foreign operations we initiate will be substantially dependent upon the real estate destination sites that we have relationships with entering and succeeding in such markets. We may not be successful in establishing and managing additional international operations.

  We may require additional capital in the future which may not be available to us.

  We believe existing cash balances, cash equivalents and cash generated from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for a period in excess of 18 months. However, we may need to raise additional funds through public or private debt or equity financing prior to this time. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Our future capital requirements depend upon many factors, including, but not limited to:

  . the rate at which we expand our sales and marketing operations;

  . the extent to which we develop and upgrade our technology;

  . the occurrence, timing, size and success of acquisitions;

  . the rate at which we expand our operations; and

  . the response of competitors to our service offerings.

  Risks Related To The Internet Industry

  Our revenues may not grow if home buyers do not increase their use of the Internet.

  Our future success and revenue growth depends substantially upon continued growth in the use of the Internet by home buyers. In addition, the purchase of virtual tours for posting on the Internet in the home buying process specifically must become widespread. If use of the Internet by home buyers does not continue to increase, sales of our virtual tours would be negatively impacted.

  Our business will suffer if we fail to adapt to evolving standards and technologies.

  The standards and technologies that make up the Internet will evolve and change over time. We must adapt our products and services to maintain compatibility in the future to assure that we can continue to deliver high quality virtual tours on the Web. Our inability to deliver high quality virtual tours would lead to a decline in the demand for our products and services.

  Breaches of online commerce security could expose us to litigation and harm our reputation.

  As part of our service offering, real estate agents can purchase virtual tours directly from our Web site using a credit card. Online commerce on our Web site relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of credit card numbers and other proprietary information. The misappropriation of credit card numbers or other proprietary personal information or the purchase of products through the fraudulent use of credit cards could expose us to a risk of loss or litigation and possible liability from the vendors of our products or from cardholders themselves. In addition, our reputation could suffer irreparable harm.

  Third party breaches of database security could disrupt our operations and increase our capital expenditures.

  A party who is able to circumvent our security measures could misappropriate proprietary database information or cause interruptions in our operations. As a result we may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches, which could harm our business.

  We would lose revenues and incur significant costs if our systems or material third-party systems are not Year 2000 compliant.

  The Year 2000 issue is the potential for system and processing failures of date-related data and is the result of the computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  We do not have formal contingency plans to address Year 2000 issues. We use multiple software systems for internal business purposes, including accounting, email, human resources, sales tracking and customer service. We have not done any operational testing to confirm that these applications are Year 2000 compliant. We depend on third party providers for Web hosting and payroll services. We generally do not have any specific contractual rights with third party providers should their equipment or software fail due to Year 2000 issues. If this third party equipment or software does not operate properly with regard to Year 2000, we may incur unexpected expenses to remedy any problems.

  We are unable to predict to what extent our business may be affected if our systems or the systems that operate in conjunction with them experience a material Year 2000 failure. Known or unknown errors or defects that affect the operation of our software and systems could result in delay or loss of revenue, interruption of services, cancellation of customer contracts, diversion of development resources, damage to our reputation, increased service or warranty costs, and litigation costs, any of which could harm our business. The worst case scenario is that the Internet fails and we are unable to deliver our products and services.

  Internet related regulatory and legal uncertainties could harm our business.

  There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, domain name registration, online content regulation, user privacy, taxation and quality of products and services. Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership and infringement, copyright, patent, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing.

  Risks Related To This Offering

  Our existing stockholders will exercise significant control and could make decisions that adversely affect new investors.

  Our directors, executive officers and stockholders holding greater than five percent (5%) of our outstanding common stock prior to this offering and their affiliates will, in the aggregate, own approximately 64.5% of the outstanding shares of our common stock upon the closing of this offering, or 61.3% if the underwriters exercise their over-allotment option in full. As a result of their share of ownership, these stockholders will have a significant influence on all matters requiring stockholder approval, including the election of directors. This concentration of ownership could delay or prevent another person from acquiring control or causing a change in control of bamboo.com, which may affect your ability to resell your shares at a favorable price.

  Our shares have never been publicly traded and a market may not develop or be liquid.

  Prior to this offering, there has been no public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The initial public offering price for the shares will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market following this offering.

  Our stock may not receive analyst coverage and our stock price is likely to be volatile; this volatility could affect your ability to resell your shares at a profit.

  The trading price of our common stock is likely to be volatile. The stock market has experienced significant price and volume fluctuations, and the market prices of technology company stocks, particularly those of Internet-related companies, have been highly volatile. As a result, you may not be able to resell your shares at a price equal to or greater than the initial public offering price.

  The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

  .  actual or anticipated fluctuations in our operating results;

  .  changes in market valuations of other technology companies;

  . announcements by us or our competitors of significant technical innovations, contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

  .  lack of any analysts covering our stock;

  . publication by analysts covering our stock, if we receive such analyst coverage;

  .  termination of a strategic relationship;

  .  additions or departures of key personnel; and

  .  sales of common stock in the future.

  Shares eligible for future sale by our existing stockholders may adversely affect our stock price.

  The market price of our common stock could drop due to the sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

  After this offering, 21,383,650 shares of common stock will be outstanding, 21,853,650 shares if the underwriters' over-allotment option is exercised in full. The 5,000,000 shares sold in this offering, 5,750,000 shares if the underwriters' over-allotment option is exercised in full, will be freely tradable without restrictions under the Securities Act of 1933, except for any shares of common stock held by our "affiliates," as defined in Rule 144 under the Securities Act. Our officers, directors and stockholders have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock for a period of 180 days after the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Also, Prudential Securities may, at any time and without notice, waive the terms of these lock-up agreements specified in the underwriting agreement. Upon expiration of this lock-up period, the shares owned by these persons prior to completion of this offering may be sold into the public market without registration under the Securities Act in compliance with the volume limitations and other applicable restrictions of Rule 144 under the Securities Act. After the date of this prospectus, we intend to file one or more registration statements under the Securities Act to register all shares of common stock issuable upon the exercise of outstanding stock options or reserved for issuance under our 1998 Employee, Director and Consultant Stock Plan, of which 1,780,184 shares will be immediately exercisable upon the completion of this offering and an additional 1,689,926 shares will be exercisable within 60 days of June 30, 1999. Those registration statements are expected to become effective immediately upon filing, and subject to the vesting requirements and exercise of the related options and the grant of stock awards as well as the terms of the lock-up agreements, shares covered by those registrations statements will be eligible for sale in the public markets, except for any shares held by our "affiliates."

  Future sales of recently issued common stock by existing stockholders may decrease our stock price.

  On June 11, 1999, we sold 1,250,830 shares of common stock for a nominal price in connection with the sale of Series C redeemable preferred stock. When these previously issued shares are eligible to be sold following the expiration of the 180 day lock-up period, or the market perceives that they may be sold, the market price of our common stock could drop.

  Investors will experience immediate and substantial dilution and may experience further dilution.

  You will incur immediate and substantial dilution of $8.36 per share in the net tangible book value per share of common stock from the price you paid, assuming an initial public offering price of $11.00 per share.

  We have recently granted low priced stock options which may cause investors to experience additional dilution.

  As of June 30, 1999, there were options outstanding to purchase 6,027,386 shares of our common stock at a weighted average exercise price of $0.28. To the extent any of these options are exercised, you will suffer dilution greater than the $8.36 per share described above.

  We sold shares of common stock in June 1999 for a nominal amount.

  In June 1999, we sold 1,250,830 shares of common stock for a nominal amount. We may sell shares in the future for a nominal amount. In the event we sell shares for a nominal amount in the future, stockholders will be subject to additional dilution.

  Our management will have broad discretion in use of proceeds and it may not effectively utilize those funds.

  Our management will have broad discretion in how we use the net proceeds of this offering. Investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Our management's decision regarding use of the net proceeds may not be the most effective utilization of those funds.

                           FORWARD-LOOKING STATEMENTS

  This prospectus includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about bamboo.com, including among other things:

  . implementing our business strategy;

  . obtaining and expanding market acceptance of the services we offer;

  . forecasts of Internet and our market size and growth;

  . the continued listing of real estate on the Internet; and

  . competition in our market.

  In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements.

                                USE OF PROCEEDS

  The net proceeds to bamboo.com from the sale of common stock in this offering, assuming an initial public offering price of $11.00 per share, are estimated to be $49,950,000, and $54,758,000 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses.

  We will use $11.0 million of the net proceeds to redeem all outstanding shares of Series C redeemable preferred stock. We expect to use the remaining net proceeds for working capital and general corporate purposes, including expansion of sales and marketing activities and enhancement of our virtual tour technology. In addition, we may use a portion of the net proceeds to acquire complementary products, technologies or businesses; however, we currently have no commitments or agreements and are not involved in any negotiations to do so. We intend to invest the net proceeds of this offering in short-term interest-bearing, investment-grade securities or guaranteed obligations of the U.S. government pending their use.

  We will have significant discretion in the use of the net proceeds of this offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

                                DIVIDEND POLICY

  We have never declared or paid any dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the near future.

                                 CAPITALIZATION

  The following table sets forth as of June 30, 1999:

  . Our actual capitalization;

  . Our pro forma capitalization after giving effect to the conversion of outstanding shares of our Series A and Series B preferred stock into a total of 7,156,884 shares of common stock; and

  . Our pro forma as adjusted capitalization, gives effect to the sale of the shares of common stock offered in this offering at the assumed initial public offering price of $11.00 per share, after deducting the underwriting discounts and commissions and the estimated offering expenses and the application of the estimated net proceeds by us from the offering, including the redemption of all outstanding shares of the Series C redeemable preferred stock. The redemption will result in an additional interest charge of approximately $6.5 million to accrete the preferred stock to its redemption value. The pro forma as adjusted capitalization also includes an additional charge for stock based compensation of approximately $1.8 million which will accrue from the acceleration of certain options granted by bamboo.com.

                                               As of June 30, 1999
                                      ----------------------------------------
                                                    (unaudited)
                                                    ------------
                                                                   Pro Forma
                                         Actual      Pro Forma    As Adjusted
                                      ------------  ------------  ------------
Series C redeemable preferred
 stock..............................  $  4,452,398  $  4,452,398  $        --
                                      ------------  ------------  ------------
Stockholder's equity:
Convertible preferred stock:
   Series A, $0.001 par value,
    500,000 authorized shares
    231,250 shares outstanding,
     actual, none pro forma and pro
     forma as adjusted..............           231           --            --
   Series B, $0.001 par value,
    2,324,774 authorized shares,
    outstanding: 2,324,774 shares
     actual, none pro forma and pro
     forma adjusted.................         2,325           --            --
Common stock, $0.001 par value,
 28,000,000 authorized shares actual
 and pro-forma, 70,000,000
 authorized pro-forma as adjusted;
    1,805,230 shares outstanding
     actual, 8,962,114 shares
     outstanding pro forma and
     13,962,114 pro forma as
     adjusted.......................         1,805         8,962        13,962
Class B common stock:
    7,421,536 authorized shares
     $0.0001 par value
    7,421,536 shares outstanding
     actual, pro forma and pro forma
     as adjusted....................           520           520           520
 Additional paid in capital.........    40,946,651    40,942,050    90,887,050
 Notes receivable from
  stockholders......................      (127,556)     (127,556)     (127,556)
 Unearned stock-based compensation..    (8,838,128)   (8,838,128)   (7,031,188)
 Accumulated other comprehensive
  income............................         8,144         8,144         8,144
 Deficit accumulated during the
  development stage.................   (18,967,366)  (18,967,366)  (27,321,908)
                                      ------------  ------------  ------------
    Total stockholders' equity .....  $ 13,026,626  $ 13,026,626  $ 56,429,024
                                      ------------  ------------  ------------
    Total capitalization ...........  $ 17,479,024  $ 17,479,024  $ 56,429,024
                                      ============  ============  ============


  The shares of common stock outstanding in the actual, pro forma and pro forma as adjusted columns exclude:

  . 6,027,386 shares of common stock issuable as of June 30, 1999 upon the exercise of outstanding stock options issued at a weighted average exercise price of $0.28 per share under our stock option plan;

  . 280,000 shares of common stock issuable upon the exercise of an outstanding warrant;

  . 197,608 shares of common stock reserved for issuance under our stock option plan; and

  . 700,000 shares of common stock reserved for issuance under our employee stock purchase plan.

                                    DILUTION

  Purchasers of the common stock in this offering will experience immediate and substantial dilution in the pro forma net tangible book value of their common stock from the initial public offering price. The pro forma net tangible book value of our common stock on June 30, 1999 was $13,026,626, or approximately $0.80 per share. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding on a pro forma basis after giving effect to the conversion of all outstanding shares of convertible preferred stock. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to the sale of 5,000,000 shares of common stock by us in this offering at an assumed initial public offering price of $11.00 and after deducting the underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value would have been $2.64 per share. This represents an immediate increase in pro forma net tangible book value of $1.84 per share to existing stockholders and an immediate and substantial dilution of $8.36 per share to new investors. The following table illustrates this per share dilution.

   Assumed initial public offering price.........................       $11.00
                                                                        ------
    Pro forma net tangible book value as of June 30, 1999........ $0.80
    Increase attributable to new investors....................... $1.84
                                                                  -----
   Pro forma net tangible book value after this offering.........       $ 2.64
                                                                        ------
   Dilution in pro forma net tangible book value to new
    investors....................................................       $ 8.36
                                                                        ======

  The following table sets forth, as of June 30, 1999, on the same pro forma basis, the number of shares of common stock purchased from us by existing stockholders and by the new investors at the assumed initial public offering price together with the total price and average price per share paid by each of these groups, before deducting underwriting discounts and commissions and offering expenses.

                                                                         Average
                              Shares Purchased     Total Consideration    Price
                            --------------------- ----------------------   Per
                              Number   Percentage   Amount    Percentage  Share
                            ---------- ---------- ----------- ---------- -------
   Existing stockholders..  16,383,650   76.62%   $21,260,017    27.9%   $ 1.30
   New investors..........   5,000,000   23.38%    55,000,000    72.1     11.00
                            ----------   -----    -----------    ----
     Total................  21,383,650     100%   $76,260,017     100%
                            ==========   =====    ===========    ====

  Except as noted above, the foregoing discussions and tables assume no exercise of any outstanding stock options or warrants. As of June 30, 1999, there were options outstanding to purchase 6,027,386 shares of common stock at a weighted average exercise price of $0.28 per share. To the extent that any of these options are exercised, there will be further dilution to the new investors.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The statement of operations for each of the years in the three-year period ended December 31, 1998 and the balance sheet data at December 31, 1997 and 1998, are derived from the consolidated financial statements of bamboo.com, Inc., that have been audited by PricewaterhouseCoopers, LLP, independent accountants, included elsewhere in this prospectus. The balance sheet data at December 31, 1996 is derived from the audited financial statements of bamboo.com, Inc. that are not included in this prospectus. The statement of operations data for the six months ended June 30, 1998 and 1999, and the balance sheet data at June 30, 1999, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. In management's opinion, the unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of operations for such periods.

                                                                   Six Months Ended
                              Years ended December 31,                 June 30,
                          -----------------------------------  -------------------------
                             1996        1997        1998         1998          1999
                          ----------------------  -----------  -----------  ------------
                                                                     (unaudited)
Consolidated Statement of
 Operations Data:
Revenues................. $       --   $  45,553  $    77,410  $    39,391  $    536,074
Cost of revenues.........         --      15,204       67,710       34,155       449,035
                          -----------  ---------  -----------  -----------  ------------
Gross profit.............         --      30,349        9,700        5,236        87,039
Operating expenses:
  Sales and marketing....       4,784      9,672      883,469      417,485     5,768,969
  General and administra-
   tive..................      61,804    122,034      723,607      406,208     3,002,080
  Research and develop-
   ment..................      23,829     41,567      242,917      252,954       296,480
  Stock-based compensa-
   tion..................         --         --           --           --      6,955,478
                          -----------  ---------  -----------  -----------  ------------
                               90,417    173,273    1,849,993    1,076,647    16,023,007
                          -----------  ---------  -----------  -----------  ------------
Loss from operations.....     (90,417)  (142,924)  (1,840,293)  (1,071,411)  (15,935,968)
Interest income..........         --         --           --           --        123,534
Interest expense.........         --         --           --           --        (81,298)
                          -----------  ---------  -----------  -----------  ------------
Net loss.................     (90,417)  (142,924)  (1,840,293)  (1,071,411)  (15,893,732)
Beneficial conversion
 feature of Series B
 convertible preferred
 stock...................         --         --           --           --     (1,000,000)
                          -----------  ---------  -----------  -----------  ------------
Net loss attributable to
 common stockholders.....     (90,417)  (142,924)  (1,840,293)  (1,071,411)  (16,893,732)
                          ===========  =========  ===========  ===========  ============
Net loss per common
 share--basic and
 diluted................. $     (0.04) $   (0.05) $     (0.31) $     (0.22) $      (2.14)
                          ===========  =========  ===========  ===========  ============
Weighted average common
 shares--basic and
 diluted.................   2,284,493  2,818,873    5,953,169    4,855,128     7,894,274
                          ===========  =========  ===========  ===========  ============
                                              As of December 31,               As of
                                       -----------------------------------    June 30,
                                         1996        1997         1998          1999
                                       ---------  -----------  -----------  ------------
                                                                            (unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents............   $130,839     $  3,955     $430,097  $ 18,157,878
Working capital (deficit)............     36,680      (86,433)     265,405    16,064,367
Total assets ........................    150,075       25,369      780,118    20,627,506
Debt: Series C redeemable preferred
 stock...............................        --           --           --      4,452,398
Total stockholders' equity (deficit)
 ....................................     55,917      (72,170)     517,068    13,026,626

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

  We are a provider of 360-degree virtual tours of real estate properties on the Internet. We provide a comprehensive service to real estate agents that includes videotaping the inside and outside of the home or other property, processing the videotape into a complete virtual tour, and distributing the virtual tour to sites on the Internet. Our virtual tours allow home buyers to look around a room or specific area of a home or other property as if they were actually present. Our virtual tours provide enhanced visual content and are integrated with multiple listing service information by real estate Web sites, thereby adding significant value to home buyers, home sellers and real estate agents. Users are able to quickly view our virtual tours over a basic dial up connection to the Internet using a standard Java-enabled Web browser and without special plug-in software to download or install. If a user's Web browser is unable to view Java applets, our bamboo.com View-Anywhere system will automatically display still images in HTML. We also distribute our virtual tours via email in one convenient self-contained file.

  In November 1995, we incorporated in Ontario, Canada as Visual Dynamics Software Corporation. From inception through December 1996, we focused on the development of our proprietary hardware and software technology. We changed our name to Visdyn Software Corporation in December 1996. During 1997, we continued our product development efforts and began deriving initial revenues from the sale of virtual tours, primarily of city locations in Toronto, Canada. During 1998, we began providing a comprehensive virtual tour service for the residential real estate market in Canada. In September 1998, we changed our name to Jutvision Corporation, moved our headquarters from Toronto to Palo Alto, California and began implementing a service provider network of videographers throughout the United States. On January 1, 1999, Jutvision Corporation reorganized its business as a Delaware corporation and began deriving revenues from the sale of virtual tours to the real estate industry in the United States. We changed our name from Jutvision Corporation to bamboo.com, Inc. in April 1999.

  All of our revenues are derived from the sale of our virtual tours. Revenues are recognized at the time a virtual tour is delivered. We calculate a provision for returns based on historical experience and make appropriate reserves at the time revenues are recognized. To date, returns have been insignificant.

  In the existing home resale market we sell our comprehensive virtual tour service to real estate agents, which includes videotaping the property, processing the videotape into a virtual tour, distributing the virtual tour to Web sites on the Internet and delivering it by e-mail to the real estate agent. Our virtual tours can then be viewed for free by consumers, including home buyers and home sellers.

  We have a limited operating history. As of June 30, 1999 we had an accumulated deficit of $19.0 million. We have yet to achieve significant revenues and our ability to generate significant revenues is uncertain. Therefore, we believe that period-to-period comparisons of our financial results are not necessarily meaningful and you should not rely upon them as an indication of our future performance. We have incurred substantial costs to create, introduce and enhance our virtual tour service infrastructure, to build brand awareness and to establish our strategic relationships. We expect operating losses and negative cash flows to continue for the foreseeable future as we intend to significantly increase our operating expenses to grow our business. We may also incur additional costs and expenses related to entrance into new markets, future marketing, branding, acquisition of new businesses or technology to respond to our rapidly changing industry. These costs could adversely affect our future financial condition or operating results.

  During the six months ended June 30, 1999 we recorded aggregate unearned employee stock-based compensation of $15.0 million in connection with the grant of options to employees and directors. This amount is being amortized over the vesting period, generally two or three years, of the underlying options. Amortization of the amount during the six months ended June 30, 1999 amounted to $6.6 million. The remaining charge as at June 30, 1999 will be amortized as follows: $3.5 million for the remainder of 1999; $3.4 million in 2000; $1.2 million in 2001; $280,000 in 2002 and $20,000 in 2003. 1,780,184 shares of common stock subject to options shall become fully vested as a result of the completion of this public offering and will result in additional amortization of employee stock-based compensation expense of approximately $1.8 million in the quarter in which this offering is completed.

  Additionally, during the six months ended June 30, 1999, we recorded unearned stock-based compensation for restricted common stock granted to a service provider of approximately $819,000, which is being amortized over two years as the Company's option to repurchase lapses ratably. Amortization of the fair value of this restricted common stock resulted in stock-based compensation of approximately $308,000 during the six months ended June 30, 1999. Quarterly amortization associated with the restricted common stock is subject to significant increase or decrease in future quarters based upon future changes in the fair value of our common stock. The Company's option to repurchase lapses upon completion of this public offering if this occurs prior to the end of the two years.

  On June 11, 1999, the Company entered into an agreement to sell 1,100 shares of its Series C redeemable preferred stock and 1,250,830 shares of its common stock for total gross proceeds of $11.0 million. The $11.0 million of proceeds has been allocated to the Series C redeemable preferred stock and the common stock based on their relative fair values. Accordingly, $4.4 million has been allocated to the Series C redeemable preferred stock and $6.6 million has been allocated to the common stock at June 11, 1999.

  The shares of the Series C redeemable preferred stock may be redeemed at any time at the option of the Company by payment of an amount of $10,000 per share plus any accrued and unpaid dividends. At the option of the holders, we are required to redeem the stock upon the occurrence of a redemption event. Under the terms of the Series C redeemable preferred stock agreement, such redemption would first become available upon completion of an initial public offering by the Company. Therefore in the quarter in which the initial public offering becomes effective and the Series C redeemable preferred stock may be redeemed, an additional interest charge of up to $6.5 million will be expensed to record the preferred stock to its face value of $11.0 million.

Results of Operations

 Six Months Ended June 30, 1999 and 1998

 Revenues

  Our revenues increased to $536,000 for the six months ended June 30, 1999 from $39,000 for the six months ended June 30, 1998. This increase was primarily due to the implementation of a direct sales force as well as execution of expanded marketing programs designed to create awareness of our product offering.

 Cost of Revenues

  Cost of revenues consists of our direct expenses associated with the videotaping, image processing and delivery of the virtual tour. In addition, cost of revenues include transaction fees paid to distribution partners which host our virtual tours on their Web sites as well as fees paid to resellers of our virtual tours. Our cost of revenues increased to $449,000 for the six months ended June 30, 1999 from $34,000 for the six months ended June 30, 1998 as a result of increased volume as well as expansion of capacity in our processing center located in Toronto, Canada. For the six months ended June 30, 1999, direct expenses for videotaping, image processing and delivery were approximately $228,000, $169,000 and $52,000, respectively.

 Sales and Marketing Expenses

  Sales and marketing expenses consist primarily of salaries for marketing, sales, business development and field operations personnel. Sales and marketing expenses also include commissions and related benefits for sales personnel and consultants, traditional advertising and promotional expenses, trademark licensing and sponsorship or carriage fees paid to affiliates to facilitate availability of our tours on their Web sites. Our sales and marketing expenses increased to $5.8 million for the six months ended June 30, 1999 from $417,000 for the six months ended June 30, 1998. This increase was primarily a result of the implementation of a direct sales force, the expansion of our marketing programs, the addition of distribution partners to which carriage and sponsorship fees were paid, and expenses associated with the issuance of equity to consultants. We expect our sales and marketing expenses to increase as we continue to add to our direct sales force and expand our marketing programs.

 General and Administrative Expenses

  General and administrative expenses consist primarily of fees for professional services, general office expenses, salaries and related benefits for administrative and executive staff, as well as occupancy expenses. General and administrative expenses increased to $3.0 million for the six months ended June 30, 1999 from $406,000 for the six months ended June 30, 1998, primarily due to increased staffing in executive management, finance and administrative positions necessary to support our expanding operations. In addition, we incurred expenses associated with the issuance of equity to consultants. We expect general and administrative expenses to increase as we increase our staffing levels to support our expanding operations and as a result of becoming a public company.

 Research and Development Expenses

  Research and development expenses consist primarily of personnel costs, contracted product development, and Internet service provider fees. Our research and development expenses increased to $296,000 for the six months ended June 30, 1999 from $253,000 for the six months ended June 30, 1998 due to an increase in staffing for product development. We expect research and development expenses to increase as we increase our full time staff.

Years Ended December 31, 1998 and 1997

  Total revenues increased as we expanded our virtual tour service offering across Canada. Our cost of revenues increased from the year ended December 31, 1997 as the result of increased volume as well as expanded capacity in our processing center in Toronto, Canada. We also had an increase in sales and marketing expenses from the prior year as we expanded sales activity in additional regions in Canada. General and administrative expenses increased from the prior year primarily due to increased staffing levels necessary to support our expanding operations. Our research and development expenses increased from the prior year due to the use of additional contracted development support personnel.

Years Ended December 31, 1997 and 1996

  We did not begin generating revenues until the introduction of our first product in the quarter ended March 31, 1997 and therefore did not have revenues in fiscal year 1996. Our sales and marketing, general and administrative and research and development expenses all increased from the year ended December 31, 1996 primarily due to increased staffing levels and the use of additional contracted personnel necessary to support our expanding operations and the initial launch of our virtual tour product.

Income Taxes

  We recorded net losses of $90,000, $143,000 and $1.8 million in 1996, 1997 and 1998, respectively. Accordingly, no provision for income taxes was recorded in any of these years. The resulting deferred tax asset, representing such net operating loss carry-forwards, has been reduced in full by a valuation allowance as it is more likely than not that the deferred tax asset will not be realized. At December 31, 1998, the Company had accumulated income tax losses of $1.9 million available in Canada for carry-forward to reduce taxable income of future years.

Liquidity and Capital Resources

  Since inception, we have financed our operations primarily through the issuance of equity securities. From inception through December 31, 1998, financing was provided primarily through periodic private sales of equity which generated aggregate net proceeds of $1.5 million. On March 12, 1999, we sold Series B preferred stock generating net proceeds of $12.5 million including the conversion of $1.8 million of convertible promissory notes. On May 5, 1999, we sold additional shares of Series B preferred stock generating net proceeds of approximately $1.0 million. In June 1999, we sold 1,100 shares of Series C redeemable preferred stock and 1,250,830 shares of common stock generating net proceeds of approximately $11.0 million. We have recently increased our capital resources to support the implementation of our 60 person direct sales force, increased investments in advertising and related marketing activities and the expansion of our processing center and call center. We will also use these recently increased capital resources to support our direct sales force and we anticipate increased advertising activities and continued expansion of our processing center and call center. The Company recently has raised capital at a rapid and increasing rate. With the significant amount of capital raised in the first six months of 1999 and the net proceeds from this offering, the Company does not believe it will be required to raise additional capital at comparable rates in the near future. However, the Company could be required to do so based on unknown future events, including its operating results or competition, or the Company may elect to do so in any event, particularly if market conditions are appropriate.

  Net cash used in operating activities was $5.6 million for the six months ended June 30, 1999. This was primarily as a result of the loss for the period, net of stock based compensation charges and an increase in accounts payable. Investment in capital assets was $1.2 million, substantially all of which was used to acquire property and equipment, primarily videography and computer equipment and software. Financing activities during the first six months of 1999 generated $24.5 million in additional capital. The sale of Series B preferred stock and notes provided $13.4 million and $11.0 million was raised from the placement of Series C redeemable preferred stock and common stock. As of June 30,1999 we had $18.2 million in cash and cash equivalents.

  Net cash used in operating activities was $62,000 in 1996, $124,000 in 1997 and $649,000 in 1998. In 1996 and 1997, our net losses of $90,000 and $143,000, respectively, were partially offset by depreciation of $12,000 and $11,000 respectively and increases in accounts payable of $16,000 between 1995 and 1996 and increases of $8,000 each in accounts payable and accrued liabilities between 1996 and 1997, respectively. In 1998, our $1.8 million net loss included non-cash charges as a result of depreciation, issuance of common stock and options in exchange for services rendered and warrant commitment of $32,000, $907,000 and $168,000, respectively. The loss was also partially offset by net changes in assets and liabilities totaling $84,000. The main components of this net change were increases in accounts payable, accrued liabilities and prepaid and other current assets of $127,000, $94,000 and $83,000, respectively. Investments in capital assets were $30,000, $6,000 and $219,000 in the years ended December 31, 1996, 1997 and 1998, respectively, substantially all of which was used to acquire property and equipment. Cash and cash equivalents were $430,000 at December 31, 1998.

  We have $1.9 million available under our existing credit facilities.

  As of June 30, 1999 we had lease commitments due over the next three years of approximately $1.1 million due under the terms of leases for premises in Toronto, Canada and Palo Alto, California.

  As of June 30, 1999 we had no material commitments for capital expenditures. Through our agreements with a number of our strategic partners, we are obligated to pay sponsorship, and other marketing and technology access fees of approximately $14.1 million due over the next four-year period.

  We believe existing cash balances, cash equivalents and cash generated from operations, together with the net proceeds to us from this offering, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for a period in excess of 18 months. However, the underlying assumed levels of revenues and expenses may not prove to be accurate. We may seek additional funding through public or private financing or other arrangements prior to such time. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Year 2000 Issue

  The Year 2000 issue is the potential for system and processing failures of date-related data and is the result of the computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  Although we do not have formal contingency plans to address Year 2000 issues, we are assessing our internal readiness for Year 2000. We use multiple software systems for internal business purposes, including accounting, email, human resources, sales tracking and customer service. All of these applications have been purchased within the preceding 12 months and we have made inquiries concerning Year 2000 compliance with the vendors of these systems. Each of these vendors has assured us that its applications are Year 2000 compliant but we have not done any operational testing to confirm compliance. We depend on third party providers for Web hosting and payroll services. While we have received verbal assurance that these third parties are Year 2000 compliant, we generally do not have any specific contractual rights with third party providers should their equipment or software fail due to Year 2000 issues. If this third party equipment or software does not operate properly with regard to Year 2000, we may incur unexpected expenses to remedy any problems.

  We are unable to predict to what extent our business may be affected if our systems or the systems that operate in conjunction with them experience a material Year 2000 failure. Known or unknown errors or defects that affect the operation of our software and systems could result in delay or loss of revenue, interruption of services, cancellation of distribution contracts, diversion of development resources, damage to our reputation, increased service or warranty costs, and litigation costs, any of which could harm our business. The worst case scenario is that we are unable to deliver our product and services.

Recent Accounting Pronouncements

  In March, 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1 "Accounting for the Costs Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. Statement of Position 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. We are currently evaluating the impact of Statement of Position 98-1 on our financial statements and related disclosures.

  In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." This standard requires companies to expense the costs of start-up activities and organization costs as incurred. In general, Statement of Position 98-5 is effective for fiscal years beginning after December 15, 1998. We believe the adoption of Statement of Position 98-5 will not have a material impact on our results of operations.

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. Statement of Financial Accounting Standards No. 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. Statement of Financial Accounting Standards No. 133 will be effective for fiscal years beginning after June 15, 2000. We do not currently hold derivative instruments or engage in hedging activities.

Quantitative and Qualitative Disclosures About Market Risk

  We are exposed to financial market risks, including changes in foreign currency exchange rates and interest rates. Most of our revenue and capital spending is transacted in U.S. dollars. However, the expenses and capital spending of our Canadian subsidiary are transacted in Canadian dollars. Results of operations from our Canadian subsidiary are not material to the results of our operations, therefore, we believe that foreign currency exchange rates should not materially affect our overall financial position, results of operations or cash flows. Our exposure to market risk for changes in interest rates relates primarily to our cash and cash equivalent balances and our bank line of credit. We do not use derivative financial instruments in our investment portfolio, and our investment portfolio only includes highly liquid instruments with an original maturity of generally less than three months. We are subject to fluctuating interest rates that may impact, adversely or otherwise, our results of operations or cash flows for cash and cash equivalents. The table below presents principal amounts, related weighted average interest rates and expected cash flows from market risk sensitive instruments.

  Balances as of June 30, 1999:

                                                                        Average
                                                                        Interest
                                                              Amount      Rate
                                                            ----------- --------
   Assets
     Cash and cash equivalents............................. $18,158,000   4.5%
                                                            ===========

  All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents. The Company does not invest in instruments with total maturities or remaining maturities at date of purchase in excess of 90 days. For the six months ended June 30, 1999, the weighted average interest rate on our investment portfolio was approximately 4.5%.

                                                                        Average
                                                                        Interest
                                                              Amount      Rate
                                                            ----------- --------
   Liabilities
     Bank line of credit (variable; at prime) ............. $        --   7.75%
     Capital lease obligations.............................     640,000   15.5%

At June 30, 1999, we had not drawn on our $1 million variable rate bank line of credit.

  Our capital lease obligations are fixed interest obligations. The future minimum payments under these and other capital lease agreements are as follows:

                                                                 Amount
                                                               -----------
     1999..................................................... $   263,000
     2000.....................................................     264,000
     2001.....................................................     277,000
                                                               -----------
     Minimum lease payments...................................     804,000
     Less amount representing interest........................    (164,000)
                                                               -----------
     Principal amount of minimum lease payments............... $   640,000
                                                               ===========

                                    BUSINESS

Overview

  We are a provider of 360-degree virtual tours of real estate properties on the Internet. Bamboo.com virtual tours provide a more complete visual representation of a property than traditional still photographs, allowing viewers to easily pan left or right or zoom in for a closer view. We provide a comprehensive virtual tour service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour and distributing the virtual tour. We distribute our virtual tours to a variety of Web sites, including real estate destination sites and Internet portals. We also distribute our virtual tours by email to real estate agents for easy redistribution to their clients and prospective home buyers. Utilizing our extensive service provider network of videographers, we offer our virtual tour service in over 200 cities, towns, boroughs and counties across the United States and Canada. As the real estate industry increasingly leverages the geographic reach and rich media potential of the Internet, we believe virtual tours will become a standard method to market real estate, the way still photographs are a standard method today.

Industry Overview

 The Real Estate Industry

  According to the United States Department of Commerce, the market for all housing and related products and services was in the aggregate over $900 billion in 1997, representing 11.5% of the United States gross domestic product and is one of the largest sectors of the economy. The real estate industry in the United States is large and diverse, consisting of a variety of segments including:

  . existing home sales;

  . new home sales;

  . apartment rentals;

  . commercial property sales and leases; and

  . hotels and other hospitality or specialty properties.

  The largest segment of the U.S. real estate industry is the market for existing home sales. According to the National Association of Realtors, which is comprised of approximately 720,000 residential and commercial real estate agents, there were approximately 5 million existing home sales in the United States in 1998, representing $625 billion in transaction value. In addition to existing home sales, new U.S. housing starts totaled over 1.6 million units, and 888,000 new homes representing $130 billion in transaction value were sold in 1998, according to the National Association of Home Builders.

 The Process of Buying And Selling A Home

  Buying or selling a home is the most significant financial transaction most people undertake in their lifetime. The process is often stressful, complicated and time-consuming. Consequently, most individuals seeking to buy or sell a home hire a real estate agent to assist them with the process. To facilitate the purchase or sale of an existing home, real estate agents generally use a regional multiple listing service, a proprietary network of property listing information which traditionally has only been available to real estate agents. The real estate agent typically pays a fee to access a multiple listing service, which enables the real estate agent to list properties that are for sale and view properties that are listed by other agents.

  When commencing a search for a home, buyers have traditionally sought information from newspaper classifieds and multiple listing service printouts provided by real estate agents. The information for a particular home usually consists of a brief text description of the property and a small exterior photograph. This limited information requires buyers to engage in the time-consuming and often frustrating process of scheduling appointments, traveling to and visiting a property. This inefficient process also forces home sellers and real estate agents to spend time showing homes to all visitors, including those who after physically visiting the home are not interested. The inconvenience and cost associated with the home buying process are compounded for home buyers who are relocating.

 Convergence of the Internet and the Process of Buying and Selling a Home

  The Internet has emerged as a global medium for communication, information exchange and commerce. According to the International Data Corporation, there were 69 million Internet users worldwide at the end of 1997 and this number is anticipated to grow to approximately 320 million users by the end of 2002. As a result of this explosive growth, businesses will have a tremendous opportunity to conduct commerce over the Internet. International Data Corporation estimates that commerce over the Internet will increase to more than $400 billion by 2002.

  Recognizing the commercial potential of the Internet, a number of residential real estate-related Web businesses have been established, including Web sites that aggregate multiple listing service data from different regions. These real estate destination sites enable users to quickly access a wide range of real estate listings to search for a home using specific criteria, including location, size and price. As a result, these sites are increasingly becoming an important part of the home buying process for many consumers. Based on a 1999 study by the U.C. Berkeley Fisher Center for Real Estate and Urban Economics, we believe that a significant portion of existing homes listed for sale in the United States are listed online and that the number of home buyers using the Internet to shop for a home is increasing.

 The Need For Richer Online Visual Content

  While the Internet has improved the process of researching real estate listings, the information currently available online is typically limited to a brief text description and a small still photograph of the property. Though the availability of this information online enhances the efficiency of searching for a home, it does not utilize the capability of the Web to more fully visualize the experience of visiting a home. As a result, buyers must still engage in the time-consuming and often frustrating process of scheduling appointments, traveling to and visiting homes at an early stage of the home buying process before they can confirm their interest in a particular property.

The Bamboo.com Solution

  We are a provider of 360-degree virtual tours of real estate properties on the Internet. We believe virtual tours will become a standard method to market real estate online, the way still photographs are a standard method today. Our virtual tours provide enhanced visual content that allows a buyer to look around a room or specific area of a home or other property as if they were actually standing inside or outside the property. Our virtual tours are integrated with property listing information by real estate Web sites and multiple listing services, thereby providing a complete package of information and adding significant value to the home buyer, home seller and real estate agent. Users are able to quickly view our virtual tours over a basic dial-up connection to the Internet using a standard Web browser, on almost all computer platforms, and without special plug-in software to download or install. We also distribute our virtual tours by email to real estate agents in one convenient, self contained file. Real estate agents can easily forward our email virtual tours to prospective home buyers, home sellers and real estate agents. Key elements of the bamboo.com solution are:

  Affordable, Comprehensive Service. We deliver an affordable comprehensive service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour and distributing our virtual tours to a variety of Web sites. We also distribute our virtual tours to real estate agents as an attachment to a standard email message, which they can then forward to home buyers, other real estate agents and home sellers. For our basic virtual tour service for existing home sales, real estate agents pay a one time fee of $99.95 per home. The virtual tour is then accessible free-of-charge on the Internet for the life of the listing. Utilizing our extensive network of videographers, we currently offer our

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


virtual tour service in over 200 cities, towns, boroughs and counties across the United States and Canada.

  Extensive Network of Internet Affiliates. Users can access our virtual tours through major destination sites on the Internet. We have agreements to provide our virtual tours to the following major real estate destination sites:

  . REALTOR.com;

  . HomeSeekers.com;

  . Microsoft HomeAdvisor;

  . Homes.com;

  . HomeBuilder.com; and

  . LoopNet.

These real estate destination Web sites provide a broad distribution network for our virtual tours but we do not currently receive any significant revenue from these Web sites. These Web sites also provide real estate content to Internet portals. As a result, our virtual tours can currently be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, Netscape Netcenter and Yahoo! We are not a party to any agreements with these Internet portals and there is no guarantee that the Web sites we have agreements with will continue to provide content to these Internet portals.

  Benefits to Home Buyers. Our virtual tours provide home buyers with rich visual information enabling them to view and screen a property, at no cost, without requiring a visit to the home. This enables buyers to save the time, expense and inconvenience of scheduling appointments, traveling to and visiting properties in person. Our virtual tours also add new dimensions to the home buying process by enabling home buyers to show a potential home to family and friends and revisit the virtual tour.

  Benefits to Home Sellers. Our solution enables home sellers to use the Internet to provide more visual information about their homes and surrounding property to prospective buyers. Unlike traditional marketing methods such as local classified ads and multiple listing service printouts, our visually rich virtual tours allow sellers to take advantage of the multimedia capabilities of the Web. In addition, we believe our virtual tours will reduce the amount of time required by sellers in showing their homes because buyers are able to view homes before deciding to actually visit the property.

  Benefits to Real Estate Agents. Our virtual tours provide real estate agents with an Internet based tool that allows them to cost-effectively market properties to a wide audience, thereby providing a value-added service to both home buyers and home sellers. This enhanced marketing tool also enables real estate agents to differentiate themselves to potential home sellers and thereby gain new listings. As home buyers increasingly use the Internet and virtual tours to screen homes, real estate agents may save time by showing homes to more qualified buyers. Real estate agents can also more effectively help home buyers find properties by identifying and emailing to a home buyer our virtual tours that match a buyer's criteria. Alternatively, real estate agents can also store our email virtual tours on their laptop computers and display these virtual tours directly to their clients.

  Benefits to Affiliates. Our virtual tours provide real estate destination sites, Internet portals and multiple listing services with rich visual content which helps to increase the convenience, usefulness and enjoyment of their users' visits. We believe that these benefits promote increased traffic and repeat usage on our affiliates' Web sites.

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

The Bamboo.com Strategy

  Our objective is to be the leading global provider of online virtual tours to the real estate industry. We plan to achieve this goal by pursuing the following key strategies:

  Aggressively Grow Our Virtual Tour Business. We intend to establish a significant market presence for our 360-degree virtual tours by continuing to provide comprehensive services at competitive prices to the existing home sales market. We plan to continue to drive market share of our virtual tours by utilizing our 60 direct sales professionals to aggressively market our virtual tours to real estate agents at the local and regional levels. We have recently expanded our service provider network to include 188 videographers that provide us with broad national coverage in over 200 cities, towns, boroughs and counties across the United States and Canada.

  Establish Bamboo.com as the Dominant Brand for Online Virtual Tours. We seek to establish bamboo.com as the leading brand for online virtual tours in all segments of the real estate industry. To achieve this objective, we intend to expand our use of mass market and targeted advertising, public relations and other marketing activities designed to promote bamboo.com as a global brand among consumers, real estate agents and other real estate professionals.

  Develop New Relationships. We have entered into relationships which help us sell and distribute our virtual tours and promote the bamboo.com brand. These relationships include agreements with HomeStore.com, REALTOR.com, HomeSeekers.com, Microsoft HomeAdvisor, Homes.com, HomeBuilder.com and LoopNet. These relationships provide us with significant benefits including access to real estate agents and marketing activities such as banner ads, buttons, logos, online order pages and direct sales force activities. We intend to enter into additional agreements with real estate destination sites, real estate brokerage firms, multiple listing services and technology providers that will provide us with similar benefits.

  Continue to Enhance Our Virtual Tour Experience. We intend to continually develop, acquire and utilize new technologies that will enhance our virtual tours. Examples of such technological enhancements include high-resolution zooming functionality, larger image sizes, audio and additional compression techniques. We believe such enhancements will benefit our constituents by providing an even richer, more informative experience. Recently, Intel and bamboo.com entered into a product development agreement, where Intel will provide guidance on future product definition, technology enhancements and optimizations of the bamboo.com virtual tour product for Intel architecture.

  Expand Our Virtual Tour Business to Other Real Estate Segments. We intend to expand into other real estate markets that will benefit from our virtual tour products and services, such as new home sales, apartment rentals, commercial property sales and leases, as well as hotels and other hospitality or specialty properties. We recently entered into an agreement to provide our virtual tours to LoopNet, a commercial real estate Web site.

  Pursue E-Commerce Opportunities. As consumers increasingly use the Internet to research all aspects of the home buying process, we believe that there will continue to be more real estate related products and services offered online, creating e-commerce opportunities. We may develop relationships with companies that offer real estate related products and services online, including mortgage organization services, furniture, home improvement products and insurance. Because home buyers can use our virtual tours throughout the home buying process, we believe we will be well positioned to take advantage of these opportunities.

  Pursue International Expansion Opportunities. We believe there will be a significant opportunity for bamboo.com virtual tours as online real estate marketplaces develop and mature in international markets. We intend to address this opportunity by directly marketing our services, developing new partnerships and expanding our relationships with existing partners as they grow internationally.

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

Products and Services

 The Virtual Tour

  Bamboo.com virtual tours capture 360-degree images of the interior and exterior of homes or other real estate. Our virtual tours provide more complete visual representations of multiple rooms and outdoor areas than traditional still photographs allowing viewers to easily pan left or right or zoom in for a closer look.

  We deliver a comprehensive service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour, distributing the virtual tour to sites on the Internet and delivering it by email. Our basic virtual tour for existing homes is priced at $99.95, and includes four 360-degree scenes delivered to one Web site selected by the real estate agent. Each additional scene and each additional Web site posting costs the real estate agent $20.00. Our service involves the following six steps:

  (1) a real estate agent orders a virtual tour from us by phone, fax, email or online and selects the Web sites that the tour is to be posted on;

  (2) our customer service representative receives this order and dispatches the request to an independent videographer who is part of the bamboo.com service provider network;

  (3) the videographer contacts the real estate agent to schedule the video shoot of the property;

  (4) once the video has been shot, the captured content is sent via overnight courier to our processing center in Toronto;

  (5) our processing center inspects all scenes included in the video and converts the video into a virtual tour using our proprietary technology; and

  (6) our processing center then posts the virtual tour on the Web to the sites selected by the ordering real estate agent. We also deliver the virtual tour by email to the ordering real estate agent.

 Virtual Tours on the Internet

  Our Web-based virtual tour product is viewable using a standard Web browser, without the need for additional software, over a basic dial-up connection to the Internet. Our virtual tours are available on real estate company Web sites, individual real estate agent Web sites or on our broad network of affiliates, which include real estate destination sites, Internet portals and multiple listing services.


  We have developed proprietary software which enables our virtual tours to be viewed on the Web. The bamboo.com Java applet enables our virtual tours to be viewed within Web pages. If the users Web browser is unable to view Java applets, our bamboo.com View-Anywhere system will automatically display still images in HTML.

 Email Virtual Tours

  In addition to our Web-based virtual tour, we offer a self contained virtual tour which can be distributed by email. The email virtual tour offers all of the features of our Web-based virtual tours and can be customized to include contact information for the real estate agent representing the seller.

  The listing real estate agent receives the email virtual tour from bamboo.com and is able to widely disseminate the email virtual tour by sending it directly to potential home buyers, other real estate agents and the home seller. The real estate agent can also use the email tour as a promotional tool by including his or her name and contact information. The buyer's real estate agent can easily forward email virtual tours received from sellers' agents to clients, providing a simple and efficient method for potential buyers to screen numerous homes.

  Our email virtual tour can be viewed on computers running Microsoft's Windows 95, Windows 98 or Windows NT operating systems. The manageable file size of our virtual tour enables a real estate agent or

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

potential buyer to store virtual tours on a computer and show or view the tours anytime, without the need for an Internet connection.

Key Relationships

  In order to accelerate the adoption of our bamboo.com virtual tours, we have entered into agreements with real estate destination sites, real estate brokerage firms and real estate multiple listing services.

 Real Estate Destination Sites

  We have entered into agreements to provide our virtual tours to the major real estate destination Web sites described below. We believe these relationships benefit home buyers, home sellers and real estate agents by providing broad exposure of homes and other properties on a variety of real estate destination sites and Internet portals.

  Through our agreements with these real estate destination Web sites, we are obligated to pay sponsorship and other marketing and technology access fees in an aggregate amount of approximately $14.1 million due over the three year period ending December 31, 2002. In addition, we also pay transaction fees to some of these real estate destination Web sites. These fees generally range from 3% to 20% of revenues generated from the sale of our virtual tours. From January 1 to June 30, 1999, the average transaction fee paid to these real estate destination Web sites was approximately 9%.

  RealSelect, a Subsidiary of HomeStore.com. RealSelect operates REALTOR.com and HomeBuilder.com. REALTOR.com, the official Web site of the National Association of Realtors, is a leading real estate destination Web site that enables potential home buyers to browse, free of charge, from a searchable database of existing home listings. REALTOR.com's listings can also be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, and Netscape Netcenter. We have a multi-year agreement with HomeStore.com and RealSelect through which we are exclusively marketed, promoted and endorsed on the HomeStore.com, REALTOR.com and HomeBuilder.com Web sites. We are required to pay RealSelect monthly fees and fees associated with sales of our virtual tours.

  Cendant Corporation. Cendant is planning to introduce a real estate Internet portal that will include property listings from the Coldwell Banker(R), CENTURY 21(R), ERA(R) real estate brokerage systems. We have entered into a multi-year, non-exclusive, agreement with Cendant under which bamboo.com virtual tours may be displayed on such portal. We are required to pay Cendant monthly fees and fixed fees, at specified times during the term of the agreement.

  HomeSeekers.com. HomeSeekers.com is a provider of online residential listing information. We have a multi-year agreement with HomeSeekers.com through which we are the exclusive provider of virtual tours on the HomeSeekers.com Web site. HomeSeekers.com markets, promotes and facilitates sales of our virtual tours on the HomeSeekers sites, at seminars and tradeshows, on CD-ROM products and through e-mail and direct marketing. We pay HomeSeekers transaction fees for sales generated by HomeSeekers as well as for virtual tours posted to the HomeSeekers Web site.

  Microsoft HomeAdvisor. Microsoft HomeAdvisor is a real estate destination site which aggregates existing home listings. We recently entered into a short term agreement with Microsoft to provide virtual tours to the HomeAdvisor site. Under the agreement, we are required to pay Microsoft quarterly sponsorship fees.

  Homes.com. Homes.com is a real estate destination site which aggregates existing home listings and a variety of other real estate listings such as apartments. Homes.com listings can also be viewed on Yahoo! We have a short term agreement with Homes.com to provide our virtual tours of existing homes on the Homes.com Web site. We are also the preferred provider of virtual tour images for rental property listings on Homes.com. We pay Homes.com a quarterly transaction fee on net revenues collected from sales originated by Homes.com.

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

  LoopNet. LoopNet is an aggregator of commercial property listings. We have an agreement with LoopNet to provide virtual tours of commercial properties on the LoopNet.com Web site. We pay LoopNet monthly sponsorship fees.

  These real estate destination Web sites provide a broad distribution network for our virtual tours, but we do not currently receive any significant revenue from these Web sites. In addition, we are not a party to any agreements with any Internet portals. There is no guarantee that the real estate destination Web sites we have agreements with will continue to provide content to Internet portals.

 Real Estate Brokerage Firms

  We have entered into distribution and marketing agreements with major real estate brokerage firms. These agreements assist in providing our sales force with access to their agents and enable us to feature our virtual tours on their brokerage firms' Web sites.

 Multiple Listing Service Infrastructure

  Multiple listing services aggregate residential real estate listings on a local or regional basis and are typically controlled by local real estate boards. These boards are primarily organized as co-operatives whose members typically are affiliated with local real estate firms. In addition to managing the listings within a region, multiple listing services also select and control the software used in uploading, storing and viewing the listings. These relationships have traditionally allowed multiple listing services to secure their position as the primary aggregator of all data relating to properties within their jurisdiction.

  We have entered into and continue to enter into agreements directly with multiple listing services as well as companies that develop technology for the real estate industry. Through these relationships, we seek to integrate our virtual tours into the existing MLS infrastructure to benefit us, the multiple listing services and real estate agents. This integration enables us to directly market our virtual tour service to real estate agents associated with these multiple listing services through marketing and promotion agreements. We pay these multiple listing service companies transaction fees for sales generated by them. In addition, these relationships provide significant exposure for our virtual tours within the multiple listing services intranet systems. Below is a list of all multiple listing services and companies that develop technology for the real estate industry with which we have agreements.

Multiple Listing Service

Multiple Listing Service of    .Largest multiple listing service in North
Northern Illinois--MLSNI        America
                               .Average of 72,000 active listings
                               .27,000 members

Metropolitan Regional          .Second largest multiple listing service in
Information Systems Inc.--      North America
MRIS                           .Average of 54,000 active listings
                               .22,000 members

Toronto Real Estate Board--    .Third largest multiple listing service in
TREB                            North America
                               .Average of 25,000 active listings
                               .20,000 members

Metrolist, Inc.                .Multiple listing service

State-Wide Multiple Listing    .Multiple listing service
Service, Inc.

GTE Enterprise Solutions       .Full service provider of technology to the
                                real estate industry

Moore Data Management          .Full service provider of technology to the
Services                        real estate industry

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

  MLSNI. MLSNI covers the Chicago metropolitan area. We have an agreement with MLSNI to provide virtual tours to its subscribers. Under the terms of the agreement, MLSNI agrees to promote and assist in facilitating the sales of our virtual tours on the MLSNI.com Web site, in its multiple listing services system and in its marketing collateral.

  MRIS. MRIS operates an online real estate network for licensed real estate agents in the Maryland, Northern and Central Virginia, Washington D.C. and parts of West Virginia and Pennsylvania. We have a sales and co-marketing agreement to be the preferred vendor of virtual tours to its subscribers. Under the terms of the agreement, MRIS is responsible for facilitating the sales of our virtual tours to its subscribers, and agrees to market and promote our virtual tours on its Web site, print collateral and through its call center.

  TREB. TREB covers the Toronto metropolitan area. We have an agreement with the TREB through which we provide virtual tours to its subscribers. TREB has agreed to exclusively market and promote our virtual tours in its online and print collateral as well as within its multiple listing services system.

  Metrolist. Metrolist covers the Denver metropolitan area. We have an agreement with Metrolist through which we provide virtual tours to its subscribers.

  State-wide. State-wide covers the state of Rhode Island. We have an agreement with State-wide through which we provide virtual tours to its subscribers.

  GTE Enterprise Solutions. GTE Enterprise Solutions is a full service provider of technology to the real estate industry. The GTE Enterprise Solutions System 4 is an information database and communications network which integrates multiple listing services functions. We have an agreement with GTE Enterprise Solutions through which they market, promote and facilitate the ordering of our virtual tours on their System 4 MLS software. Also, under the terms of the agreement, GTE Enterprise Solutions integrates the viewing of our virtual tours through its System 4 MLS software.

  Moore Data Management Services. Moore Data Management Services is a full service provider of technology to real estate industry. We have an agreement with Moore Data Management Services through which they will market, promote and facilitate the ordering of our virtual tours.

Sales and Marketing

  We are engaged in a number of marketing activities to promote the bamboo.com brand, develop name recognition and visibility and build our customer base. These marketing activities include targeting real estate agents, home sellers and home buyers through print and online advertising, trade shows, seminars, direct mail and product promotions. We sell our virtual tours to real estate agents through our direct sales force and through our partners.

 Direct Sales Organization

  Our direct sales force covers the United States and Canada. As of June 30, 1999, we employed 60 field sales personnel, including 7 regional directors and 53 account executives. The direct sales force focuses its efforts on real estate agents. Below is a list of real estate brokerage firms whose agents have purchased our virtual tours:

   Alain Pinel                 Fred Sands Realtors     Prudential Real Estate
   Arvida Realty Services                              Affiliates
                               John L. Scott Real Estate
   Better Homes & Gardens      Keller Williams         RE/MAX International
   Century 21                  Koenig & Strey          Royal LePage
   Coldwell Banker             Pacific Union           Towne and Country
   ERA                                                 Realtor
                                                       Windermere Real Estate

Revenues from Royal LePage represented 25%, 77% and 9% (unaudited) of total revenue for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 (unaudited), respectively.

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

  Our direct sales force is employing the following strategies to market bamboo.com virtual tours to real estate agents:

  . Real Estate Brokerage Workshops. We organize and present sales workshops at regional and local real estate brokerage offices. Our direct sales force uses these presentations to educate and inform the real estate agents about our virtual tours and the Internet to enhance their ability to win listings and market properties.

  . Internet Marketing Advisory Board. We have engaged eleven experienced real estate agents from different brokerage firms and an Internet consultant to serve on our Internet Marketing Advisory Board. These individuals help promote bamboo.com, provide input on our products and services and assist in our approach to the market. Upon joining the Marketing Advisory Board members are granted options to purchase our common stock in consideration for their services.

  . Trade Shows and Conferences. We attend trade shows and conferences across
    North America. We believe these forums serve as an excellent selling, networking and branding opportunity.

 Additional Marketing and Sales Channels

  In addition to our direct sales force, we also have and continue to develop relationships with real estate destination sites, real estate brokerage firms and multiple listing services to provide marketing support in our efforts to sell directly to real estate agents associated with these companies.

Service Provider Network

  Our service provider network consists of contract videographers throughout the United States and Canada. As of June 30, 1999, we had 188 trained videographers. The videographers are responsible for capturing our images using a video camera attached to a proprietary tripod and turntable system. The videographers are generally subject to noncompetition agreements.

Technology

  We have developed innovative and proprietary technology to support the creation and delivery of our virtual tours, including a scene image capture system, processing system and virtual tour viewing technology.

 Virtual Tour Scene Capture Device

  We developed a microprocessor controlled turntable system that facilitates the creation of our virtual tours. In conjunction with a standard photographic tripod and a commercially available video camera, a bamboo.com service provider uses this system to quickly and easily film 360-degree virtual scenes.

 Virtual Tour Video Processing System

  We have developed a proprietary software system which converts standard video into a digital file format. Our processing software takes advantage of the adaptive exposure and focus mechanisms in the video camera to compress the dynamic range of the scene while maintaining center-of-field focus. This results in a single well-exposed image with effective depth-of-field. This image is then enhanced for clarity and color range using commercially available image processing tools. Finally, the image is coded for final display with JPEG compression.

 Virtual Tour Viewing Technology

  We have developed proprietary software which enables our virtual tours to be viewed on the Web as well as distributed via email. For Web-based virtual tours, our View-Anywhere system automatically identifies the user's browser and selects either a Java or HTML virtual tour depending on the browser's ability to view Java applets. If the browser cannot view Java applets, the property is displayed using HTML and still images. Our

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View-Anywhere technology enables images to be viewed on almost all computer platforms using a standard Web browser. Our email virtual tour is based upon our proprietary standalone viewer platform which was developed using a combination of Windows and Java software. Our email virtual tour can be viewed on any computer running Microsoft's Windows 95, Windows 98 or Windows NT operating systems.

Competition

  While the market for online virtual tours for real estate is relatively new, it is already competitive and characterized by entrants that may have or may develop online virtual tours similar to ours. In addition, there are relatively low barriers to entry to our business. Moreover, due to the low cost of entering the online virtual tours market, competition may intensify and increase in the future. We currently compete with traditional methods used by real estate agents to market properties for sale, including classified ads, brochures and still photos. We also face competition from companies that have developed virtual tour technology including Be Here Corporation, Cyclovision, Inc. and Interactive Pictures Corporation. This competition may limit our ability to become profitable or result in the loss of market share. We compete on the basis of certain factors, including: quality and breadth of service, price, brand recognition and distribution. We believe that we compete favorably with respect to each of these factors.


  Most of our employees are not subject to noncompetition agreements. In addition, even though most of our key and technical employees are covered by proprietary rights agreements, our business model does not involve the use of a large amount of proprietary information. As a result, we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises will further increase the level of competition in our market and could harm our financial performance.

Intellectual Property

  We rely on trademarks and trade secrets, as well as confidentiality agreements and other contractual restrictions with employees and third parties, to establish and protect our proprietary rights. Despite these precautions, we cannot be sure that the measures we undertake will be adequate to protect our proprietary technology, or that they will preclude competitors from independently developing products with functionality or features similar to our products. We cannot be sure that the precautions we take will prevent misappropriation or infringement of our technology. We have filed two patent applications in the United States with respect to our video image processing system technology and with respect to virtual tour display technology. However, it is possible that a patent may not be issued for this application. An issued patent may not adequately protect our technology from infringement or prevent others from claiming that our technology infringes that of third parties. Failure to protect our intellectual property could materially harm our business. In addition, our competitors may independently develop similar or superior technology. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary right of others. Litigation could result in substantial costs and diversion of our resources and could materially harm our business.

  We may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future, and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause delays in the development and release of our products, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could materially harm our business.

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

Research and Development

  As of July 15, 1999, we had 10 employees engaged in research and development related to content capture, processing technology and viewer and user experience enhancements. We expended approximately $23,829, $41,567 and $242,917 for the years ended December 31, 1996, 1997 and 1998, respectively, on research and development. We expect to expend resources on research and development in amounts necessary to continue improvements in content capture and processing technology and viewer and user enhancements in amounts necessary to ensure our virtual tour business remains competitive.

Legal Proceedings

  Bamboo.com is not a party to any material legal proceedings.

Employees

  As of June 30, 1999, we employed 130 full-time employees in the United States and 28 full-time employees in Canada, and 48 full time equivalent independent contractors in our video processing and customer service call center in Canada. Our employees are not covered by any collective bargaining agreements. We believe that our employee relations are good. There is significant competition for employees with the managerial, technical, marketing, sales and other skills required to operate our business. Our success will depend upon our ability to attract, retain and motivate employees.

Facilities

  We lease office space in Palo Alto, California for our corporate headquarters. The current lease expires on February 2, 2002. We also lease office space in Toronto for our video processing and customer service call center. The current leases expire in May 2000 and February 2002, respectively. We also lease office space for our sales offices in San Diego, California and Chicago, Illinois.

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

                                   MANAGEMENT

Directors and Executive Officers

  The following table sets forth the directors and executive officers of bamboo.com, their ages and the positions held by them with bamboo.com as of July 20, 1999:

   Name                     Age                        Position
   ----                     ---                        --------
   Leonard B. McCurdy......  52 Chairman of the Board and Chief Executive Officer
   Randall I. Bresee.......  51 Chief Financial Officer
   Kevin B. McCurdy........  25 Founder, Executive Vice President and Director
   Andrew P. Laszlo........  40 Senior Vice President, Business Development
   Mark R. Searle..........  36 Chief Operating Officer
   John Assaraf............  37 Senior Vice President, Sales
   Howard Field............  26 Co-Founder and Vice President
   Andrew J. Aicklen.......  46 Vice President and General Manager Canadian Operations
   Duncan Fortier..........  55 Director
   Philip Sanderson........  31 Director
   John Moragne............  42 Director
   James D. Marver.........  49 Director

  John Moragne and Philip Sanderson comprise bamboo.com's audit committee. John Moragne and Duncan Fortier comprise bamboo.com's compensation committee.

  Leonard B. McCurdy has served as Chairman and a member of the Board since our inception. Since January 1999, Mr. McCurdy has served as our Chief Executive Officer. Since 1991, Mr. McCurdy has served as the President of Lanek Limited, a private investment holding company. Lanek Limited is a stockholder of bamboo.com. From 1988 to 1991 Mr. McCurdy served as President and Chief Executive Officer of ISM Information Systems Management Corporation, a company that provided large technology solutions. Mr. McCurdy is the father of Kevin B. McCurdy.

  Randall I. Bresee joined bamboo.com as Chief Financial Officer in April 1999. From January 1997 to April 1999 Mr. Bresee served as Vice President and Controller for Santa Cruz Operation, Inc., a Unix software provider, and from May 1996 to January 1997, he served as a Director of Finance and Controller. From August 1988 to May 1996, Mr. Bresee served as a Director of Finance and Controller for Silicon Graphics, Inc., a computer manufacturer. Mr. Bresee holds a B.A. from Humboldt State University.

  Kevin B. McCurdy founded bamboo.com in November 1995 and has served as an executive officer and director since its inception. From September 1991 to June 1995, Mr. McCurdy attended Babson College where he earned a Bachelor of Science in Business Administration. Mr. McCurdy is the son of Leonard B. McCurdy.

  Andrew P. Laszlo joined bamboo.com as Senior Vice President, Business Development in January 1999. From September 1997 to January 1999, Mr. Laszlo served as a Business Development Manager at Intel Corporation. From September 1995 to June 1997, Mr. Laszlo attended business school. From December 1989 to August 1995, Mr. Laszlo practiced corporate law with Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A. Mr. Laszlo holds a B.A. in English from Wesleyan University, a J.D. from George Washington University and an M.B.A. from the University of California, Berkeley.

  Mark R. Searle joined bamboo.com as Chief Operating Officer in January 1999. From October 1997 to November 1998, Mr. Searle served as the Chief Operating Officer of Cybergold, Inc., an online incentive marketing company. From December 1994 to April 1997, Mr. Searle served as the Vice President of Operations and Chief Operating Officer of Plynetics Express Corporation, a rapid prototyping company. From August 1994 to December 1994, Mr. Searle served as a Senior Consultant for Deloitte & Touche, LLP. Mr.

Searle holds a B.A. in English and Creative Writing from Princeton University and an M.B.A. from the Harvard Graduate School of Business.

  John Assaraf joined bamboo.com as Senior Vice President, Sales in January 1999. From November 1987 to May 1999, Mr. Assaraf served as regional director and president of RE/MAX of Indiana, a real estate franchising company.

  Howard Field is a co-founder of bamboo.com and currently serves as a Vice President. He also served as a director from February 1996 to February 1998. In addition, from February 1996 to February 1998, Mr. Field served as our President and Chief Operating Officer. From September 1991 to June 1995, Mr. Field attended Babson College where he earned a Bachelor of Science in Business Administration.

  Andrew J. Aicklen joined bamboo.com as Vice President and General Manager, Canadian Operations in March 1999. From October 1991 to March 1999, Mr. Aicklen served as President of Information Access Inc., a company he co-founded that provides software distribution services. From June 1985 to January 1991, Mr. Aicklen served in various positions with Oracle Corporation, most recently as a Vice President. Mr. Aicklen holds an M.B.A. from the University of Houston and a B.A. from the University of Texas at Austin.

  Duncan Fortier has served as a director of bamboo.com since March 1999. Mr. Fortier is the President of Jascan Investments, Inc., an investment holding company, a position he has held since 1992. Previously he served as Executive Vice President of ISM Information Systems Management Corporation.

  Philip Sanderson has served as a director of bamboo.com since March 1999. Mr. Sanderson is a Partner with Walden Media, L.L.C., a private equity investment firm. Mr. Sanderson joined Walden Media, L.L.C. as an associate in July 1997. From September 1995 to June 1997, Mr. Sanderson attended the Harvard Graduate School of Business. From April 1993 to August 1995, Mr. Sanderson was an associate with Robertson Stephens, an investment banking firm. From August 1990 to January 1993, Mr. Sanderson worked in the corporate finance group at Goldman Sachs & Co., an investment banking firm. Mr. Sanderson holds a B.A. from Hamilton College and an M.B.A. from the Harvard Graduate School of Business.

  John Moragne has served as a director of bamboo.com since March 1999. Since May 1993, Mr. Moragne has served as Managing Director of Trident Capital, a private equity investment firm. Mr. Moragne is currently a director of DAOU Systems, Inc., MapQuest.com, Inc. and Newgen Results Corp. Mr. Moragne holds a B.A. from Dartmouth College, an M.S. from the Stanford Graduate School of Applied Earth Sciences and an M.B.A. from the Stanford Graduate School of Business.

  James D. Marver has served as a director of bamboo.com since June 1999. Mr. Marver has been a Managing Partner at VantagePoint Venture Partners since co-founding the private equity investment firm in 1996. From 1988 to 1996, Mr. Marver was Senior Managing Director and Head of the Global Technology Group at Bear Stearns & Co. Inc., an investment banking firm, as well as Head of the San Francisco Investment Banking office. Mr. Marver holds a B.A. from Williams College and a Ph.D. from the University of California, Berkeley.

Board Composition

  We currently have authorized seven directors, although the number of authorized directors will be reduced to five approximately 15 days after the closing of this offering, as described below. In accordance with the terms of our Amended and Restated Certificate of Incorporation which will be in effect upon the closing of this offering, the terms of office of the members of the Board of Directors will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2000, Class II, whose term will expire at the annual meeting of stockholders to be held in 2001, and Class III, whose term will expire at the annual meeting of stockholders to be held in 2002. The Class I directors are James Marver, John Moragne, and Philip Sanderson, the Class II director is Duncan Fortier and one vacancy exists and the Class III directors are Kevin B. McCurdy and Leonard B. McCurdy. In addition, 15 days after we have redeemed all shares of

Series C redeemable preferred stock, the term of office of James D. Marver shall expire and the authorized number of Class I directors shall be reduced by one and the authorized number of Class II directors shall be reduced by one, eliminating the current vacancy. At each annual meeting, the successors to directors whose term will then expire will be elected to serve until the third annual meeting. In addition, our bylaws provide that the authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled by resolution of the Board of Directors and will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in our control or management.

  Each officer is elected by, and serves at the discretion of, the Board of Directors. Each of our officers and directors, other than nonemployee directors, devotes full time to the affairs of bamboo.com. Our nonemployee directors devote such time to our affairs as is necessary to discharge their duties. There are no close family relationships among any of the directors, officers or key employees of bamboo.com other than the father-son relationship between Leonard B. McCurdy and Kevin B. McCurdy.

Board Committees

  The Audit Committee of the Board of Directors reviews the internal accounting procedures of bamboo.com and consults with and reviews the services provided by our independent accountants. The Audit Committee currently consists of John Moragne and Philip Sanderson.

  The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all executive officers of bamboo.com, administers bamboo.com's stock option plan and establishes and reviews general policies relating to compensation and benefits of employees of bamboo.com. The Compensation Committee currently consists of John Moragne and Duncan Fortier. Except as set forth in "Interests of Management and Others in Transactions," no interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Director Compensation

  Our directors do not currently receive cash compensation from bamboo.com for their service as members of the Board of Directors, although they are reimbursed for expenses in connection with attendance at Board and Committee meetings. We do not provide additional compensation for committee participation or special assignments of the Board of Directors. From time to time, our directors have received and may continue to receive grants of options to purchase shares of bamboo.com's common stock pursuant to the 1998 Stock Plan.

Executive Compensation

  The following table sets forth the total compensation received for services rendered to bamboo.com during the fiscal year ended December 31, 1998 by our Chief Executive Officer and other executive officers who received salary, bonus and restricted stock for such fiscal year in excess of $100,000 and key executive personnel for the fiscal year ended December 31, 1998 and key executive personnel as of June 30, 1999. The titles listed below are the titles of the named executive officers as of June 30, 1999. In the table below, Other Annual Compensation for all of the named executive officers is composed entirely of options granted to the Named Executive Officers that had exercise prices at the time of issuance below the then current fair market value of the shares to be acquired upon exercise. Leonard McCurdy will be compensated at an annual base salary of $150,000 during the fiscal year ending on December 31, 1999. Kevin McCurdy will be compensated at an annual base salary of $136,000 during the fiscal year ending on December 31, 1999. Mr. Bresee joined bamboo.com in April 1999 as its Chief Financial Officer and will be compensated at an annual base salary of $135,000 during the fiscal year ending on December 31, 1999. Mr. Laszlo joined bamboo.com in January 1999 as its Senior Vice President, Business Development and will be compensated at an annual base salary of $132,000 during the fiscal year ending on December 31, 1999. Mr. Searle joined bamboo.com in January 1999 as its Chief Operating Officer and will be compensated at an annual base salary of $120,000 during the fiscal year ending on December 31, 1999.

                                                                   Long-Term
                                                              Compensation Awards
                                                             ---------------------
                                 Annual Compensation         Restricted Securities
                          ----------------------------------   Stock    Underlying
Name and Principal                     Bonus  Other Annual               Options
Position                  Salary($)(1)  ($)  Compensation($) Awards ($)    (#)
------------------        ------------ ----- --------------- ---------- ----------
Leonard B. McCurdy(2)
 Chairman of the Board
 and Chief Executive
 Officer................    $10,109    $--      $137,643      $34,758    560,000
Kevin B. McCurdy,
 Executive Vice
 President..............     20,962     --       102,340       34,758    420,000
Howard Field, Vice
 President..............     25,368     --        96,978       34,758    392,000
Randall I. Bresee, Chief
 Financial Officer......        --      --           --           --         --
Andrew P. Laszlo, Senior
 Vice President,
 Business Development...        --      --           --           --         --
Mark R. Searle, Chief
 Operating Officer......        --      --           --           --         --

--------
(1) Leonard McCurdy, Kevin McCurdy and Howard Field received $10,109, $20,962 and $25,308, respectively, for fees for services rendered to us for fiscal year ended December 31, 1998.
(2) These options and stock were granted to Lanek Limited, an entity affiliated with Leonard McCurdy.

Option Grants in Last Fiscal Year and the Six Months Ended June 30, 1999

  The following table sets forth information with respect to stock options granted to each of the named executive officers during the year ended December 31, 1998, including the potential realizable value assuming an initial public offering price of $11.00 per share over the ten year term of the options based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually and subtracting from that result the total option exercise price. These assumed rates of appreciation comply with the rules of the Securities Exchange and Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependant on the future performance of our common stock. All the stock options below were fully exercisable on the date of grant and were exercised during 1998. We have never granted any stock appreciation rights.

                                        Individual Grants
                         ------------------------------------------------
                         Number of    Percent of                            Potential Realizable Value at
                         Securities Total Options                           Assumed Annual Rates of Stock
                         Underlying   Granted to   Exercise or            Price Appreciation for Option Term
                          Options    Employees in  Base Price  Expiration ----------------------------------
    Name                  Granted   Fiscal Year(1)   ($/Sh)       Date        0%         5%          10%
    ----                 ---------- -------------- ----------- ---------- ---------- ----------- -----------
Leonard B. McCurdy(2)...  560,000       29.94%       $0.002     02/12/08  $6,158,880 $10,032,871 $15,976,334
Kevin B. McCurdy........  280,000       14.97%        0.002     02/12/08   3,079,440   5,016,435   7,988,167
                          140,000        7.48%        0.002     05/31/08   1,539,720   2,508,218   3,994,083
Howard Field............  280,000       14.97%        0.002     02/12/08   3,079,440   5,016,435   7,988,167
                          112,000        5.99%        0.002     05/31/08   1,231,776   2,006,574   3,195,267
Randall I. Bresee.......      --          --            --           --
Andrew P. Laszlo........      --          --            --           --
Mark R. Searle..........      --          --            --           --

--------
(1) In 1998, we granted options to purchase an aggregate of 1,870,680 shares of common stock.
(2) These options were granted to Lanek Limited, an entity affiliated with Leonard McCurdy.

  The following table sets forth option grants to the named executive officers for the time period of January 1, 1999 to June 30, 1999.

                                                      Individual Grants
                                                --------------------------------
                                                Number of
                                                Securities
                                                Underlying   Exercise
                                                 Options      Prices  Expiration
     Name                                        Granted      ($/sh)     Date
     ----                                       ----------   -------- ----------
Leonard B. McCurdy.............................   42,000(1)   $0.18     1/1/09
                                                 336,000(2)   $0.18     2/2/09
Kevin B. McCurdy...............................   42,000(1)   $0.18     1/1/09
                                                 268,800(2)   $0.18     2/2/09
Howard Field...................................   51,445(1)   $0.18     1/1/09
                                                 168,000(2)   $0.18     2/2/09
Randall I. Bresee..............................  210,000(3)   $0.27     4/6/09
Andrew P. Laszlo...............................  301,000(1)   $0.18     1/1/09
                                                 336,000(2)   $0.18     2/2/09
                                                  28,000(1)   $0.27     4/6/09
Mark R. Searle.................................  112,000(3)   $0.18     2/2/09
                                                  56,000(3)   $0.27     4/6/09

--------
(1) These options were fully exercisable on the date of grant.
(2) These options become fully exercisable upon the completion of this offering.
(3) 25% of the shares subject to these options become exercisable upon the completion of this offering.

Option Exercises During the Last Fiscal Year

  The following table provides summary information concerning option exercises for the fiscal year ended December 31, 1998 by each of the named executive officers. The named executive officers did not hold any options as of December 31, 1998.

                                                       Shares
                                                      Acquired        Value
       Name                                        On Exercise (#) Realized ($)
       ----                                        --------------- ------------
Leonard B. McCurdy(1).............................     560,000       $137,643
Kevin B. McCurdy..................................     420,000        102,340
Howard Field......................................     392,000         96,978
Randall I. Bresee.................................         --             --
Andrew P. Laszlo..................................         --             --
Mark R. Searle....................................         --             --

--------
(1) These options were granted to Lanek Limited, an entity affiliated with Leonard McCurdy.

Stock Plans

 Amended and Restated 1998 Stock Plan

  The Board of Directors adopted the 1998 Stock Plan in December 1998 and the stockholders approved the 1998 Stock Plan in December 1998. In connection with this offering, the Board of Directors approved the amendment and restatement of the 1998 Plan in July 1999 and the stockholders approved the amendment and restatement in July 1999. The 1998 Stock Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the grant to employees, directors and consultants of nonstatutory stock options and stock purchase rights.

 Number of Shares of Common Stock Available under the 1998 Plan

  As of June 30, 1999, a total of 6,779,394 shares of common stock were reserved for issuance pursuant to the 1998 Stock Plan, of which options to acquire 6,027,386 shares were issued and outstanding as of that date. As part of the 1999 amendment and restatement of the 1998 Stock Plan, the Board of Directors and the stockholders subsequently approved an increase of 1,400,000 shares for issuance under the 1998 Stock Plan, and for annual increases in the number of shares available for issuance under the 1998 Plan, on the first day of each new fiscal year of bamboo.com beginning with fiscal 2000, equal to the lesser of 5% of the outstanding shares of common stock on the first day of the fiscal year, 2 million shares or such lesser amount as the Board of Directors may determine.

 Administration of the 1998 Stock Plan

  The 1998 Stock Plan administrator, which is the Board of Directors or a committee of the Board, administers the 1998 Stock Plan. In the case of options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code, the committee will consist of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The administrator has the power to determine the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the exercisability of the options and the form of consideration payable upon exercise.

 Options

  The administrator determines the exercise price of nonstatutory stock options granted under the 1998 Stock Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be equal to at least the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of any incentive stock option may not exceed five years. The term of all other options granted under the 1998 Stock Plan may not exceed ten years.

  After termination of an optionee's status as an employee, director or consultant of bamboo.com, an optionee generally must exercise an option granted under the 1998 Stock Plan within the time period set forth in the optionee's option agreement, or in the absence of a specified time within 3 months or within 12 months after the optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

 Stock Purchase Rights

  Stock purchase rights granted under the 1998 Stock Plan are granted at the fair market value of our common stock at the time of grant as determined by the administrator of the 1998 Stock Plan. The factors that the administrator considers include: prices paid by independent third parties in transactions involving our common stock and preferred stock; our financial condition; prospects for financing and operating performance; and milestones in the development of our business. Unless the administrator determines otherwise, the restricted stock purchase agreement entered into in connection with the exercise of the stock purchase right shall grant us a repurchase option that bamboo.com may exercise upon the voluntary or involuntary termination of the purchaser's service with bamboo.com for any reason, including death or disability. The purchase price for share repurchases pursuant to restricted stock purchase agreements shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to bamboo.com. Any repurchase option shall lapse at the rate that the administrator determines.

 Transferability of Options and Stock Purchase Rights

  An optionee generally may not transfer options and stock purchase rights granted under the 1998 Stock Plan, and only the optionee may exercise an option or stock purchase right during his or her lifetime.

 Adjustments upon Merger or Asset Sale

  The 1998 Stock Plan provides that in the event of a merger of bamboo.com with or into another corporation or a sale of substantially all of our assets, the successor corporation shall assume or substitute each option or stock purchase right. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator shall provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of fifteen days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the fifteen-day period. In addition, options granted under the 1998 Stock Plan may provide, and past grants have provided, for additional vesting in the event of a change of control of bamboo.com.

 Amendment and Termination of the 1998 Stock Plan

  Unless terminated sooner, the 1998 Stock Plan will terminate automatically in 2008. In addition, the administrator has the authority to amend, suspend or terminate the 1998 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 1998 Stock Plan.

 1999 Employee Stock Purchase Plan

  The Board of Directors adopted the 1999 Employee Stock Purchase Plan in June 1999, and the stockholders approved the Purchase Plan in July 1999.

 Number of Shares of Common Stock Available under the Purchase Plan

  A total of 700,000 shares of common stock has been reserved for issuance under the Purchase Plan. In addition, the Purchase Plan provides for annual increases in the number of shares available for issuance under the Purchase Plan on the first day of each fiscal year, beginning with fiscal 2000, equal to the lesser of 2.5% of the outstanding shares of common stock on the first day of the fiscal year, 700,000 shares or such lesser amount as may be determined by the board.

 Administration of the Purchase Plan

  The Board of Directors or a committee appointed by the board administers the Purchase Plan. The Board or its committee has full and exclusive authority to interpret the terms of the Purchase Plan and determine eligibility.

 Eligibility to Participate

  Employees are eligible to participate if they are customarily employed by bamboo.com or our subsidiary for at least 20 hours per week over five months in any calendar year. However, an employee may not be granted an option to purchase stock under the Purchase Plan if such an employee:

  . immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of bamboo.com, or

  . whose rights to purchase stock under all employee stock purchase plans of bamboo.com accrues at a rate which exceeds $25,000 worth of stock for each calendar year.

 Offering Periods and Contributions

  The Purchase Plan, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping 24 month offering periods. Each offering period includes four 6 month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which will commence on the first trading day on or after the effective date of this offering and will end on the last trading day on or before April 30, 2001.

  The Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single offering period is 10,000 shares.

 Purchase of Shares

  Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each offering period. The price of the stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or the end of the applicable purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value of the Common Stock at the beginning of the offering period, participants will be withdrawn from the current offering period and will automatically be re-enrolled in a new offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with bamboo.com.

 Transferability of Rights

  A participant may not transfer rights granted under the Purchase Plan other than by will, the laws of descent and distribution or as may be otherwise provided under the Purchase Plan.

 Adjustments upon Merger or Asset Sale

  The Purchase Plan provides that, in the event of a merger of bamboo.com with or into another corporation or a sale of substantially all of our assets, the successor corporation may assume or substitute for each outstanding right to purchase shares of Common Stock under the Purchase Plan. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened, and a new exercise date will be set.

 Amendment and Termination of the Purchase Plan

  The 1999 Purchase Plan will terminate in 2009. However, the Board of Directors has the authority to amend or terminate the Purchase Plan, except that, subject to the exceptions described in the Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under the Purchase Plan.

Employment Agreements and Change of Control Arrangements

  We have entered into employment agreements with Leonard McCurdy, Kevin McCurdy, Howard Field, and Andrew Laszlo. These agreements have initial two-year terms, and thereafter are automatically renewed on a yearly basis, absent notification by either party to the contrary. These agreements also provide that Leonard McCurdy, Kevin McCurdy, Mr. Field, and Mr. Laszlo each would be granted an option to purchase shares of our Common Stock at an exercise price of $0.18, vesting monthly over 24 months, in the following amounts: 336,000 shares, 268,800 shares, 168,000 shares and 336,000 shares, respectively. These agreements provide that these options shall become fully vested upon a change of control or the completion of this offering. These agreements provide that in the event the executive is constructively or actually terminated without cause, the executive shall be entitled to six monthly severance payments equal to one-twelfth the executive's annual base salary as of the date of termination. At the time of each monthly severance payment, Mr. Laszlo will also be entitled to one-twelfth of the bonus compensation paid to him in the preceeding fiscal year. In the event of such a termination, Leonard McCurdy and Mr. Laszlo shall also be reimbursed up to $1500 per month and Kevin McCurdy and Mr. Field shall also be reimbursed up to $750 per month for premium payments for group health coverage for up to 12 months. A full acceleration of option vesting also shall follow the constructive or actual termination of an executive without cause. If the executive is terminated within 2 years of a change in control, the executive is entitled to a lump sum payment within 10 days of such termination, instead of monthly severance payments. These agreements provide that in the event any payment or benefit by us to the executive is determined to be subject to the golden parachute excise tax rules, the executive shall be entitled to reimbursement by us in an amount sufficient to pay the excise tax and any applicable federal and state income taxes on such reimbursement. The executive's right to receive the benefits set forth above will immediately terminate if the executive competes with us during the 12 months following termination of employment or upon breach of any confidentiality agreement with us.

  In accordance with the terms of their option agreements under our 1998 Stock Plan, whether or not the options are assumed or substituted in a merger, acquisition or asset sale, each named executive officer's outstanding options, subject to vesting, shall vest and become exercisable as to 50% of the unvested shares at the time of such merger, acquisition or sale of assets.

               INTERESTS OF MANAGEMENT AND OTHERS IN TRANSACTIONS

  Since January 1, 1998, some of our directors, executive officers and affiliates have entered into transactions with us as follows:

                                                              Price
                           Date of                             per
          Name            Purchase      Type of Security     Security     Number of Securities(1)
------------------------  --------- ------------------------ --------     -----------------------
Jane McCurdy(2).........  3/31/1998       Common Stock       $   0.25(10)                 2,800
Kristy McCurdy(2).......  3/31/1998       Common Stock       $   0.25(10)                 2,800
                           4/8/1998       Common Stock       $   0.25(10)                15,400
Howard Field............  3/31/1998       Common Stock       $   0.25(10)               168,000
                           4/8/1998       Common Stock       $   0.25(10)                15,400
                          6/28/1998   Common Stock units(6)  $   0.24(10)                35,000
Lanek Limited...........  3/31/1998       Common Stock       $   0.25(10)               361,200
                          6/28/1998   Common Stock units(6)  $   0.24(10)                70,000
Lisa Field(3)...........  3/31/1998       Common Stock       $   0.25(10)                 5,600
Peter Field(3)..........  3/31/1998       Common Stock       $   0.25(10)                 5,600
Carol Smith Slavens(3)..  3/31/1998       Common Stock       $   0.25(10)                 8,400
                          12/8/1998 Series A Preferred Stock $   1.43                    35,000
Paul Slavens(3).........  3/31/1998       Common Stock       $   0.25(10)                 5,600
Mark Stephenson(4)......  2/12/1998    Option to purchase         --                    280,000
                                          Common Stock
                          5/31/1998    Option to purchase         --                    112,000
                                          Common Stock
Vestmark Limited........  6/28/1998   Common Stock units(6)  $   0.24(10)                35,000
                           4/8/1998       Common Stock       $   0.25(10)                70,000
                          5/22/1998       Common Stock             (5)                  285,600
                           1/1/1999    Option to purchase         --                      7,700
                                          Common Stock
Duncan Fortier..........  4/21/1998       Common Stock       $   0.25(10)                42,000
                           2/2/1999    Option to purchase         --                     33,600
                                          Common Stock
                           4/6/1999    Option to purchase         --                     50,400
                                          Common Stock
Jascan Investments,
Inc.(7).................  4/21/1998       Common Stock       $   0.25(10)                70,000
                          6/28/1998   Common Stock units(6)  $   0.24(10)               140,000
Walden Media and
Information Technology    2/18/1999       Convertible        $850,000       $850,000 principal;
Fund, L.P.(8)...........                  subordinated                         10% interest per
                                        promissory note                       year; convertible
                                                                                  into Series B
                                                                                preferred stock
                          3/12/1999 Series B Preferred Stock $  2.074                 1,374,204
                           5/5/1999 Series B Preferred Stock $  2.074                   482,177
Walden Japan Partners,
L.P. (8)................  3/12/1999 Series B Preferred Stock $  2.074                    96,435

                          Date of                           Price per
          Name           Purchase      Type of Security     Security  Number of Securities
------------------------ --------- ------------------------ --------- --------------------
Walden EDB Partners,
 L.P.(8)................ 3/12/1999 Series B Preferred Stock  $2.074                 96,435
Information Associates-
 II, L.P.(9)............ 3/12/1999 Series B Preferred Stock  $2.074              2,277,996
IA-II Affiliates Fund,
 L.L.C.(9).............. 3/12/1999 Series B Preferred Stock  $2.074                132,888
Intel Corporation....... 3/12/1999 Series B Preferred Stock  $2.074              1,205,440

--------
(1) The number of shares of Series A and Series B preferred stock shown in the table are adjusted to reflect the number of shares of common stock into which the preferred stock will convert upon the consummation of the offering.
(2) A relative of Leonard and Kevin McCurdy.
(3) A relative of Howard Field.
(4) Mr. Stephenson is an affiliate of Vestmark Limited and these options have been exercised prior to this offering.
(5) These shares were issued as compensation for prior services performed by Mr. Stephenson.
(6) Each unit consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of C$0.36.
(7) An entity affiliated with Duncan Fortier.
(8) Philip Sanderson is a partner of the Walden Media and Technology Fund, L.P., which is affiliated with Walden EDB Partners, L.P. and Walden Japan Partners, L.P.
(9) An affiliate of John Moragne.
(10) Each of these transactions were at C$0.36 which has been translated to US dollars using the exchange rate in effect at the date of the transaction.

  Each of the individuals listed above have entered into lockup agreements pursuant to which they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive the terms of these lockup agreements.

  On February 2, 1999, we made a secured loan in the amount of $53,750 to Mr. Laszlo for the purchase of 301,000 shares of our common stock pursuant to the stock option grant made to Mr. Laszlo on December 30, 1999. The loan accrues interest at 6% per annum and is secured by a full recourse promissory note, the 301,000 shares of our common stock and all proceeds of such shares.

  On March 12, 1999, the Company entered into a strategic alliance agreement with Intel Corporation, a greater than 5% stock holder.

  On June 1, 1999, we made a secured loan in the amount of $20,000 to Mr. Laszlo for the purchase of an aggregate of 98,000 shares of our common stock pursuant to stock option grants made to Mr. Laszlo in February 1999 and April 1999. The loan accrues interest at the rate of 6% per annum and is secured by the 98,000 shares of our common stock and all proceeds of such shares.

  On January 1, 1999 we entered into employment agreements, which contain severance provisions, with Leonard B. McCurdy, Kevin B. McCurdy, Howard Field and Andrew P. Laszlo.

  On June 11, 1999, we issued VantagePoint Venture Partners III, L.P. and VantagePoint Communication Partners, L.P., affiliates of our director James Marver and together a greater than 5% stockholder, 758,078 and 379,042 shares of common stock, respectively, and 667 and 333 shares of Series C redeemable preferred stock for an aggregate purchase price of $6,666,667 and $3,333,333, respectively.

  We have entered into indemnification agreements with our officers and directors containing provisions that require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  These individuals have entered into lock-up agreements pursuant to which we and they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive the terms of these lockup agreements.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth information with respect to beneficial ownership of our common stock, as of June 30, 1999 and as adjusted to reflect the sale of common stock offered by us pursuant to this offering and the conversion of all currently outstanding shares of convertible preferred stock into shares of common stock. The following table lists:

  . each person known by us to beneficially own more than 5% of the common stock;

  . each director;

  . each Named Executive Officer; and

  . all directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The address for each listed director and officer is c/o bamboo.com, Inc., 124 University Avenue, Palo Alto, California 94304. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants that are exercisable within 60 days of June 30, 1999, but excludes shares of common stock underlying options held by any other persons. Percentage of beneficial ownership prior to the offering is based on 16,383,650 shares of common stock outstanding as of June 30, 1999 after giving effect to the conversion of our currently outstanding Series A and Series B preferred stock. Percentage of beneficial ownership after the offering is based on 21,383,650 shares outstanding after the offering and 1,780,184 shares subject to options that become exercisable immediately upon the completion of the offering. Kevin
B. McCurdy, Howard Field, Vestmark Limited and Andrew P. Laszlo have granted the Underwriters an option to purchase up to an aggregate of 280,000 shares to cover over-allotments. If the Underwriters exercise the over-allotment options in full, each of Mr. McCurdy, Mr. Field, Vestmark Limited and Mr. Laszlo shall sell up to 140,000, 70,000, 42,000 and 28,000 shares, respectively. If such over-allotment option is exercised in full, Mr. McCurdy's, Mr. Field's, Vestmark Limited's and Mr. Laszlo's percentage of beneficial ownership of our common stock after the offering will be 5.87%, 7.46%, 3.33% and 2.66%, respectively.

                                                  Percentage of Shares
                                                   Beneficially Owned
                                     Shares       ------------------------
                                  Beneficially     Prior to       After
Name of Beneficial Owner             Owned         Offering      Offering
------------------------          ------------    ----------    ----------
Funds affiliated with Trident
 Capital
 John Moragne (1)...............    2,410,884 (2)       14.72%        10.41%
 2480 Sand Hill Road
 Menlo Park, CA 94025
Funds affiliated with Walden
 Media and Information
 Technology Fund, L.P.
 Philip Sanderson(3)............    2,049,251 (4)       12.51%         8.85%
 750 Battery Street, 7th Floor
 San Francisco, CA 94025
Funds affiliated with
 VantagePoint Venture Partners
 III L.P.
 James P. Marver(5).............    1,137,120 (6)        6.94%         4.91%
 101 Bayhill Drive, Suite 100
 San Bruno, CA 94066
Intel Corporation...............    1,205,440            7.36%         5.20%
 2200 Mission College Blvd.
 Santa Clara, CA 95052
Lanek Limited
 Leonard B. McCurdy.............    2,125,200 (7)       12.97%        10.14%
Kevin B. McCurdy................    1,363,600 (8)        8.32%         6.66%
Howard Field....................    1,741,245 (9)       10.63%         8.00%
Vestmark Limited................      825,300(10)        5.04%         3.62%
Duncan Fortier..................      456,400(11)        2.79%         2.15%
Randall I. Bresee...............            0               *          0.23%(12)
Andrew P. Laszlo................      441,000(13)        2.69%         2.87%
Mark R. Searle..................            0               *          0.18%(14)
All directors and executive
 officers as a group
 (14 persons)...................   14,004,876(15)       85.48%        64.51%

--------
   * Represents beneficial ownership of less than one percent of the common stock.

 (1) Mr. Moragne, a director of bamboo.com is a member of Trident Capital Management-II, L.L.C., the general partner of Information Associates-II, L.P. Mr. Moragne is also a member of IA-II Affiliates Fund, L.L.C. Mr. Moragne disclaims beneficial ownership of the shares held by Information Associates-II, L.P. and IA-II Affiliates Fund, L.L.C., except to the extent of his pecuniary interest therein.
 (2) Represents 2,277,996 shares held by Information Associates-II, L.P. and 132,888 shares held by IA-II Affiliates Fund L.L.C.
 (3) Mr. Sanderson, a director of bamboo.com, is a partner of Walden Media, L.L.C., the General Partner of Walden Media and Information Technology Fund, L.P. and an affiliate of Walden Japan Partners, L.P., and Walden EDB Partners, L.P. and disclaims beneficial ownership of the shares held by Walden Media and Information Technology Fund, L.P., Walden Japan Partners, L.P., and Walden EDB Partners, L.P. except to the extent of his proportionate ownership interest therein.
 (4) Represents 1,856,381 shares held by Walden Media and Information Technology Fund, L.P., 96,435 shares held by Walden Japan Partners, L.P., and 96,435 shares held by Walden EDB Partners, L.P.
 (5) Mr. Marver, a director of bamboo.com is a Managing Partner of VantagePoint Venture Partners, an entity affiliated with VantagePoint Venture Partners III, LP and VantagePoint Communications Partners, LP and disclaims beneficial ownership of the shares held by VantagePoint Venture Partners III, LP and VantagePoint Communications Partners, LP except to the extent of his proportionate ownership interest therein.
 (6) Represents 758,078 shares held by VantagePoint Venture Partners III, LP and 379,042 shares held by VantagePoint Communications Partners, LP.
 (7) Represents 1,971,200 shares held by Lanek Limited, a five percent stockholder and affiliate of Leonard McCurdy, Chairman of our Board of Directors and our Chief Executive, and 154,000 shares of common stock beneficially owned as a result of options held by Leonard McCurdy and Lanek Limited exercisable within 60 days of June 30, 1999 and includes after the offering 224,000 shares that become exercisable upon the completion of this offering.
 (8) Includes 131,600 shares of common stock beneficially owned as a result of options exercisable within 60 days of June 30, 1999 and includes after the offering 179,200 shares that become exercisable upon the completion of this offering.
 (9) Includes 107,445 shares of common stock beneficially owned as a result of options exercisable within 60 days of June 30, 1999 and includes after the offering 112,000 shares that become exercisable upon the completion of this offering.
(10) Includes 7,700 shares of common stock beneficially owned as a result of options exercisable within 60 days of June 30, 1999 and includes after the offering 12,600 shares held by Mark Stephenson, an affiliate of Vestmark Limited, that become exercisable upon the completion of this offering.
(11) Includes 350,000 shares held by Jascan Investments Corporation, an entity affiliated with Mr. Fortier and 64,400 shares of common stock beneficially owned as a result of options exercisable within 60 days of June 30, 1999 and includes after the offering 42,000 shares that become exercisable upon the completion of this offering.
(12) Includes after the offering 52,500 shares of common stock that become exercisable upon the completion of this offering.
(13) Includes 42,000 shares of common stock beneficially owned as a result of options exercisable within 60 days of June 30, 1999 and includes after the offering 224,000 shares that become exercisable upon the completion of this offering.
(14) Includes after the offering 42,000 shares of common stock that become exercisable upon the completion of this offering.
(15) Includes options to purchase shares of our common stock issued to Mr. Assaraf of which up to 154,000 are exercisable within 60 days of this prospectus. Also includes options to purchase shares of our common stock issued to Mr. Aicklen of which 95,436 are exercisable within 60 days of this prospectus. Includes after the offering options to purchase shares of our common stock issued to Mr. Assaraf of which 16,800 are exercisable upon completion of this offering and options to purchase shares of our common stock issued to Mr. Aicklen of which 33,600 are exercisable upon completion of this offering.

                          DESCRIPTION OF CAPITAL STOCK

General

  Bamboo.com's amended and restated certificate of incorporation, which will become effective upon the closing of this offering, authorizes the issuance of up to 70,000,000 shares of common stock, par value $0.001 per share, 7,421,536 shares of Class B common stock, par value $0.0001 per share and 5,001,100 shares of preferred stock, par value $0.001 per share, 1,100 shares of which shall be designated Series C redeemable preferred stock and 5,000,000 shares of which the rights and preferences of which may be established from time to time by the Board of Directors. This description is only a summary. You should refer to the amended and restated certificate of incorporation and bylaws which have been filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part. As of June 30, 1999, 9,226,766 shares of common stock were outstanding and 2,556,024 shares of preferred stock convertible into 7,156,882 shares of common stock upon the completion of this offering were issued and outstanding. As of June 30, 1999, we had 74 stockholders.

Common Stock

  Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences to which holders of Preferred Stock issued after the sale of the common stock offered hereby may be entitled, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of bamboo.com, holders of common stock would be entitled to share in bamboo.com's assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any then outstanding shares of Preferred Stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by bamboo.com in this offering, when issued and paid for, will be, fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock, which bamboo.com may designate in the future.

  We have outstanding a warrant to purchase an aggregate of 280,000 shares of our common stock at an aggregate exercise price of $400,000, which warrant shall expire December 31, 1999. The shares issuable upon the exercise of this warrant will be "restricted securities" under the Securities Act of 1933 but are entitled to the registration rights described below.

Class B Common Stock

  Each holder of Class B common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and, except as required by law, shall have voting rights and powers equal to the voting rights and powers of their common stock. There are no cumulative voting rights. Holders of Class B common stock are not entitled to dividends and are not entitled to receive any assets of the corporation upon the dissolution or liquidation of bamboo.com. Under the terms of our pairing agreement with our Canadian subsidiary, bamboo.com Canada, holders of Class B common stock must also hold an equal number of shares of Series C preferred stock of bamboo.com Canada, Inc., our subsidiary. These holders may elect at any time and for no cost to convert their bamboo.com Canada Series C preferred stock into shares of our common stock. Upon such a conversion, we are required to redeem such holders' shares of our Class B common stock for a redemption price of $0.0001 per share.

Preferred Stock

  Upon the closing of this offering, the Board of Directors will be authorized, without stockholder approval, from time to time to issue up to an aggregate of 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could either have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire a majority of the outstanding stock of bamboo.com. Bamboo.com has no present plans to issue any shares of preferred stock.

Registration Rights

  Pursuant to the terms of the Investor Rights Agreement and upon the consummation of this offering, the holders of 7,760,202 shares of the outstanding common stock or their permitted transferees are entitled to rights with respect to the registration of such shares under the Securities Act. The holders of at least 60% of the registrable securities may require us, subject to limitations, to file a registration statement covering at least 30% of the registrable securities or any lesser amount of shares if the aggregate gross offering price of at least $10 million. We are not required to effect (i) more than two such registrations pursuant to such demand registration rights; (ii) a registration within 60 days following the determination by our Board of Directors to file a registration statement; (iii) a registration during the period in which any other registration statement has been filed or has been declared effective within the prior six months; or (iv) a registration for a period not to exceed 90 days, if the Board of Directors of bamboo.com has made a good faith determination that such registration would be seriously detrimental to bamboo.com or to its stockholders. Furthermore, pursuant to the terms of the Investor Rights Agreement, the holders of the registrable securities are entitled to piggyback registration rights in connection with any registration by us of our securities for its own account or the account of other security holders. In the event that we propose to register any shares of common stock under the Securities Act, the holders of such piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares therein.

  At any time after we become eligible to file a registration statement on Form S-3, holders of $1,000,000 of registrable securities may require us to file registration statements on Form S-3 under the Securities Act with respect to their shares of common stock. We are not required to effect more than one such registration in any 12 month period.

  Each of the foregoing registration rights is subject to conditions and limitations, including the right of the underwriters in any underwritten offering to limit the number of shares of registrable securities to be included in such registration. The registration rights with respect to any holder thereof terminate upon the earlier of 5 years from the effective date of this offering or when the shares held by such holder may be sold under Rule 144 during any 90 day period. We are required to bear all of the expenses of all such registrations, except underwriting discounts and commissions. Registration of any of the registrable securities would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration. The Investor Rights Agreement also contains a commitment of bamboo.com to indemnify the holders of registration rights, subject to limitations.

  Holders of the shares of common stock issuable upon exercise of the warrant described above are entitled to piggyback registration rights.

Effect of Selected Provisions of the Certificate of Incorporation and Bylaws, and the Delaware Antitakeover Statute

  Provisions of our amended and restated certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of bamboo.com. Such provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions allow us to issue preferred stock without any vote or further action by the stockholders and eliminate the right of stockholders to act by written consent without a meeting. These provisions may make it more difficult for stockholders to take corporate actions and could have the effect of delaying or preventing a change in control of bamboo.com.

  We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, Section 203 of Delaware law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own fifteen percent or more of a corporation's voting stock. This statute could prohibit or delay the accomplishments of mergers or other takeover or change in control attempts with respect to bamboo.com and, accordingly, may discourage attempts to acquire us.

  Our amended and restated certificate of incorporation provides that, upon the closing of this offering, the Board of Directors will be divided into three classes of directors with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the Board of Directors, as the classification of the Board of Directors generally increases the difficulty of replacing a majority of the directors. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting and our bylaws eliminate the right of stockholders to call special meetings of stockholders. The amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of bamboo.com. The amendment of any of these provisions would require approval by the Board of Directors and holders of at least 66 2/3% of the outstanding common stock.

Board of Directors Vacancies

  Our bylaws authorize the board of directors to fill vacant directorships or increase the size of the Board of Directors. This may deter a stockholder from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

Stockholder Action; Special Meeting of Stockholders

  Our certificate of incorporation provides that stockholders may act only at duly called annual or special meetings of stockholders, not by written consent. Our bylaws further provide that special meetings of our stockholders may be called only by the President, Chief Executive Officer or Chairman of the Board of Directors or a majority of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

  Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days prior to the first anniversary of the date of notice of annual meeting provided with respect to the previous year's annual meeting of stockholders' provided, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than such anniversary, notice by the stockholder, to be timely, must be received before the solicitation is made. The bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may discourage stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized But Unissued Shares

  Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a tender offer, merger or otherwise.

Limitation of Liability and Indemnification Matters

  The certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the certificate provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers or is or was serving at our request as a director of or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Delaware law provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director for the following:

  . any breach of the director's duty of loyalty to us or our stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock purchases or redemptions; or

  . any transaction from which the director derived an improper personal benefit.

  Our Bylaws provide that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law.

  We believe that indemnification provisions under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws permit such indemnification. We have also entered into individual agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have applied for liability insurance for our officers and directors.

Transfer Agent and Registrar

  The transfer agent and registrar for our common stock is Norwest Bank Minnesota, National Association.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no public market for our common stock. The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

  After this offering, 21,383,650 shares of common stock will be outstanding, 21,853,650 shares if the underwriters exercise their over-allotment options in full. Of these shares, the 5,000,000 shares sold in this offering, 5,750,000 shares if the underwriters over-allotment options are exercised in full, will be freely tradable without restriction under the Securities Act except for any shares purchased by "affiliates" of bamboo.com as defined in Rule 144 under the Securities Act. The remaining 16,383,650 shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. The restricted securities generally may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

  Our officers, directors and stockholders holding 16,266,738 shares of common stock have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock for a period of 180 days after the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive any of the terms of these lock-up agreements specified in the underwriting agreement. Following the lock-up period, these shares will not be eligible for sale in the public market without registration under the Securities Act unless such sales meet the applicable conditions and restrictions of Rule 144 as described below.

  In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person, or persons whose shares are aggregated, including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  . 1% of the then-outstanding shares of common stock, and

  . the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

  Sales under Rule 144 are also subject to provisions, relating to notice and manner of sale and the availability of current public information about us. In addition, a person or persons whose shares are aggregated who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. The above summary of Rule 144 is not intended to be a complete description.

  In addition, our employees, directors, officers, advisors or consultants who were issued shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this prospectus.

  As soon as practicable following the closing of this offering, we intend to file a registration statement under the Securities Act to register 8,179,394 shares of common stock issuable upon the exercise of outstanding stock options or reserved for issuance under our stock option plan and our stock purchase plan, of which 1,780,184 shares subject to options under our stock option plan will be immediately exercisable and an additional 1,689,926 shares subject to options under our stock option plan will be exercisable within 60 days of June 30, 1999. After the effective date of such registration statement, these shares will be available for sale in the open market subject to the lock-up agreements described above and, for our affiliates, to the conditions and restrictions of Rule 144.

                                  UNDERWRITING

  We and the selling stockholders have entered into an underwriting agreement with the underwriters named below, for whom Prudential Securities Incorporated, Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, Volpe Brown Whelan & Company, LLC and E*OFFERING Corp. are acting as representatives. We, and the selling stockholders if the over-allotment options are exercised, are obligated to sell, and the underwriters are obligated to purchase, all of the shares offered on the cover page of this prospectus, if any are purchased. Subject to conditions of the underwriting agreement, each underwriter has severally agreed to purchase the shares indicated opposite its name:

                                                                        Number
  Underwriters                                                         of Shares
  ------------                                                         ---------
Prudential Securities Incorporated....................................
Dain Rauscher Wessels.................................................
Volpe Brown Whelan & Company, LLC.....................................
E*OFFERING Corp.......................................................
                                                                       ---------
  Total............................................................... 5,000,000
                                                                       =========

  The underwriters may sell more shares than the total number of shares offered on the cover page of this prospectus and they have, for a period of 30 days from the date of this prospectus, over-allotment options to purchase up to 470,000 additional shares from us and up to 280,000 additional shares from the selling stockholders. If any additional shares are purchased, the underwriters will severally purchase the shares in the same proportion as per the table above.

  The representatives of the underwriters have advised us that the shares will be offered to the public at the offering price indicated on the cover page of this prospectus. The underwriters may allow to selected dealers a concession
not in excess of $   per share and such dealers may reallow a concession not in
excess of $   per share to other dealers. After the shares are released for sale to the public, the representatives may change the offering price and the concessions. The representatives have informed us that the underwriters do not intend to sell shares to any investor who has granted them discretionary authority.

  We and the selling stockholders have agreed to pay to the underwriters the following fees, assuming both no exercise and full exercise of the underwriters' over-allotment options to purchase additional shares:

                                                       Total Fees
                                      ---------------------------------------------
                               Fee     Without Exercise of       Full Exercise
                            Per Share Over-Allotment Options Over-Allotment Options
                            --------- ---------------------- ----------------------
   Fees paid by us.........   $               $                      $
   Fees paid by selling
    stockholders...........   $               $                      $

  In addition, we estimate that we will spend approximately $1.2 million in expenses, including expenses for the selling stockholders, for this offering. We and the selling stockholders have agreed to indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of these liabilities.

  We, our officers and directors, and stockholders of bamboo.com, have entered into lockup agreements pursuant to which we and they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive the terms of these lockup agreements specified in the underwriting agreement.

  Prior to this offering, there has been no public market for our common stock. The public offering price, negotiated between us and the representatives, is based upon various factors such as our financial and operating history and condition, our prospects, the prospects for the industry we are in and prevailing market conditions.

  Prudential Securities, on behalf of the underwriters, may engage in the following activities in accordance with applicable securities rules:

  . Over-allotments involving sales in excess of the offering size, creating a short position. Prudential Securities may elect to reduce this short position by exercising some or all of the over-allotment options.

  . Stabilizing and short covering; stabilizing bids to purchase the shares are permitted if they do not exceed a specified maximum price. After the distribution of shares has been completed, short covering purchases in the open market may also reduce the short position. These activities may cause the price of the shares to be higher than would otherwise exist in the open market.

  . Penalty bids permitting the representatives to reclaim concessions from a syndicate member for the shares purchased in the stabilizing or short covering transactions that were retained by or released to the syndicate member.

  Such activities, which may be commenced and discontinued at any time, may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

  Each underwriter has represented that it has complied and will comply with all applicable laws and regulations in connection with the offer, sale or delivery of the shares and related offering materials in the United Kingdom, including:

  . the Public Offers of Securities Regulations 1995,

  . the Financial Services Act 1986, and

  . the Financial Services Act 1986, Investment Advertisements, Exemptions,
    Order 1996 (as amended).

  Prudential Securities and other underwriters have, from time to time, performed various investment banking and financial advisory services on a fee for services basis for bamboo.com. In March 1999, an entity affiliated with Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, and an entity with a business relationship with Prudential Securities each invested in our private placement purchasing an aggregate of 86,102 shares and 8,160 share respectively of our Series B preferred stock, on a pre-split basis, on the same terms and conditions as the other investors in the private placement, including price per share.

  bamboo.com has requested that the underwriters terminate the proposed directed share program by which the underwriters had reserved shares for sale at the same offering price directly to officers, directors, employees and others. bamboo.com does not believe that there is any material liability arising from these circumstances.

  Prudential Securities Incorporated facilitates the marketing of new issues online through its Prudential Securities.com communication channel. Clients of Prudential AdvisorSM, a full service brokerage program, may view offering terms and a prospectus online and place orders through their financial advisors.

  E*OFFERING Corp. is making a prospectus in electronic format available on its Internet Web site. Other than the prospectus in electronic format, the information on such Web site is not part of this prospectus or the registration statement of which the prospectus forms a part and has not been approved and/or endorsed by bamboo.com or any underwriter in such capacity and should not be relied on by prospective investors. E*OFFERING has agreed to allocate the shares that it purchases to E*TRADE Securities, Inc. for distribution to retail accounts. E*TRADE will generally allocate shares to its customers on a first come, first served basis with 100 shares allocated to each customer.

                                 LEGAL MATTERS

  The validity of the common stock offered hereby will be passed upon for bamboo.com by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. As of the date of this prospectus, WS Investment Company 98B, WS Investment Company 99A, Mario Rosati a member of Wilson Sonsini Goodrich & Rosati, P.C., and individuals and entities affiliated with Wilson Sonsini Goodrich & Rosati, P.C., beneficially own an aggregate of 179,508 shares of bamboo.com's common stock.

                                    EXPERTS

  The consolidated balance sheets of bamboo.com, Inc. as of December 31, 1997 and 1998 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 have been included herein in reliance on the report of PricewaterhouseCoopers LLP, our independent accountants, which report is given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  We have filed with the Securities and Exchange Commission, a Registration Statement on Form S-1 including the exhibits and schedules thereto under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to bamboo.com and the shares to be sold in this offering, reference is made to the Registration Statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by a more complete description of the matter involved, and each such statement shall be deemed incorporated by such reference.

  You may read and copy all or any portion of the Registration Statement or any reports, statements or other information we file at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.C., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings, including the Registration Statement will also be available to you on the Commission's Internet site (http://www.sec.gov).

  Bamboo.com intends to send to its stockholders annual reports containing audited consolidated financial statements and quarterly reports containing unaudited Consolidated Financial Statements for the first three quarters of each fiscal year.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Accountants.......................................... F-2
Consolidated Balance Sheets................................................ F-3
Consolidated Statements of Operations...................................... F-4
Consolidated Statements of Stockholders' Equity (Deficit).................. F-5
Consolidated Statements of Cash Flows...................................... F-6
Notes to Consolidated Financial Statements................................. F-7

                       Report of Independent Accountants

To the Board of Directors and Stockholders of bamboo.com, Inc. (formerly Jutvision Corporation)
 (a development stage company)

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of bamboo.com, Inc. (formerly Jutvision Corporation) (a development stage company) and its subsidiary at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1996, 1997, and 1998 and the period from November 2, 1995 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


San Jose, California
March 12, 1999, except for Note 14,
 which is as of July 19, 1999

To the Board of Directors and Stockholders of bamboo.com Inc. (formerly Jutvision Corporation)
 (a development stage company)

  The accompanying financial statements included herein reflect the approval by the Company's stockholders of the Company's 2.8-for-1 stock split of the Company's common and Class B common stock as described in Note 14. The above opinion is in the form that will be signed by PricewaterhouseCoopers LLP upon the effectiveness of such event assuming that from March 12, 1999 to the effective date of such event, no other events shall have occurred that would affect the accompanying consolidated financial statements.

PricewaterhouseCoopers LLP
San Jose, California
August 7, 1999

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS

                                 December 31,                        Pro Forma
                             ----------------------    June 30,    June 30, 1999
                               1997        1998          1999      (See Note 12)
                             ---------  -----------  ------------  -------------
                                                     (unaudited)    (unaudited)
ASSETS
Current assets:
 Cash and cash
  equivalents..............  $   3,955  $   430,097  $ 18,157,878
 Accounts receivable, net
  of allowance for doubtful
  accounts of zero in 1997,
  $1,304 in 1998 and $2,046
  in 1999 (unaudited)......      7,151       19,379        97,652
 Prepaid expenses and other
  current assets...........        --        78,979       495,599
                             ---------  -----------  ------------
  Total current assets.....     11,106      528,455    18,751,129
Property, plant and
 equipment, net............     14,263      211,663     1,692,926
Other assets...............        --        40,000       183,451
                             ---------  -----------  ------------
  Total assets.............  $  25,369  $   780,118  $ 20,627,506
                             =========  ===========  ============
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
 Accounts payable..........  $  11,777  $   133,446  $    944,260
 Accrued liabilities.......     24,206      122,104     1,005,800
 Deferred revenue..........        --           --        558,570
 Notes payable to
  stockholders.............     61,556        7,500           --
 Current portion of
  obligations under capital
  lease....................                               178,132
                             ---------  -----------  ------------
  Total current
   liabilities.............     97,539      263,050     2,686,762
 Obligations under capital
  lease, net of current
  portion..................        --           --        461,720
 Series C mandatorily
  redeemable preferred
  stock....................        --           --      4,452,398
                             ---------  -----------  ------------
  Total liabilities........     97,539      263,050     7,600,880
                             ---------  -----------  ------------
Commitments (Notes 7 and
 10)

Stockholders' equity
 (deficit):
Preferred stock: $0.001 par
 value
Series A Convertible:
 500,000 authorized
 shares....................        --           231           231           --
 Issued and outstanding:
  zero in 1997, 231,250
  shares in 1998 and 1999
  (unaudited) and zero pro
  forma (unaudited)
  (Liquidation value:
  $925,000)................
Series B Convertible:
 2,324,774 authorized
 shares....................
 Issued and outstanding:
  zero in 1997 and 1998,
  2,324,774 in 1999
  (unaudited) and zero pro
  forma (unaudited)
  (Liquidation value:
  $13,500,000).............        --           --          2,325           --
Common stock:
 $0.001 par value;
  28,000,000 authorized
  shares
 Issued and outstanding:
  zero in 1997 and 1998,
  1,805,230 in 1999
  (unaudited) and 8,962,114
  pro forma (unaudited)....        --           --          1,805  $      8,962
Class B common stock:
 $0.0001 par value;
  7,421,536 authorized
  shares
 Issued and outstanding:
  2,845,025 shares in 1997,
  7,421,536 shares in 1998,
  1999 (unaudited) and pro
  forma (unaudited)........         62          520           520           520
Additional paid in
 capital...................    160,842    2,652,982    40,946,651    40,942,050
Notes receivable from
 stockholders..............        --       (53,806)     (127,556)     (127,556)
Unearned stock-based
 compensation..............        --           --     (8,838,128)   (8,838,128)
Accumulated other
 comprehensive income
 (loss)....................        267       (9,225)        8,144         8,144
Deficit accumulated during
 the development stage.....   (233,341)  (2,073,634)  (18,967,366)  (18,967,366)
                             ---------  -----------  ------------  ------------
  Total stockholders'
   equity (deficit)........    (72,170)     517,068    13,026,626  $ 13,026,626
                             ---------  -----------  ------------  ============
  Total liabilities and
   stockholders' equity
   (deficit)...............  $  25,369  $   780,118  $ 20,627,506
                             =========  ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 From
                                                             November 2,
                                                              1995 (date
                                                                  of                                      From
                                                              inception)       Six Months Ended        November 2,
                             Years ended December 31,             to               June 30,           1995 (date of
                          ---------------------------------  December 31,  -------------------------  inception) to
                            1996       1997        1998          1998         1998          1999      June 30, 1999
                          ---------  ---------  -----------  ------------  -----------  ------------  -------------
                                                                           (unaudited)  (unaudited)    (unaudited)
Revenues................  $     --   $  45,553  $    77,410  $   122,963   $    39,391  $    536,074  $    659,037
Cost of revenues........        --      15,204       67,710       82,914        34,155       449,035       531,949
                          ---------  ---------  -----------  -----------   -----------  ------------  ------------
Gross profit............        --      30,349        9,700       40,049         5,236        87,039       127,088
Operating expenses:
 Sales and marketing....      4,784      9,672      883,469      897,925       417,485     5,768,969     6,666,894
 General and
  administrative........     61,804    122,034      723,607      907,445       406,208     3,002,080     3,909,525
 Research and
  development...........     23,829     41,567      242,917      308,313       252,954       296,480       604,793
 Stock-based
  compensation..........        --         --           --           --            --      6,955,478     6,955,478
                          ---------  ---------  -----------  -----------   -----------  ------------  ------------
 Total..................     90,417    173,273    1,849,993    2,113,683     1,076,647    16,023,007    18,136,690
                          ---------  ---------  -----------  -----------   -----------  ------------  ------------
Loss from operations....    (90,417)  (142,924)  (1,840,293)  (2,073,634)   (1,071,411)  (15,935,968)  (18,009,602)
Interest income.........        --         --           --           --            --        123,534       123,534
Interest expense........        --         --           --           --            --        (81,298)      (81,298)
                          ---------  ---------  -----------  -----------   -----------  ------------  ------------
Net loss................    (90,417)  (142,924)  (1,840,293)  (2,073,634)   (1,071,411)  (15,893,732)  (17,967,366)
Beneficial conversion
 feature of Series B
 convertible preferred
 stock..................        --         --           --           --            --     (1,000,000)   (1,000,000)
                          ---------  ---------  -----------  -----------   -----------  ------------  ------------
Net loss attributable to
 common stockholders....  $ (90,417) $(142,924) $(1,840,293) $(2,073,634)  $(1,071,411) $(16,893,732) $(18,967,366)
                          =========  =========  ===========  ===========   ===========  ============  ============
Net loss per common
 share--basic and
 diluted................     $(0.04)    $(0.05)      $(0.31)      $(0.57)       $(0.22)       $(2.14)       $(4.52)
                          =========  =========  ===========  ===========   ===========  ============  ============
Weighted average common
 shares--basic and
 diluted................  2,284,493  2,818,873    5,953,169    3,610,420     4,855,128     7,894,274     4,198,414
                          =========  =========  ===========  ===========   ===========  ============  ============
Pro forma net loss per
 common share--basic and
 diluted (unaudited)....                             $(0.30)      $(0.57)                     $(1.84)       $(4.31)
                                                ===========  ===========                ============  ============
Pro forma weighted
 average common shares--
 basic and
 diluted (unaudited)....                          6,049,884    3,640,984                   9,181,327     4,398,391
                                                ===========  ===========                ============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                               BAMBOO.COM, INC.
                       (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                        Class B                     Notes                    Accumulated
                  Preferred Stock    Common Stock     Common Stock   Additional   Receivable    Unearned        Other
                  ---------------- ---------------- ----------------   Paid In       from     Stock-Based   Comprehensive
                   Number   Amount  Number   Amount  Number   Amount   Capital   Stockholders Compensation  Income (Loss)
                  --------- ------ --------- ------ --------- ------ ----------- ------------ ------------  -------------
Common stock
issued to
founder in
November 1995...        --  $  --        --  $  --  2,240,000  $  1  $       --   $     --    $        --      $   --
Common stock
issued for cash
in December 1996
at C$0.36 per
share
(US$0.26).......        --     --        --     --    560,000    56      147,240        --             --          --
Net loss........        --     --        --     --        --    --           --         --             --          --
Other
comprehensive
loss............        --     --        --     --        --    --           --         --             --         (963)
                  --------- ------ --------- ------ ---------  ----  -----------  ---------   ------------     -------
Balance --
December 31,
1996............        --     --        --     --  2,800,000    57      147,240        --             --         (963)
Common stock
issued for cash
in July 1997 at
C$0.42 per share
(US$0.30).......        --     --        --     --     45,025     5       13,602        --             --          --
Net loss........        --     --        --     --        --    --           --         --             --          --
Other
comprehensive
income..........        --     --        --     --        --    --           --         --             --        1,230
                  --------- ------ --------- ------ ---------  ----  -----------  ---------   ------------     -------
Balance --
December 31,
1997............        --     --        --     --  2,845,025    62      160,842        --             --          267
Common stock
issued through
March to
September 1998
at fair value of
C$0.36 (US$0.24)
to C$1.07
(US$0.71).......        --     --        --     --  1,342,231   134      431,689        --             --          --
Common stock
issued for
services through
February to May
1998 at fair
value of C$0.36
(US$0.25) to
C$0.50
(US$0.36).......        --     --        --     --  1,027,600   103      325,397        --             --          --
Issuance of
options to
purchase common
stock for
services at fair
value of US$0.27
to US$0.36 per
share in
February to May
1998............        --     --        --     --        --    --       536,419        --             --          --
Common stock
issued upon
exercise of
options at $0.01
per share in
September 1998..        --     --        --     --  1,870,680   187       4,443         --             --          --
Warrants for
common stock
issued in June
1998............        --     --        --     --        --    --        23,311        --             --          --
Issuance of
warrant for
common stock for
services........        --     --        --     --        --    --       168,401        --             --          --
Common stock
issued upon
exercise of
options in
December 1998...        --     --        --     --    336,000    34      77,711     (77,745)           --          --
Settlement of
note receivable
as offset to
note payable....        --     --        --     --        --    --           --      23,939            --          --
Issuance of
Series A
convertible
preferred stock
in October and
December 1998 at
fair value of
$4.00 per
share...........    231,250    231       --     --        --    --       924,769        --             --          --
Net loss........        --     --        --     --        --    --           --         --             --          --
Other
comprehensive
loss............        --     --        --     --        --    --           --         --             --       (9,492)
                  --------- ------ --------- ------ ---------  ----  -----------  ---------   ------------     -------
Balance --
 December 31,
1998............    231,250    231       --     --  7,421,536   520    2,652,982    (53,806)           --       (9,225)
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share for cash
 in March 1999
 and May 1999...  2,013,279  2,011       --     --        --    --    11,594,881        --             --          --
Dividend
relative to
beneficial
conversion
feature related
to issuance of
Series B
preferred stock
in May 1999.....        --     --        --     --        --    --     1,000,000        --             --          --
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share on
 conversion of
 notes payable
 and settlement
 of interest
 payable in
 March 1999.....    311,495    314       --     --        --    --     1,808,538        --             --          --
Common stock
options granted
for services in
January through
June 1999.......        --     --        --     --        --    --     1,412,455        --             --          --
Unearned
employee stock-
based
compensation....        --     --        --     --        --    --    14,974,311        --     (14,974,311)        --
Amortization of
employee stock-
based
compensation....        --     --        --     --        --    --           --         --       6,647,842         --
Restricted
Common stock
issued to
service provider
in January
1999............        --     --    120,400    120       --    --       819,175        --        (819,295)        --
Amortization of
stock based
compensation for
service
provider........        --     --        --     --        --    --           --         --         307,636         --
Common stock
issued on
exercise of
stock options in
February, April
and June 1999...        --     --    434,000    434       --    --        79,566    (73,750)           --          --
Issuance of
common stock
with Series C
mandatorily
redeemable
preferred stock
in June 1999....                   1,250,830  1,251                    6,604,743        --             --          --
Net loss........        --     --        --     --        --    --           --         --             --          --
Other
comprehensive
income..........        --     --        --     --        --    --           --                        --       17,369
                  --------- ------ --------- ------ ---------  ----  -----------  ---------   ------------     -------
Balance -- June
30, 1999
(unaudited).....  2,556,024 $2,556 1,805,230 $1,805 7,421,536  $520  $40,946,651  $(127,556)  $ (8,838,128)    $ 8,144
                  ========= ====== ========= ====== =========  ====  ===========  =========   ============     =======
                    Deficit
                  Accumulated
                   During the
                  Development
                     Stage         Total
                  ------------- -------------
Common stock
issued to
founder in
November 1995...  $        --   $          1
Common stock
issued for cash
in December 1996
at C$0.36 per
share
(US$0.26).......           --        147,296
Net loss........       (90,417)      (90,417)
Other
comprehensive
loss............           --           (963)
                  ------------- -------------
Balance --
December 31,
1996............       (90,417)       55,917
Common stock
issued for cash
in July 1997 at
C$0.42 per share
(US$0.30).......           --         13,607
Net loss........      (142,924)     (142,924)
Other
comprehensive
income..........           --          1,230
                  ------------- -------------
Balance --
December 31,
1997............      (233,341)      (72,170)
Common stock
issued through
March to
September 1998
at fair value of
C$0.36 (US$0.24)
to C$1.07
(US$0.71).......           --        431,823
Common stock
issued for
services through
February to May
1998 at fair
value of C$0.36
(US$0.25) to
C$0.50
(US$0.36).......           --        325,500
Issuance of
options to
purchase common
stock for
services at fair
value of US$0.27
to US$0.36 per
share in
February to May
1998............           --        536,419
Common stock
issued upon
exercise of
options at $0.01
per share in
September 1998..           --          4,630
Warrants for
common stock
issued in June
1998............           --         23,311
Issuance of
warrant for
common stock for
services........           --        168,401
Common stock
issued upon
exercise of
options in
December 1998...           --            --
Settlement of
note receivable
as offset to
note payable....           --         23,939
Issuance of
Series A
convertible
preferred stock
in October and
December 1998 at
fair value of
$4.00 per
share...........           --        925,000
Net loss........    (1,840,293)   (1,840,293)
Other
comprehensive
loss............           --         (9,492)
                  ------------- -------------
Balance --
 December 31,
1998............    (2,073,634)      517,068
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share for cash
 in March 1999
 and May 1999...           --     11,596,892
Dividend
relative to
beneficial
conversion
feature related
to issuance of
Series B
preferred stock
in May 1999.....    (1,000,000)          --
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share on
 conversion of
 notes payable
 and settlement
 of interest
 payable in
 March 1999.....           --      1,808,852
Common stock
options granted
for services in
January through
June 1999.......           --      1,412,455
Unearned
employee stock-
based
compensation....           --            --
Amortization of
employee stock-
based
compensation....           --      6,647,842
Restricted
Common stock
issued to
service provider
in January
1999............           --            --
Amortization of
stock based
compensation for
service
provider........           --        307,636
Common stock
issued on
exercise of
stock options in
February, April
and June 1999...           --          6,250
Issuance of
common stock
with Series C
mandatorily
redeemable
preferred stock
in June 1999....           --      6,605,994
Net loss........   (15,893,732)  (15,893,732)
Other
comprehensive
income..........           --         17,369
                  ------------- -------------
Balance -- June
30, 1999
(unaudited).....  $(18,967,366) $ 13,026,626
                  ============= =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               From                                     From
                                                            November 2,                              November 2,
                                                           1995 (date of     Six Months Ended       1995 (date of
                            Years ended December 31,       inception) to         June 30,           inception) to
                         --------------------------------  December 31,  -------------------------    June 30,
                           1996      1997        1998          1998         1998          1999          1999
                         --------  ---------  -----------  ------------- -----------  ------------  -------------
                                                                         (unaudited)  (unaudited)    (unaudited)
Operating activities:
 Net loss..............  $(90,417) $(142,924) $(1,840,293)  $(2,073,634) $(1,071,411) $(15,893,732) $(17,967,366)
 Items not affecting
  cash:
 Depreciation and
  amortization.........    11,914     10,763       32,045        54,722        3,945       223,837       278,559
 Allowance for doubtful
  accounts.............       --         --         1,304         1,304          --            742         2,046
 Interest on Series C
  mandatorily
  redeemable preferred
  stock................       --         --           --            --           --         81,298        81,298
 Issuance of common
  stock in exchange for
  services.............       --         --       370,404       370,404      370,404           --        370,404
 Issuance of Series B
  convertible preferred
  stock in settlement
  of interest payable..       --         --           --            --           --          8,852         8,852
 Issuance of warrant
  for common stock for
  services.............       --         --       168,401       168,401          --            --        168,401
 Issuance of options
  for common stock for
  services.............       --         --       536,419       536,419      536,419     1,412,455     1,948,874
 Stock-based
  compensation.........       --         --           --            --           --      6,955,478     6,955,478
 Changes in assets and
  liabilities:
  Accounts receivable,
   net.................       --      (7,384)     (14,443)      (21,827)     (16,480)      (77,607)      (99,434)
  Prepaid expenses and
   other current
   assets..............       --         --       (82,982)      (82,982)      (2,447)     (418,935)     (501,917)
  Other assets.........       --         --       (40,000)      (40,000)         --       (143,451)     (183,451)
  Accounts payable.....    16,160      7,957      126,612       150,729         (335)      814,764       965,493
  Accrued liabilities..       --       8,046       93,946       101,992          --        899,029     1,001,021
  Deferred revenue.....       --         --           --            --           --        558,570       558,570
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
   Net cash used in
    operating
    activities.........   (62,343)  (123,542)    (648,587)     (834,472)    (179,905)   (5,578,700)   (6,413,172)
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
Investing activities:
 Purchase of capital
  assets...............   (30,430)    (6,458)    (219,068)     (255,956)     (26,818)   (1,241,657)   (1,497,613)
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
   Net cash used in
    investing
    activities.........   (30,430)    (6,458)    (219,068)     (255,956)     (26,818)   (1,241,657)   (1,497,613)
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
Financing activities:
 Notes payable to
  stockholders.........    77,278    (13,702)     (26,828)       36,748      (26,294)       (7,655)       29,093
 Proceeds from issuance
  of convertible notes
  payable..............       --         --           --            --           --      1,800,000     1,800,000
 Proceeds from issuance
  of common stock, net
  of issuance costs....   147,297     13,607      386,919       547,823      248,111     6,605,994     7,153,817
 Proceeds from exercise
  of common stock
  options..............       --         --         4,630         4,630          --          6,250        10,880
 Proceeds from issuance
  of Series A
  convertible preferred
  stock, net of
  issuance costs.......       --         --       925,000       925,000          --            --        925,000
 Proceeds from issuance
  of Series B
  convertible preferred
  stock, net of
  issuance costs.......       --         --           --            --           --     11,596,982    11,596,982
 Proceeds from issuance
  of Series C
  mandatorily
  redeemable preferred
  stock................       --         --           --            --           --      4,371,100     4,371,100
 Proceeds on capital
  lease obligation.....       --         --           --            --           --        204,947       204,947
 Repayments of capital
  lease obligation.....       --         --           --            --           --        (28,538)      (28,538)
 Proceeds from issuance
  of warrants..........       --         --        23,311        23,311       23,311           --         23,311
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
   Net cash provided by
    financing
    activities.........   224,575        (95)   1,313,032     1,537,512      245,128    24,549,080    26,086,592
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
Effect of exchange rate
 changes on cash.......      (963)     3,211      (19,235)      (16,987)       2,735          (942)      (17,929)
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
Increase (decrease) in
 cash during the
 period................   130,839   (126,884)     426,142       430,097       41,140    17,727,781    18,157,878
Cash and cash
 equivalents, Beginning
 of period.............       --     130,839        3,955           --         3,955       430,097           --
                         --------  ---------  -----------   -----------  -----------  ------------  ------------
Cash and cash
 equivalents, End of
 period................  $130,839  $   3,955  $   430,097   $   430,097  $    45,095  $ 18,157,878  $ 18,157,878
                         ========  =========  ===========   ===========  ===========  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

NOTE 1--NATURE OF OPERATIONS AND BASIS OF PRESENTATION:

  Bamboo.com Inc. (the "Company" or "bamboo Delaware") was incorporated on March 26, 1998 as Jutvision Corporation under the laws of the state of Delaware. The Company has a wholly owned subsidiary bamboo.com Canada Inc. ("bamboo Canada"), a company incorporated on December 23, 1998 under the laws of the province of Ontario, Canada as Jutvision Canada Inc. The Company and its subsidiary generate revenue from virtual tours of real estate properties on the Internet. Tours are produced by videotaping the inside and outside of the home or other property, processing the videotape into a complete virtual tour, and distributing the virtual tour to sites on the Internet. The virtual tours provide enhanced visual content and are integrated with multiple listing services by real estate destination web sites. The Company's markets are the United States and Canada.

  The business of the Company was previously operated as Jutvision Corporation, a company incorporated on November 2, 1995 under the laws of the Province of Ontario, Canada.

  On January 1, 1999, the Board of Directors authorized a corporate reorganization (see Note 2). Through a series of share exchange agreements, bamboo Delaware, emerged as the parent company of bamboo Canada and Jutvision Corporation was merged with bamboo Canada. Prior to the reorganization, bamboo.com did not have any operations, assets or liabilities.

  Under the terms of the reorganization, there was no change in ownership and, therefore, Jutvision Corporation, has been treated as a predecessor business and its results presented as the historic results of the Company. The predecessor business's financial statements presented herein include the results of operations and cash flows for the periods ended December 31, 1996, 1997, 1998 and the period from November 2, 1995 (date of inception) to December 31, 1998 and the balance sheets as of December 31, 1997 and 1998.

NOTE 2--REORGANIZATION:

  Each Board of Directors approved a reorganization of Jutvision Corporation, bamboo Canada and bamboo Delaware effective January 1, 1999 through the following share exchange arrangements:

a) Exchange of common stockholdings

  The common stockholders of Jutvision Corporation agreed to exchange the outstanding 7,421,536 common shares on a one-for-one basis for Series B convertible preferred shares of bamboo Canada. In addition, holders of the outstanding common stock of Jutvision Corporation also agreed to purchase on a pro-rata basis 7,421,536 Class B common shares of bamboo Delaware on a one-for-one basis for $0.0001 per share.

  Under the charters of the respective companies and under a Conversion and Pairing Agreement, between bamboo Delaware and bamboo Canada, the holders of the Series B convertible preferred stock of bamboo Canada may exchange their shares at any time on a one-for-one basis for common stock of bamboo Delaware, and the shares of the Series B will be redeemed at par value of $0.0001 per share. Common stock and Class B common stock of bamboo Delaware have identical rights and privileges with regard to voting. The Series B convertible preferred stock has voting privileges only where a separate class vote is required by law. The Series B convertible preferred stock may not be transferred without either a two-thirds vote of the existing common stockholder of bamboo Canada or approval of the Board of Directors of bamboo Canada.

  The Series B convertible preferred stock of bamboo Canada will automatically convert into common stock of bamboo Delaware if:

  . the net proceeds of an initial public offering of bamboo Delaware common stock exceeds $15,000,000; or,

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


  . there is written election by not less than two-thirds majority of the Series B holders; or

  . there is a liquidation, dissolution or winding-up of bamboo Canada.

  Due to the terms of the Conversion and Pairing Agreement, the equity interest of the Series B convertible preferred shareholders of bamboo Canada is inseparable from and substantively represents an equivalent equity interest in bamboo Delaware. Accordingly, these shares are presented as equity in the parent company in the consolidated financial statements. (See also note 14.)

b) Exchange of preferred stockholdings

  In connection with the reorganization, holders of the 231,250 outstanding Series A convertible preferred shares of Jutvision Corporation agreed to exchange their shares on a one-for-one basis for Series A convertible preferred stock of bamboo Delaware.

  On December 23, 1998, 500,000 shares of the undesignated preferred stock in bamboo Delaware were designated as Series A convertible preferred stock, having the same rights and characteristics as the Series A convertible preferred shares of Jutvision Corporation.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of consolidation

  These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

 Foreign currency translation

   The functional currency of the Company's subsidiary and Jutvision Corporation is the Canadian dollar. Accordingly, assets and liabilities are translated at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at the average rates of exchange during the year. Translation gains and losses are recorded in accumulated other comprehensive income (loss).

  In Jutvision Corporation's financial statements, monetary assets and liabilities denominated in foreign currencies were translated into the functional currency, Canadian dollars, at the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities and transactions were translated at exchange rates prevailing at the respective transaction dates. Exchange gains and losses were included in the statement of operations and comprehensive income (loss).

 Unaudited interim results

  The accompanying interim financial statements as of June 30, 1999, and for the six months ended June 30, 1998 and 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects the Company's consolidated financial position, results of operations and its cash flows as of June 30, 1999 and for the six months ended June 30, 1998 and 1999. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


 Use of estimates in the preparation of financial statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

  The Company considers all highly liquid investments with an original or remaining maturities of three months or less at the date of purchase to be cash equivalents.

 Financial instruments

  The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and notes payable to stockholders approximate fair value due to their short-term maturities.

 Certain risks and concentrations

  The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its accounts for cash and cash equivalents with one major bank in the United States and one major bank in Canada. Deposits in these banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of its cash and cash equivalents.

  The Company's revenue is derived entirely from virtual tour services. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. Four customers accounted for 41%, 28%, 19% and 12% of total accounts receivable as of December 31, 1997. Two customers accounted for 58% and 13% of total accounts receivable as of December 31, 1998. At June 30, 1999 (unaudited) 4 customers accounted for 33%, 24%, 20% and 12% of total accounts receivable. Revenues from a single customer represented 25%, 77% and 9% (unaudited) of total revenue for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 (unaudited) respectively. 100%, 100% and 10% (unaudited) of revenues were earned from customers located in Canada with accounts receivable balances denominated in Canadian dollars in the years ended December 31, 1997 and 1998, and the six months ended June 30, 1999 (unaudited).

  The Company does not list real estate on its own web site and is therefore dependent upon distribution agreements with real estate destination sites. If any of these agreements were terminated its revenue and results of operations could be adversely affected.

 Property, plant and equipment

  Property, plant and equipment are recorded at cost and depreciated on a straight line basis over the estimated lives of the assets ranging between two and five years. Leasehold improvements are amortized over the term of the lease or the estimated useful lives, whichever is shorter.

  Depreciation and amortization expense for the periods ended 1996, 1997, 1998 and from November 2, 1995 (date of inception) to December 31, 1998, was $11,914, $10,763, $32,045 and $54,722, respectively.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


 Accounting for long-lived assets

  The Company reviews property, plant and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. Recoverability is measured by comparison of its carrying amount to future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset.

 Revenue recognition

  The Company generates revenue from services provided to real estate agents that includes videotaping a home or other property, processing the videotape into a complete virtual tour and distributing the virtual tour to sites on the internet. Revenue from the sale of tours is recognized at the time a virtual tour is posted to the Web site selected by the real estate agent, provided there are no remaining significant obligations and collection of the resulting receivable is probable. The Company calculates a return provision based on historical experience and makes appropriate reserves at the time revenue is recognized.

 Stock-based compensation

  The Company has adopted the disclosure provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation." The Company has elected to continue accounting for stock-based compensation issued to employees using Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, pro forma disclosures required under SFAS No. 123 have been presented. Stock and other equity instruments issued to non-employees have been accounted for in accordance with SFAS No. 123 and valued using the Black-Scholes model.

 Income taxes

  The Company accounts for its income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

 Research and development costs

  Research and development costs are charged to operations as incurred.

 Net loss per common share

  Basic net loss per common share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of common shares issuable upon the exercise of stock options and warrants and upon conversion of Series A and Series B convertible preferred stock, are included in the diluted net loss per share computation to the extent

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

such shares are dilutive. A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per common share follows:

                                                                   From                                     From
                                                                November 2,                              November 2,
                                                               1995 (date of     Six Months Ended       1995 (date of
                              Years ended December 31,         inception) to         June 30,           inception) to
                          -----------------------------------  December 31,  -------------------------    June 30,
                             1996        1997        1998          1998         1998          1999          1999
                          ----------  ----------  -----------  ------------- -----------  ------------  -------------
                                                                             (unaudited)  (unaudited)    (unaudited)
Numerator
 Net loss attributable
  to common
  stockholders..........  $  (90,417) $ (142,924) $(1,840,293)  $(2,073,634) $(1,071,411) $(16,893,732) $(18,967,366)
                          ==========  ==========  ===========   ===========  ===========  ============  ============
Denominator
 Weighted average common
  shares -- basic and
  diluted...............   2,284,493   2,818,873    5,953,169     3,610,420    4,855,128     7,966,179     4,200,127
 Weighted average common
  shares subject to
  repurchase............         --          --           --            --           --        (71,905)       (1,713)
                          ----------  ----------  -----------   -----------  -----------  ------------  ------------
 Denominator for basic
  and diluted
  calculation...........   2,284,493   2,818,873    5,953,169     3,610,420    4,855,128     7,894,274     4,198,414
                          ----------  ----------  -----------   -----------  -----------  ------------  ------------
 Net loss per common
  share -- basic and
  diluted...............  $    (0.04) $    (0.05) $     (0.31)  $     (0.57) $     (0.22) $      (2.14) $      (4.52)
                          ==========  ==========  ===========   ===========  ===========  ============  ============

  The following table summarizes common stock equivalents that are not included in the diluted net income per share calculation of the denominator above because to do so would be antidilutive for the periods indicated:

                                                                   From                                     From
                                                                November 2,                              November 2,
                                                               1995 (date of     Six Months Ended       1995 (date of
                              Years ended December 31,         inception) to         June 30,           inception) to
                          -----------------------------------  December 31,  -------------------------    June 30,
                             1996        1997        1998          1998         1998          1999          1999
                          ----------  ----------  -----------  ------------- -----------  ------------  -------------
                                                                             (unaudited)  (unaudited)    (unaudited)
 Weighted average effect
  of common stock
  equivalents:
 Series A convertible
  preferred stock.......         --          --        96,715        30,564          --        647,500       113,746
 Series B convertible
  preferred stock.......         --          --           --            --           --        639,553        86,231
 Options to purchase
  common stock..........         --          --           --            --       365,556     4,589,980       529,411
 Warrants to purchase
  common stock..........         --          --           --            --           --        180,548           --
 Common stock subject to
  repurchase............         --          --           --            --           --         71,905         1,713
                          ----------  ----------  -----------   -----------  -----------  ------------  ------------
                                 --          --        96,715        30,564      365,556     6,129,486       731,101
                          ==========  ==========  ===========   ===========  ===========  ============  ============

 Comprehensive income (loss)

  Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive income (loss), as defined, includes all changes in equity during a period from non-owner sources.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


  The components of comprehensive income (loss) are as follows:

                                                                From                                     From
                                                             November 2,                              November 2,
                                                            1995 (date of     Six Months Ended       1995 (date of
                             Years ended December 31,       inception) to         June 30,           inception) to
                             ------------------------       December 31,  -------------------------    June 30,
                           1996        1997        1998         1998         1998          1999          1999
                         ---------  ---------- ------------ ------------- -----------  ------------  -------------
                                                                          (unaudited)  (unaudited)    (unaudited)
 Net loss............... $(90,417)  $(142,924) $(1,840,293) $(2,073,634)  $(1,071,411) $(15,893,732) $(17,967,366)
 Foreign currency
  translation
  adjustment............      (963)      1,230      (9,492)      (9,225)          773        17,369         8,144
                         ---------  ---------- ------------ ------------  -----------  ------------  ------------
 Comprehensive loss..... $(91,380)  $(141,694) $(1,849,785) $(2,082,859)  $(1,070,638) $(15,876,363) $(17,959,222)
                         =========  ========== ============ ============  ===========  ============  ============

 Recent accounting pronouncements

  In March 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

  In April 1998, AcSEC issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." This SOP provides guidance on the financial reporting of start-up costs and organization costs. It requires the costs of start-up activities and organization costs to be expensed as incurred. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-5 will have a material impact on its financial statements.

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 1999. The Company does not currently hold derivative instruments or engage in hedging activities.

NOTE 4--BALANCE SHEET ACCOUNTS:

 Property, Plant and Equipment:

                                                               1997      1998
                                                             --------  --------
   Service provider equipment............................... $    --   $197,441
   Computer equipment.......................................   32,287    44,672
   Office equipment.........................................    4,653    11,108
   Leasehold improvements...................................      --      4,100
                                                             --------  --------
                                                               36,940   257,321
   Less: Depreciation and amortization......................  (22,677)  (45,658)
                                                             --------  --------
                                                             $ 14,263  $211,663
                                                             ========  ========

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


 Accrued Liabilities:

                                                                1997     1998
                                                               ------- --------
   Accrued liabilities--trade................................. $ 4,614 $ 82,104
   Accrued marketing costs....................................  19,592      --
   Accrued salaries and benefits..............................     --    40,000
                                                               ------- --------
                                                               $24,206 $122,104
                                                               ======= ========

NOTE 5--CONVERTIBLE SUBORDINATED PROMISSORY NOTES PAYABLE:

  On February 2, 1999, the Company issued convertible subordinated promissory notes of $1,800,000, which bore interest at a rate of 10% per annum. On
March 12, 1999, the entire principal balance of $1,800,000 plus accrued interest of $8,850 was converted into 311,495 shares of Series B convertible preferred stock of the Company.

NOTE 6--PREFERRED STOCK:

  Under the Company's Certificate of Incorporation, as amended, the Company's preferred stock is issuable in series and the Company's Board of Directors, subject to stockholder approval, is authorized to determine the rights, preferences and privileges of each series. The Company has authorized 2,824,774 shares of convertible preferred stock, of which 500,000 is designated Series A convertible preferred stock ("Series A") and 2,324,774 is designated Series B convertible preferred stock ("Series B").

  On March 12, 1999, the Company issued 2,152,574 shares of Series B preferred stock, having a par value of $0.001 per share, at $5.807 per share for total cash proceeds of $10,686,011 and for conversion of notes payable and settlement of accrued interest of $1,808,850.

  The terms of Series A and Series B are as follows:

 Dividends

  The holders of Series A and Series B are entitled to dividends of $0.32 and $0.4646, respectively, per share per annum, as and when declared by the Board of Directors.

 Voting rights

  Each share of Series A and Series B entitles a holder to the number of votes per share equal to the number of shares of common stock (including fractions of a share) into which each share of Series A and Series B is convertible.

 Liquidation

  Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A and Series B shall rank in parity with each other and will be entitled to receive, in equal preference, before any distribution or payment is made to the holders of common stock, a sum equal to all declared and unpaid dividends, in addition to an amount per share of $4.00 and $5.807, respectively. In addition, Series B holders are entitled to participate pro rata based on the number of shares of common stock into which the Series B convert, along with the holders of the common stock in any surplus assets remaining after payment of the liquidation preferences. If such liquidation

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

occurs prior to December 31, 1999, this amount is limited to $8.7105 per Series B share. In the event such liquidation occurs after December 31, 1999, this amount is limited to $14.5175 per Series B share.

 Conversion

  Each share of Series A and Series B is convertible into the number of shares of common stock determined by dividing $4.00 and $5.807, respectively, by the conversion price at the time in effect for each such share of convertible preferred stock. The conversion price for Series A and Series B is $1.43 and $2.07, respectively, per share. Conversion can be requested at any time at the option of the holder.

  The convertible preferred stock would automatically convert into common stock at the conversion price relevant at that time, if the Company closes a firm commitment underwritten public offering of shares of common stock in which the aggregate price received for such shares by the Company (net of underwriting discounts, commissions and expenses) was at least $10.0 million or $4.15 per share, or upon the written election of not less than two-thirds vote of the then outstanding Series A and B.

NOTE 7--COMMON STOCK:

 Common Stock

  The Company's Certificate of Incorporation authorizes the Company to issue 10,000,000 common shares with $0.001 par value. Each common share entitles the holder to one vote. The holders of the shares of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock at the time outstanding having priority rights as to dividends.

  On September 15, 1998, the Company authorized a 1,000:1 common stock split. The effect of this stock split has been retroactively reflected throughout the financial statements.

 Class B Common Stock

  As part of the reorganization on January 1, 1999, (Note 2) the Company authorized and issued 7,421,536 Class B common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote.

 Common share units

  On June 28, 1998, the Company issued 120,000 common share units for total proceeds of $76,404, net of share issuance costs. Each unit consisted of 2.8 common shares and a warrant to purchase 2.8 common shares. The fair value of the warrants was established at $23,311 using the Black-Scholes method with the following assumptions, no annual dividend, volatility of 100%, risk free interest rate of 5.35% and term of one year. Based on the fair value of the underlying instruments within the common share unit, $53,093 of the total proceeds was allocated to common shares and the balance of $23,311 was allocated to the warrants to purchase common shares. Each warrant entitled the holder to purchase 2.8 common shares at approximately $0.23 per share on or before June 28, 1999. On December 8, 1998, the warrants were exercised to purchase 336,000 common shares for net proceeds of $77,745.

  On December 31, 1998, promissory notes pertaining to this warrant conversion were outstanding in the amount of $53,806. The promissory notes are non-interest bearing until June 28, 1999, after which interest

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

accrues at the prime rate charged from time to time by the Royal Bank of Canada, compounded semi-annually, and have no repayment terms.

 Issued for services rendered

  At various times throughout the year ended December 31, 1998, 1,027,600 common shares were issued to certain individuals, for services rendered. The fair market value of the stock issued of $325,500 was charged to results of operations and comprehensive loss.

 Stock option plan

 1998 Employee, Director and Consultant Stock Option Plan

  During 1998, the Company authorized an Employee, Director and Consultant Stock Option Plan for a total of 2,380,000 common shares. This plan became effective on January 1, 1999 once the Company was reorganized. During 1999, an additional 4,399,394 common shares were authorized under the Plan. Each option under the incentive plan allows for the purchase of common stock of the Company and expires not later than five or ten years from the date of grant, depending on the ownership of the option participants. The vesting terms of the stock options will be determined on each grant date and are generally two or three years; however, the amount of options that can be exercised per participant in any calendar year will be restricted to an aggregate fair market value of $100,000 of the underlying common stock.

  Activity under the Plan is set forth below (unaudited):

                                                               Average
                                                     Exercise  Weighted
                            Available     Options   Price Per  Exercise
                            for Grant   Outstanding   Share     Price     Amount
                            ----------  ----------- ---------- -------- ----------
   Balance, January 1,
    1999...................        --          --   $      --   $ --    $      --
   Options authorized......  6,779,394
   Options granted......... (6,500,586)  6,500,586  $0.18-3.57  $0.27    1,764,632
   Options exercised.......        --     (434,000) $     0.18  $0.18      (80,000)
   Options canceled........     39,200     (39,200) $0.27-0.54  $0.33      (12,750)
   Stock purchase rights
    granted................   (120,400)    120,400  $     0.18  $0.18       21,500
   Stock purchase rights
    exercised..............         --    (120,400) $     0.18  $0.18      (21,500)
                            ----------   ---------  ----------  -----   ----------
   Balances, June 30,
    1999...................    197,608   6,027,386  $0.18-3.57  $0.28   $1,671,882
                            ==========   =========  ==========  =====   ==========

  The options outstanding and currently exercisable by exercise price at June 30, 1999 are as follows (unaudited):

                                Options Outstanding        Options Exercisable
                         --------------------------------- --------------------
                                       Weighted
                                       Average    Weighted             Weighted
                                      Remaining   Average              Average
                           Number    Contractual  Exercise   Number    Exercise
   Exercise Price        Outstanding Life (Years)  Price   Outstanding  Price
   --------------        ----------- ------------ -------- ----------- --------
   $0.18................  4,173,786       9.8      $0.18    1,006,636   $0.18
   $0.27................  1,201,900       9.9       0.27       94,752    0.27
   $0.36................     67,200       9.8       0.36          --     0.36
   $0.54................    472,500       9.9       0.54       26,600    0.54
   $3.57................    112,000      10.0       3.57          --     3.57
                          ---------                         ---------
                          6,027,386                         1,127,988
                          =========                         =========

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


 Pro forma stock compensation

  The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") for option grants to employees. Had compensation cost been determined based on the fair value at the grant date for the awards in 1999 consistent with the provisions of SFAS No. 123, the Company's net loss for 1999 would have been as follows

                                                                 Six months
                                                               ended June 30,
                                                                    1999
                                                               --------------
   Net loss attributable to common stockholders--as reported
    (unaudited)...............................................  $(16,893,732)
   Net loss attributable to common stockholders--pro forma
    (unaudited)...............................................  $(17,046,502)
   Net loss per common share--basic and diluted as reported
    (unaudited)...............................................  $      (2.14)
   Net loss per common share--basic and diluted pro forma
    (unaudited)...............................................  $      (2.16)

  Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

 Option agreements

  On February 12, 1998, the Company issued 1,400,000 stock options to non-employees, and on May 31, 1998, the Company issued an additional 470,680 stock options to non-employees, in exchange for management services. The stock options allowed the holder to purchase one common share for $0.01 per share, expired ten years from the date of grant and vested immediately. As of December 31, 1998, all of the options had been exercised resulting in cash proceeds of $4,630.

  The fair value of each stock option granted to non-employees was estimated on the date the non-employee earned the option using the Black-Scholes option-pricing model with the following assumptions: no annual dividend, expected volatility of 55%, risk-free interest rate of 5.36%; and expected life of ten years. The weighted average fair value of stock options earned in 1998 was $0.29. The resulting values have been charged to the statement of operations and comprehensive loss in the period that services were rendered. The fair value of the stock options charged to the statement of operations and comprehensive loss in 1998 was $536,419.

 Restricted stock agreements

  In February 1999, the Company issued from the plan 120,400 shares of its common stock on exercise of stock purchase rights granted in exchange for services under restricted purchase agreements. At June 30, 1999, 95,317 (unaudited) common shares are subject to repurchase under these agreements at the option of the Company. The repurchase provision expires upon involuntary termination of the purchaser's services, an initial public offering of the common stock of the Company, or merger or reorganization of the Company.

 Warrants and commitments

  Pursuant to a marketing and distribution agreement entered into on November 11, 1998, the Company agreed to issue a stock purchase warrant once the Company was reorganized. The warrant allows the holder to purchase 280,000 shares of common stock at $1.43 per share and expires on December 31, 1999. The warrant has been recorded at its fair value of $168,401 with the costs charged to the statement of operations and comprehensive income (loss) in the year ended December 31, 1998. The fair value of the warrant was estimated using the Black-Scholes option-pricing model. The following assumptions were used in the model: no annual dividend, expected volatility of 55%, risk-free interest rate of 5.35%; and an expected life of 1.2 years.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


 Stock-based compensation (unaudited)

  In connection with certain stock option grants to employees during the six months ended June 30, 1999, the Company recorded unearned stock-based compensation totalling $15.0 million, which is being amortized over the vesting periods of the related options which is generally two to three years. Amortization of this stock-based compensation recognized during the six months ended June 30, 1999 totalled approximately $6.6 million. The total unearned stock-based compensation recorded to date will be amortized as follows: $3.5 million for the remainder of 1999; $3.4 million in 2000; $1.2 million in 2001; $280,000 in 2002 and $20,000 in 2003. 1,780,184 shares of common stock subject to options will vest immediately in the quarter in which this initial public offering is completed resulting in additional amortization of employee stock-based compensation expense of approximately $1.8 million in the quarter in which this offering is completed.

  Additionally, the Company recorded unearned stock-based compensation for restricted common stock granted to a service provider of approximately $819,000, which is being amortized over two years. Amortization of the fair value of this restricted common stock resulted in stock-based compensation of approximately $308,000 during the six months ended June 30, 1999. Quarterly amortization associated with the restricted common stock is subject to significant increase or decrease in future quarters based upon future changes in the fair value of the Company's common stock. The Company's option to repurchase lapses upon completion of this public offering if this occurs prior to the end of the two years.

NOTE 8--INCOME TAXES:

  The principal items accounting for the difference between income taxes computed at the Canadian statutory rate and the provision for income taxes are as follows:

                              December 31,
                            ---------------------
                            1996    1997    1998
                            -----   -----   -----
   Canadian statutory
    rate...................  44.5%   44.5%   44.5%
   Amounts not deductible
    for tax purposes.......  (0.6)%  (0.5)%   --
   Operating losses not
    benefited.............. (43.9)% (44.0)% (44.5)%
                            -----   -----   -----
                              --      --      --
                            =====   =====   =====

  At December 31, 1998, Jutvision Corporation had accumulated income tax losses of $1,944,259 available in Canada for carry-forward to reduce taxable income of future years, the benefit of which has not been recorded in these financial statements. The income tax losses expire as follows:

   2002.............................................................. $   82,787
   2003..............................................................    137,272
   2004..............................................................  1,724,200
                                                                      ----------
                                                                      $1,944,259
                                                                      ==========

  For Canadian federal and Ontario provincial tax purposes, Jutvision Corporation's net operating loss carryforwards are subject to certain limitations on utilization in the event of changes in ownership.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited


  Deferred tax assets are summarized as follows:

                                                             1997       1998
                                                           ---------  ---------
   Non-capital losses..................................... $  97,926  $ 865,185
   Share issue costs......................................       --       2,464
   Property, plant and equipment..........................     4,724      5,322
                                                           ---------  ---------
                                                             102,650    872,971
   Valuation allowance....................................  (102,650)  (872,971)
                                                           ---------  ---------
                                                           $     --   $     --
                                                           =========  =========

  The Company has recorded a full valuation allowance against its deferred tax assets because it believes it is more likely than not that sufficient taxable income will not be realized during the carryforward period to utilize the deferred tax asset. The valuation allowance increased by $770,321 during 1998. Realization of the future tax benefits related to the deferred tax assets is dependent upon many factors, including bamboo Canada's ability to generate taxable income in Canada within the loss carryforward periods.

NOTE 9--SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                         From                                  From
                                                      November 2,                           November 2,
                                                     1995 (date of    Six Months Ended     1995 (date of
                           Years ended December 31,  inception) to        June 30,         inception) to
                          -------------------------- December 31,  -----------------------   June 30,
                            1996     1997     1998       1998         1998        1999         1999
                          -------- -------- -------- ------------- ----------- ----------- -------------
                                                                   (unaudited) (unaudited)  (unaudited)
Supplemental disclosures
 cash flow information:
 Unearned stock based
  compensation related
  to stock options
  grants................  $    --  $    --  $    --    $    --      $    --    $6,757,240   $6,757,240
                          ======== ======== ========   ========     ========   ==========   ==========
 Property Plant and
  Equipment acquired
  under capital leases..                                                          463,443      463,443
                          ======== ======== ========   ========     ========   ==========   ==========
 Conversion of notes
  payable to Series B
  convertible preferred
  stock.................  $    --  $    --  $    --    $    --      $    --    $1,800,000   $1,800,000
                          ======== ======== ========   ========     ========   ==========   ==========
 Issuance of Series B
  convertible preferred
  stock in settlement of
  interest..............  $    --  $    --  $    --    $    --      $    --    $    8,850   $    8,850
                          ======== ======== ========   ========     ========   ==========   ==========
 Exercise of common
  stock options and
  warrants in exchange
  for note receivable...  $    --  $    --  $ 77,745   $ 77,745     $    --    $   73,750   $  131,495
                          -------- -------- --------   --------     --------   ----------   ----------
 Stock options issued
  for prepaid rent
  expense...............  $    --  $    --  $    --    $    --      $    --    $   19,629   $   19,629
                          ======== ======== ========   ========     ========   ==========   ==========
 Interest paid..........  $    --  $    --  $    --    $    --      $    --    $    9,906   $    9,906
                          ======== ======== ========   ========     ========   ==========   ==========
 Note receivable settled
  as offset of note
  payable...............  $    --  $    --  $ 23,939   $ 23,939     $    --    $      --    $   23,939
                          ======== ======== ========   ========     ========   ==========   ==========
 Common stock issued
  below fair value......  $    --  $    --  $ 44,904   $ 44,904     $ 44,904   $      --    $   44,904
                          ======== ======== ========   ========     ========   ==========   ==========
 Issuance of common
  stock for services....  $    --  $    --  $325,500   $325,500     $325,500   $  175,742   $  546,146
                          ======== ======== ========   ========     ========   ==========   ==========
 Issuance of warrant for
  common stock for
  services..............  $    --  $    --  $168,401   $168,401     $    --    $      --    $  168,401
                          ======== ======== ========   ========     ========   ==========   ==========
 Issuance of options for
  common stock for
  services..............  $    --  $    --  $536,419   $536,419     $536,419   $  742,203   $1,278,622
                          ======== ======== ========   ========     ========   ==========   ==========

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

NOTE 10--COMMITMENTS:

  The Company is obligated under leases for the rental of facilities, computer equipment and office equipment. Minimum future rental payments under the Company's current leases in effect as at December 31, 1998 are as follows:

   1999................................................................ $470,000
   2000................................................................  391,000
   2001................................................................  377,000
   2002................................................................   61,000

  Total rent expense was $733, $8,005, $39,245 and $47,983 in the years ended 1996, 1997, 1998 and for the period from November 2, 1995 date of incorporation to December 31, 1998 respectively.

Marketing and Distribution Agreements

  The Company has entered into marketing and distribution agreements with certain real estate destination Web sites to maintain certain promotional and linkage rights, and technology access in exchange for total minimum payments of $14,063,375 payable over three years. A total of $6,906,250 of the payments are noncancelable. The Company records the expenses as incurred. Under the terms of the agreements (as amended), the following minimum non-cancelable and total future payments are due beginning in April 1999:

                                                     Non Cancelable    Total
                                                     -------------- -----------
   Year ended December 31, 1999.....................   $2,250,000   $ 2,382,000
   Year ended December 31, 2000.....................    4,656,250     4,722,750
   Year ended December 31, 2001.....................          --      5,437,188
   Year ended December 31, 2002.....................          --      1,521,437
                                                       ----------   -----------
                                                       $6,906,250   $14,063,375
                                                       ==========   ===========

NOTE 11--RELATED PARTY TRANSACTIONS:

  The Company purchased capital equipment of $10,500 in 1996 and $3,500 in 1997 from a stockholder.

  Notes payable to stockholders are non-interest bearing if repaid in total, on or before June 30, 1999. If the notes are unpaid after June 30, 1999, interest will accrue at the prime rate charged by the Royal Bank of Canada, compounded semi-annually.

NOTE 12--UNAUDITED PRO FORMA NET LOSS PER COMMON SHARE AND PRO FORMA STOCKHOLDERS' EQUITY (DEFICIT):

  Upon the closing of the Company's initial public offering, all outstanding convertible preferred stock will be converted automatically into common stock. The pro forma effect of this conversion has been presented as a separate column in the Company's balance sheet, assuming the conversion had occurred as of June 30, 1999.

  Pro forma basic and diluted net loss per common share have been computed as described in Note 3 and also give effect to common equivalent shares from preferred stock that will automatically convert upon the closing of the Company's initial public offering (using the as-if-converted method) for 1998 and the six months ended June 30, 1999.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

  A reconciliation of the numerator and denominator used in the calculation of pro forma basic and fully diluted net loss per common share follows:

                                         Cumulative                  Cumulative
                                            from                        from
                                         November 2,      Six        November 2,
                              Year      1995 (date of    months     1995 (date of
                             ended      inception) to    ended      inception) to
                          December 31,  December 31,    June 30,      June 30,
                              1998          1998          1999          1999
                          ------------  ------------- ------------  -------------
                          (unaudited)    (unaudited)  (unaudited)    (unaudited)
Net loss attributable to
 common stockholders....  $(1,840,293)   $(2,073,634) $(16,893,732) $(18,967,366)
                          ===========    ===========  ============  ============
Shares used in computing
 basic and diluted net
 loss per share.........    5,953,169      3,610,420     7,894,274     4,198,414
Adjusted to reflect the
 effect of the assumed
 conversion of
 convertible preferred
 stock from the date of
 issuance:
  Series A convertible
   preferred stock......       96,715         30,564       647,500       113,746
  Series B convertible
   preferred stock......          --             --        639,553        86,231
                          -----------    -----------  ------------  ------------
                               96,715         30,564     1,287,053       199,977
                          -----------    -----------  ------------  ------------
Weighted average shares
 used in computing pro
 forma basic and diluted
 net loss per share.....    6,049,884      3,640,984     9,181,327     4,398,391
                          ===========    ===========  ============  ============
Pro forma basic and
 diluted net loss per
 share..................  $     (0.30)   $     (0.57) $      (1.84) $      (4.31)
                          ===========    ===========  ============  ============

NOTE 13--GEOGRAPHIC INFORMATION:

  The Company has adopted the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 131, or SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 31, 1997. SFAS 131 supersedes Statement of Financial Accounting Standards No. 14 of SFAS 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting and also requires interim reporting of segment information.

  Management uses one measurement of profitability for its business. The Company markets its products and related services to customers in the United States and Canada.

  Revenue and long-lived asset information by geographic area are as follows:

                                                                      Long Lived
                                                             Revenues   Assets
                                                             -------- ----------
   1998
     Canada................................................. $77,410   $ 49,427
     United States..........................................     --     162,236
                                                             -------   --------
                                                             $77,410   $211,663
                                                             =======   ========
   1997
     Canada................................................. $45,553   $ 14,263
     United States..........................................     --         --
                                                             -------   --------
                                                             $45,553   $ 14,263
                                                             =======   ========

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

NOTE 14--SUBSEQUENT EVENTS:

 Distribution Agreements

  On March 16, 1999 and July 15, 1999, the Company entered into two separate distribution agreements with real estate destination Web sites to maintain certain promotional and linkage rights. At June 30, 1999, the additional minimum future payments required under these agreements are as follows:

   Year ended December 31, 1999....................................... $360,000
   Year ended December 31, 2000.......................................  555,000
                                                                       --------
                                                                       $915,000
                                                                       ========

  In addition under the terms of the distribution agreement entered into on July 15, 1999, the Company is subject to making additional payments totaling $1,375,000 which are contingent upon the party achieving certain milestones.

 Line of Credit

  On April 16, 1999, the Company obtained up to $1.0 million in short term financing which bears interest at prime (7.75% at June 30, 1999). No advances have been drawn from this line of credit.

 Capital lease obligations

  On March 24, 1999, the Company entered into a master capital lease agreement to obtain up to $1,500,000 in capital lease financing for purchases of video equipment, office furniture and other equipment including computer hardware and software made subsequent to January 1, 1999. The available lease line expires on December 31, 1999. On April 14, 1999 and May 6, 1999, the Company committed $204,947 and $425,747, respectively in property, plant and equipment to capital lease under a sale and leaseback provision of the master capital lease agreement. At June 30, 1998, property, plant and equipment totaling $612,770 were subject to capital lease obligations.

  At June 30, 1999, the future minimum payments under these and other capital lease agreements are as follows:

   1999............................................................... $262,895
   2000...............................................................  263,962
   2001...............................................................  276,641
                                                                       --------
   Minimum lease payments.............................................  803,498
   Less amount representing interest..................................  163,646
                                                                       --------
   Principal amount of minimum lease payments.........................  639,852
   Less current portion...............................................  178,132
                                                                       --------
                                                                        461,720
                                                                       ========

 Name change

  On April 23, 1999, Jutvision Canada, Inc. changed its name to bamboo.com Canada, Inc. and Jutvision Corporation changed its name to bamboo.com, Inc.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

 Private Placements

  On May 5, 1999, the Company issued an additional 172,206 shares of Series B convertible preferred stock with a par value of $0.001 for $5.807 per share for total cash proceeds of $1,000,000. In connection with this issuance, the Company has recorded a charge of $1 million representing a beneficial conversion feature limited to the proceeds received.

  On June 7, 1999, bamboo Canada amended its articles of incorporation and the Conversion and Pairing Agreement to reflect the creation of Series C convertible preferred shares ("Series C shares"). Effective June 11, 1999, the outstanding Series B convertible preferred shares were converted to Series C convertible preferred shares. The Series C shares have substantially all of the same rights and preferences as the Series B convertible preferred shares, except that the Series C shares do not automatically convert in the event that the parent company, bamboo.com, completes an initial public offering of its stock. Under the amended conversion and pairing agreement, the Series C shares are exchangeable on a one for one basis for common stock of the parent company, bamboo.com, and the shares of the Series C will be redeemed at par value of $0.0001 per share.

  On June 11, 1999, the Company authorized 1,100 shares of its Series C mandatorily redeemable preferred stock, and entered into an agreement to sell 1,100 shares of its Series C mandatorily redeemable preferred stock and 1,250,830 shares of its common stock for total gross proceeds of $11.0 million.

 Dividends

  The holders of Series C mandatorily redeemable preferred stock are entitled to receive cumulative dividends out of any assets legally available and prior and in preference to any other securities, of $500 per share accruing annually from June 30, 2000.

 Voting rights

  The Series C mandatorily redeemable preferred stockholders are entitled to elect one director to the Board of Directors, which currently consists of six directors in total.

 Redemption

  The shares of the Series C mandatorily redeemable preferred stock may be redeemed at any time at the option of the Company by payment of an amount of $10,000 per share plus any accrued and unpaid dividends. At the option of the holders, the Company is required to redeem the stock in a single instalment after the occurrence of a redemption event. A redemption event being defined as the earliest to occur of (a) the sale of the Company's common stock in an underwritten public offering with aggregate proceeds in excess of $10 million;
(b) a change in control; or (c) June 8, 2004.

 Liquidation

  The holders of the Series C mandatorily redeemable preferred stock shall be entitled to receive prior and in preference to any other distribution, dividend or redemption payments of any assets of the company their payment of the redemption price.

  The $11.0 million of proceeds from issuance has been allocated to the Series C mandatorily redeemable preferred stock and the common stock based on their relative fair values. Accordingly, $4.4 million has been allocated to the Series C redeemable preferred stock and $6.6 million has been allocated to the common stock at June 11, 1999.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 Information as of June 30, 1999 and/or for the periods ended June 30, 1998 and
                               1999 is unaudited

The relative fair values are $8.0 million for the Series C mandatorily redeemable preferred stock and $12.1 million for the common stock. The corresponding discount of $6.6 million recognized on the Series C mandatorily redeemable preferred stock will be amortized using the effective interest rate to the statement of operations as an interest charge over the five-year period to June 8, 2004. In the six month period ended June 30, 1999 the Company recognized approximately $81,000 of the discount as an interest charge.

  Under the terms of the Series C mandatorily redeemable preferred stock agreement, such redemption would first become available upon completion of an Initial Public Offering, ("IPO") by the Company. Therefore in the quarter in which the IPO becomes effective the Series C mandatorily redeemable preferred stock may be redeemed and an additional interest charge of up to $6.5 million will be recorded to accrete the preferred stock to its redemption value of $11.0 million.

 Employee Stock Purchase Plan

  In addition, on June 9, 1999, the Board of Directors approved the 1999 Employee Stock Purchase Plan subject to stockholder approval and effectiveness of the Company's IPO Registration Statement with the Securities and Exchange Commission. On July 19, 1999, the Company's stockholders approved the adoption of the 1999 Employee Stock Purchase Plan under which 700,000 shares have been reserved for issuance.

 Initial Public Offering

  On June 9, 1999, the Company approved the issuance and sale in an underwritten public offering of the Company's common stock.

 Stock Split

  On July 19, 1999, the Company approved a 2.8 for 1 forward split of its common stock, which will be effected prior to the closing of the public offering. All common stock data and common stock option plan information has been restated to reflect the forward split.

  In addition, the conversion prices of the Company's Series A and Series B convertible preferred stock have also been adjusted to reflect the effect of the forward split.

OUR SERVICE MAKES IT SIMPLE

       [DIAGRAM THAT DETAILS THE SIX STEPS OF OUR FULL SERVICE PROCESS]

STEP 1. REAL ESTATE AGENT DECIDES TO USE BAMBOO.COM 360 VIRTUAL TOUR TO MARKET A PROPERTY.

STEP 2. REAL ESTATE AGENT CONTACTS BAMBOO.COM CALL CENTER.

STEP 3. BAMBOO.COM SERVICE PROVIDER IS SENT TO PROPERTY

STEP 4. BAMBOO.COM SERVICE PROVIDER SHOOTS VIDEO OF PROPERTY

STEP 5. VIDEO IS PROCESSED BY BAMBOO.COM

STEP 6. 360 VIRTUAL TOUR IS POSTED TO THE WEB AND EMAILED TO THE REAL ESTATE AGENT.

-------------------------------------------------------------------------------

Until      , 1999, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------



                               [Bamboo.com Logo]





                             Prudential Securities


                             Dain Rauscher Wessels
                   a division of Dain Rauscher Incorporated


                         Volpe Brown Whelan & Company


                                  E*OFFERING


                           PrudentialSecurities.com

-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq/NMS listing fee.

   SEC Registration Fee............................................. $   19,182
   NASD Filing Fee..................................................      7,786
   Nasdaq National Market Listing Fee...............................     63,725
   Printing Costs...................................................    350,000
   Legal Fees and Expenses..........................................    350,000
   Accounting Fees and Expenses.....................................    275,000
   Blue Sky Fees and Expenses.......................................     15,000
   Transfer Agent and Registrar Fees................................     25,000
   Miscellaneous....................................................     94,307
                                                                     ----------
     Total.......................................................... $1,200,000
                                                                     ==========

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of our current Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of our current Bylaws (Exhibit 3.3 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into Indemnification Agreements (Exhibit 10.1 hereto) with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among bamboo.com and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since our incorporation in November 1995, we have sold and issued the following securities:

   1. On November 2, 1995 we issued 2,240,000 shares of common stock to two founders: Kevin McCurdy and Lanek Limited, an entity controlled by Len McCurdy for an aggregate consideration of C$10.00.

   2. On December 12, 1996 we issued 112,000 shares of common stock to one U.S. investor, IBT Ventures and a total of 448,000 shares of common stock to twelve non-U.S. investors: Peter Field, Lloyd Hope, Jane McCurdy, Kristy McCurdy, Carol Slavens, Michael Slavens, Nolan Bederman, Sam Bederman, Lisa Field, Paul Slavens, Invescorp Limited, and Global Technologies for an aggregate consideration C$200,000.00.

   3. On July 31, 1997 we issued 45,024 shares of common stock to six non-U.S. investors: Lisa Field, Peter Field, Carol Slavens, Michael Slavens, Paul Slavens, Alevai Developments Limited for an aggregate consideration of C$18,759.89.

   4. On February 12, 1998 we issued 420,000 shares of common stock to three officers: Leonard McCurdy, Kevin McCurdy, Howard Field for an aggregate consideration of C$150,000, paid for by services rendered and options to purchase 1,400,000 shares of common stock at an exercise price of $.01.

   5. On March 31, 1998 we issued a total of 616,000 shares of common stock to fourteen non-U.S. investors: Nolan Bederman, Howard Field, Lisa Field, Peter Field, Lloyd Hope, Jane McCurdy, Kristy McCurdy, Carol Slavens, Michael Slavens, Paul Slavens, Lanek Limited, Invescorp Limited, and Alevai Developments Limited for an aggregate consideration of C$220,000.

   6. On April 8, 1998 we issued a total of 100,800 shares of common stock to one officer and two non- U.S. investors: Howard Field, Vestmark Limited and Kristy McCurdy, respectively, for an aggregate consideration of C$36,000.

   7. On April 13, 1998 we issued 112,000 shares of common stock to one employee, Justin Holmes, for an aggregate consideration of C$40,000.

   8. On April 21, 1998 we issued a total of 112,000 shares of common stock to one officer and one investor: Duncan Fortier and Jascan Investment Corp., respectively, for an aggregate consideration of C$40,000.

   9. On May 22, 1998 we issued a total of 495,600 shares of common stock to two investors: Pierre G. Lesperance and Mark Stephenson for an aggregate consideration of C$177,000.

  10. On June 28, 1998 we issued 120,000 units for 2.8 shares of common stock and one warrant to purchase an additional 2.8 shares of common stock to six investors: Roy Dalton, Jascan Investments Inc., Lanek Limited, Vince Oddy, Vestmark Limited, and Howard Fieldwhich were exercised for an aggregate consideration of C$120,000.

  11. On September 28, 1998 we issued a total of 37,432 shares of common stock to three investors: Donna Goldstein, Roseco Incorporated, and 421272 Ontario Limited for an aggregate consideration of C$40,104.

  12. On September 30, 1998 we issued 140,000 shares of common stock to one investor, Matthew Kunzweiler for an aggregate consideration of C$150,000.

  13. On October 20, 1998 we issued a total of 416,500 shares of Series A preferred stock to eleven investors: Braden L. Berg, Jerome Gotkin, Peter E. Jaffe, John P. Kelleher, Elizabeth Kunkel, Peter S. Lawrence, Tamar Kagan Levine, Lewis S. Kunkel, Jr. And Louise R. Kunkel, Barbara
      F. Reily, Salomon Smith Barney-Custodian for the Sep IRA of Marc S. Levine, and V.R. Investments, LP at an aggregate consideration of $595,000.

  14. On November 11, 1998 we issued a warrant to purchase 280,000 shares of common stock to one investor, RealSelect, Inc. for an exercise price of $1.43 per share.

  15. On December 8, 1998 we issued a total of 70,000 shares of Series A preferred stock to three U.S. Investors: Mario M. Rosati, W.S. Investment Company, 98B, and Matthew Kunzweiler and a total of 161,000 shares of Series A preferred stock to seven investors: Acheson Family Trust, Paula Oprica Aicklen, Charmaine Doyle, Michael J. Hemmer, Carol Smith Slavens and Darin Vest at an aggregate consideration of C$330,000.

  16. On January 1, 1999 we issued a total of 7,421,536 shares of Class B redeemable common stock to twenty-eight shareholders: 421272 Ontario Limited, Alevai Developments Limited, Nolan Bederman, Sam Bederman, Roy Dalton, Howard Field, Lisa Field, Peter Field, Duncan Fortier, Global Technology Investments Ltd., Donna Goldstein, Justin Holmes, Lloyd Hope, IBT Ventures, Jascan Investments Inc., Matthew Kunzweiler, Lanek Limited, Pierre G. Lesperance, Jane McCurdy, Kristy McCurdy, Kevin B. McCurdy, Vince Oddy, Cameron Roach, Roseco Incorporated, Carol Smith Slavens, Michael Slavens, Paul Slavens, and Vestmark Limited as part of the amalgamation and reorganization of our business as a Delaware corporation.

  17. On February 25, 1999 we issued a total of 120,400 shares of common stock to two investors: Mario M. Rosati and WS Investment Company, 99A for an aggregate consideration of $21,500.

  18. On March 12, 1999 we issued a total of 6,027,194 shares of Series B preferred stock to eighteen investors: Comstock Net Services, Inc., Dain Rauscher Wessels Investors LLC, DigaComm (JVN), L.L.C., Jerome Gotkin, Melody Kean Haller, Information Associates-II, L.P., IA-II Affiliates Fund, L.L.C., Intel Corporation, JVC Associates Partnership, Bill Kunzweiler, Peter S. Lawrence, Michael A. Berke-Trustee of the JV #1 Trust, Silicon Valley Bancshares, Michael Stefonick, Walden Media and Information Technology Fund, L.P., Walden EDB Partners, L.P., Walden Japan Partners, L.P., and WS Investment Company, 99A for an aggregate consideration of $12,499,962.37.

  19. On May 5, 1999 the Company issued 482,177 shares of Series B preferred stock to one investor, Walden Media and Information Technology Fund, L.P. for a total purchase price of $1,000,000.24.

  20. On June 11, 1999 the Company entered into an agreement to sell 1,100 shares of its Series C redeemable preferred stock and 1,250,830 shares of its common stock to five investors: GCW&F Investment Partners, HKL I, LLC, Jason Strober, VantagePoint Venture Partners III, LP, and VantagePoint Communications Partners, LP for an aggregate consideration of $11,000,000.

  21. Since our incorporation, we have issued options and stock purchase rights to purchase an aggregate of 6,620,986 shares of our common stock under the 1998 Employee Director and Consultant Stock Plan to employees, directors, and consultants with exercise prices ranging from $0.1786 to $3.5714.

  The issuances of securities described in Items 1-12 were sold Canadian dollars and are denominated above in Canadian dollars. "C$" means Canadian dollars.

  The issuances of securities described in Items 1, 3-6, 8-11 were sold to persons who were neither nationals nor residents of the United States and no facilities or instrumentalities of U.S. interstate commerce were used in connection with any offer or sale thereof.

  The number of shares of Series A and Series B preferred stock described in Items 13, 15, 18 and 19 are adjusted to reflect the number of shares of common stock into which the preferred stock will convert upon the consummation of the offering.

  The issuance of the other above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, the issuances described in Item 20 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. EXHIBITS.

    1.1 Form of Underwriting Agreement.*

    3.1 Certificate of Incorporation of Registrant as currently in effect.*

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.*

    3.3 Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
        January 1, 1999.*

    3.4 Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
        April 23, 1999.*

    3.5 Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.*

    3.6 Amended and Restated Conversion and Pairing Agreement with bamboo.com
        Canada, Inc. dated as of June 7, 1999.*

    3.7 Bylaws of Registrant as currently in effect.*
    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.*

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.*

    4.1  Specimen Common Stock Certificate.*

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.*

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.*

   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.*

   10.2 1998 Employee, Director and Consultant Stock Plan and the form agreement thereunder, as currently in effect.*

   10.3 Amended and Restated 1998 Employee, Director and Consultant Stock Plan and the Form Agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement (which supersedes the Amended and Restated 1998 Employee, Director and Consultant Stock Plan originally filed on June 14).*

   10.4  1999 Employee Stock Purchase Plan and Form of Agreements thereunder
         (which supersedes the 1999 Employee Stock Purchase Plan and form of agreements thereunder originally filed on June 14).*

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.*

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998, as amended June 11, 1999.+*

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.+*

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.+*

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.+*

   10.10 [Intentionally omitted]

   10.11 Form of bamboo.com Approved Web Pro Agreement.*

   10.12 [Intentionally omitted]

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.*

   10.14 Master lease agreement with Silicon Valley Bank dated March 24, 1999.*

   10.15 Sublease with Pete's Brewing Company dated November 2, 1998.*

   10.16 Sublease with Pete's Brewing Company dated December 1, 1998.*

   10.17 Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.*

   10.18 Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).*

   10.19 Employment Agreement with Leonard B. McCurdy.*

   10.20 Employment Agreement with Kevin B. McCurdy.*

   10.21 Employment Agreement with Andrew P. Laszlo.*

   10.22 Employment Agreement with Howard D. Field.*

   10.23 Amended and Restated Employment Agreement with Mark R. Searle dated
         June 1, 1999 (which supersedes the Employment Agreement with Mark R.
         Searle originally filed on June 14, 1999).*

   10.24 Employment Agreement with Randall I. Bresee.*

   10.25 Employment Agreement with Andrew J. Aicklen.*

   10.26 Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27,
         1999.*
   10.27 Distribution and Co-Marketing Agreement with The Equity Group dated
         May 5, 1999.*

   10.28 Distribution and Co-Marketing Agreement with Northside Realty dated
         June 3, 1999.*

   10.29 Distribution and Co-Marketing Agreement with Carlson Real Estate dated
         May 19, 1999.*

   10.30 Sales and Co-Marketing Agreement with Metropolitan Regional
         Information Systems, Inc. dated June 9, 1999.*

   10.31 Distribution and Co-Marketing Agreement with Sudler/Beliard Gordon dated May 28, 1999.*


   10.32 Distribution and Co-Marketing Agreement with Keller Williams Southwest
         Region dated May 25, 1999.*

   10.33 Distribution and Co-Marketing Agreement with Pacific Union Real Estate
         Group, Inc. dated June 9, 1999.*

   10.34 Services Agreement with The Prudential Real Estate Affiliates, Inc.
         dated June 8, 1999.*

   10.35 Non-Exclusive Distribution Agreement with Multiple Listing Service of
         Northern Illinois dated May 26, 1999.*

   10.36 Distribution and Co-Marketing Agreement with Keller Williams Fox &
         Associates dated June 10, 1999.*

   10.37 Distribution Agreement with Toronto Real Estate Board dated April 14,
         1999.*

   10.38 Distribution and Co-Marketing Agreement with John L. Scott, Inc. dated
         April 7, 1999.*

   10.39 Distribution Agreement with Windermere Real Estate Services Company dated March 17, 1999.*

   10.40 Distribution Agreement with St. Joe Real Estate Services, Inc., d/b/a
         Arvida Realty Services dated March 5, 1999.*

   10.41 Distribution Agreement with GTE Enterprise Solutions dated January 12,
         1999 as amended January 19, 1999.*

   10.42 Agreement with Loop Ventures, Inc. dated Nov. 6, 1998.*

   10.43 Access Agreement with Cendant Corporation dated July 15, 1999.+*

   10.44 RE/MAX Approved Supplier License Agreement with RE/MAX International,
         Inc. dated April 5, 1999.*

   10.45 Distribution Agreement with State-Wide Multiple Listings Service, Inc.
         dated May 27, 1999.*

   10.46 Distribution Agreement with Metrolist, Inc. dated March 16, 1999.*

   10.47 Strategic Alliance Agreement with Data Management Services, a division of Moore North America, Inc. dated July 27, 1999.*

   21.1  Subsidiaries of Registrant.*

   23.1  Consents of PricewaterhouseCoopers LLC.

   23.2  Consents of Wilson Sonsini Goodrich & Rosati, P.C. (containted in
         Exhibit 5.1)

   23.3  Consent of Dave Liniger.*

   24.1  Power of Attorney (see page II-7).*

   27.1  Financial Data Schedule.*

--------
 *Previously Filed

 +Confidential Treatment Requested

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.


Item 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on August 12, 1999.

                                             /s/ Randall I. Bresee
                                          By: _________________________________
                                                Randall I. Bresee
                                                Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
         * Leonard B. McCurdy          Chief Executive Officer,     August 12, 1999
______________________________________  Chairman and Director
          Leonard B. McCurdy

          * Kevin B. McCurdy           Executive Vice President     August 12, 1999
______________________________________  and Director
           Kevin B. McCurdy

        /s/ Randall I. Bresee          Chief Financial Officer      August 12, 1999
______________________________________
          Randall I. Bresee

           * Duncan Fortier            Director                     August 12, 1999
______________________________________
            Duncan Fortier

            * John Moragne             Director                     August 12, 1999
______________________________________
             John Moragne

          * Philip Sanderson           Director                     August 12, 1999
______________________________________
           Philip Sanderson

            * James Marver             Director                     August 12, 1999
______________________________________
             James Marver

*By:

   /s/ Randall I. Bresee
  ______________________________
        Randall I. Bresee
       (Attorney-In-Fact)

       Report of Independent Accountants on Financial Statement Schedule

To the board of Directors and Stockholders of bamboo.com Inc. (a development stage company) (formerly Jutvision Corporation):

  Our audits of the consolidated financial statements referred to in our report dated March 12, 1999, except for Note 14, which is as of July 19, 1999, appearing on page F-2 of this Form S-1 also included an audit of the financial statement schedule listed under item 16(b) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
San Jose, California
July 19, 1999

                                                                     SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS

                                                 Additions
                                                  Charged
                                      Balance at  to Cost             Balance at
                                      Beginning     and               Ending of
                                      of Period  Expenses  Deductions   Period
                                      ---------- --------- ---------- ----------
Year End December 31, 1996
 Allowance for doubtful accounts.....   $  --     $  --       $--       $  --
Year End December 31, 1997
 Allowance for doubtful accounts.....   $  --     $  --       $--       $  --
Year End December 31, 1998
 Allowance for doubtful accounts.....   $  --     $1,304      $--       $1,304
Six months ended June 30, 1999
 Allowance for doubtful accounts.....   $1,304    $  742      $--       $2,046

                                 EXHIBIT INDEX

    1.1  Form of Underwriting Agreement.*

    3.1  Certificate of Incorporation of Registrant as currently in effect.*

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.*

    3.3  Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
         January 1, 1999.*

    3.4  Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
         April 23, 1999.*

    3.5  Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.*

    3.6  Amended and Restated Conversion and Pairing Agreement with bamboo.com
         Canada, Inc. dated as of June 7, 1999.*

    3.7  Bylaws of Registrant as currently in effect.*

    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.*

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.*

    4.1  Specimen Common Stock Certificate.*

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.*

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.*

   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.*

   10.2 1998 Employee, Director and Consultant Stock Plan and the form agreement thereunder, as currently in effect.*

   10.3 Amended and Restated 1998 Employee, Director and Consultant Stock Plan and the Form Agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement (which supersedes the Amended and Restated 1998 Employee, Director and Consultant Stock Plan originally filed on June 14).*

   10.4  1999 Employee Stock Purchase Plan and Form of Agreements thereunder
         (which supersedes the 1999 Employee Stock Purchase Plan and form of agreements thereunder originally filed on June 14).*

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.*

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998, as amended June 11, 1999.+*

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.+*

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.+*

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.+*

   10.10 [Intentionally omitted]

   10.11 Form of bamboo.com Approved Web Pro Agreement.*

   10.12 [Intentionally omitted]

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.*

   10.14 Master lease agreement with Silicon Valley Bank dated March 24, 1999.*

   10.15 Sublease with Pete's Brewing Company dated November 2, 1998.*

   10.16 Sublease with Pete's Brewing Company dated December 1, 1998.*

   10.17 Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.*


   10.18 Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).*

   10.19 Employment Agreement with Leonard B. McCurdy.*

   10.20 Employment Agreement with Kevin B. McCurdy.*

   10.21 Employment Agreement with Andrew P. Laszlo.*

   10.22 Employment Agreement with Howard D. Field.*

   10.23 Amended and Restated Employment Agreement with Mark R. Searle dated
         June 1, 1999 (which supersedes the Employment Agreement with Mark R.
         Searle originally filed on June 14, 1999).*

   10.24 Employment Agreement with Randall I. Bresee.*

   10.25 Employment Agreement with Andrew J. Aicklen.*

   10.26 Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27,
         1999.*
   10.27 Distribution and Co-Marketing Agreement with The Equity Group dated
         May 5, 1999.*

   10.28 Distribution and Co-Marketing Agreement with Northside Realty dated
         June 3, 1999.*

   10.29 Distribution and Co-Marketing Agreement with Carlson Real Estate dated
         May 19, 1999.*

   10.30 Sales and Co-Marketing Agreement with Metropolitan Regional
         Information Systems, Inc. dated June 9, 1999.*

   10.31 Distribution and Co-Marketing Agreement with Sudler/Beliard Gordon dated May 28, 1999.*

   10.32 Distribution and Co-Marketing Agreement with Keller Williams Southwest
         Region dated May 25, 1999.*

   10.33 Distribution and Co-Marketing Agreement with Pacific Union Real Estate
         Group, Inc. dated June 9, 1999.*

   10.34 Services Agreement with The Prudential Real Estate Affiliates, Inc.
         dated June 8, 1999.*

   10.35 Non-Exclusive Distribution Agreement with Multiple Listing Service of
         Northern Illinois dated May 26, 1999.*

   10.36 Distribution and Co-Marketing Agreement with Keller Williams Fox &
         Associates dated June 10, 1999.*

   10.37 Distribution Agreement with Toronto Real Estate Board dated April 14,
         1999.*

   10.38 Distribution and Co-Marketing Agreement with John L. Scott, Inc. dated
         April 7, 1999.*

   10.39 Distribution Agreement with Windermere Real Estate Services Company dated March 17, 1999.*
   10.40 Distribution Agreement with St. Joe Real Estate Services, Inc., d/b/a
         Arvida Realty Services dated March 5, 1999.*

   10.41 Distribution Agreement with GTE Enterprise Solutions dated January 12,
         1999 as amended January 19, 1999.*

   10.42 Agreement with Loop Ventures, Inc. dated Nov. 6, 1998.*

   10.43 Access Agreement with Cendant Corporation dated July 15, 1999.+*

   10.44 RE/MAX Approved Supplier License Agreement with RE/MAX International,
         Inc. dated April 5, 1999.*

   10.45 Distribution Agreement with State-Wide Multiple Listings Service, Inc.
         dated May 27, 1999.*

   10.46 Distribution Agreement with Metrolist, Inc. dated March 16, 1999.*

   10.47 Strategic Alliance Agreement with Data Management Services, a division of Moore North America, Inc. dated July 27, 1999.*

   21.1  Subsidiaries of Registrant.*

   23.1  Consents of PricewaterhouseCoopers LLC.


   23.2 Consents of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
        Exhibit 5.1)

   23.3 Consents of Dave Liniger.*

   24.1 Power of Attorney (see page II-7).*

   27.1 Financial Data Schedule.*

--------
 *Previously Filed

 +Confidential Treatment Requested